Exhibit 10.1

EXECUTION ORIGINAL

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of November 5, 2012

among

ENCORE CAPITAL GROUP, INC.

as Borrower

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

SUNTRUST BANK

as Administrative Agent and Collateral Agent

BANK OF AMERICA, N.A.

as Syndication Agent

FIFTH THIRD BANK

ING CAPITAL LLC

and

MORGAN STANLEY BANK, N.A.

as Co-Documentation Agents

SUNTRUST ROBINSON HUMPHREY, INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Joint Lead Arrangers and Joint Bookrunners

i

Schedules

Schedule I-A	-	Applicable Margin and Applicable Percentage
Schedule I-B	-	Applicable Margin (Term Loan A-1)
Schedule II-A	-	Revolving Commitment and Term Loan A Commitment Amounts
Schedule II-B	-	Term Loan A-1 Commitment Amount
Schedule 2.22	-	Existing Letters of Credit
Schedule 4.8	-	Taxes
Schedule 4.14	-	Subsidiaries
Schedule 4.20	-	Material Agreements
Schedule 5.12	-	Post-Closing Obligations
Schedule 7.1(a)	-	Equipment Financing Transactions
Schedule 7.1(b)	-	Outstanding Indebtedness
Schedule 7.2	-	Liens
Schedule 7.4(a)	-	Permitted Investments
Schedule 7.4(b)	-	Existing Investments

Exhibits

Exhibit A	-	Form of Assignment and Acceptance
Exhibit B	-	Form of Borrowing Base Certificate
Exhibit C	-	Form of Revolving Credit Note
Exhibit D	-	Form of Swingline Note
Exhibit E-1	-	Form of Term Note A
Exhibit E-2	-	Form of Term Note A-1
Exhibit F-1	-	Form of U.S. Tax Compliance Certificate
Exhibit F-2	-	Form of U.S. Tax Compliance Certificate

Exhibit F-3	-	Form of U.S. Tax Compliance Certificate
Exhibit F-4	-	Form of U.S. Tax Compliance Certificate
Exhibit 2.3	-	Form of Notice of Revolving Borrowing
Exhibit 2.4	-	Form of Notice of Swingline Borrowing
Exhibit 2.7	-	Form of Notice of Conversion/Continuation
Exhibit 3.1(b)(vi)		Form of Intercreditor Agreement
Exhibit 3.1(b)(vii)	-	Form of Secretary’s Certificate
Exhibit 3.1(b)(x)	-	Form of Officer’s Certificate
Exhibit 5.1(c)	-	Form of Compliance Certificate

v

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT (this “Agreement”) is made and entered into as of November 5, 2012, by and among ENCORE CAPITAL GROUP, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as collateral agent for the Secured Parties, as issuing bank (the “Issuing Bank”) and as swingline lender (the “Swingline Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower, certain of the Lenders, certain other financial institutions and SunTrust Bank, as the Administrative Agent and Collateral Agent, are parties to that certain Credit Agreement dated as of February 8, 2010 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), pursuant to which such Lenders provided a $555,500,000 revolving credit facility in favor of the Borrower;

WHEREAS, the parties hereto desire to have Chang Hwa Commercial Bank, Ltd., New York Branch (the “Added Lender”) become a party to this Agreement in their capacity as a “Lender” and to have all rights, benefits and obligations of a Lender hereunder;

WHEREAS, the Added Lender, by executing this Agreement, desire to become a “Lender” hereunder and under the other Loan Documents with all of the rights and benefits hereunder and thereunder, and be bound by all of the terms and provisions (and subject to all of the obligations) of a Lender hereunder and thereunder; and

WHEREAS, the Borrower has requested that the Lenders amend and restate the Existing Credit Agreement to: (a) join the Added Lender in their capacity as a “Lender”; (b) continue to provide a revolving credit facility in favor of the Borrower in an aggregate principal amount equal to $425,000,000; (c) establish a term loan facility in favor of the Borrower (which will include a portion of the revolving credit facility under the Existing Credit Agreement that is being converted into a term loan) in an aggregate principal amount equal to $150,000,000; and (d) modify the Existing Credit Agreement in certain other respects; and subject to the terms and conditions of this Agreement, the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank and the Swingline Lender, are willing to do so;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Swingline Lender agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1. Definitions.

In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“2010 Prudential Senior Secured Notes” means the 7.75% Senior Secured Notes due September 17, 2017 issued by the Borrower pursuant to the terms of the Prudential Senior Secured Note Agreement in connection with the Prudential Financing described in clause (i) of the definition thereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“2011 Prudential Senior Secured Notes” means the 7.375% Senior Secured Notes due February 10, 2018 issued by the Borrower pursuant to the terms of the Prudential Senior Secured Note Agreement in connection with the Prudential Financing described in clause (ii) of the definition thereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Accounts” means and includes all of the Borrower’s and each Subsidiary’s presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Borrower or such Subsidiary to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guarantees with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

“Acquisition” means any transaction or any series of related transactions, other than a Permitted Restructuring or purchases or acquisitions of Receivables Portfolios in the ordinary course of business, consummated on or after the Closing Date, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company of any Person; provided, however, that the following shall not be considered “Acquisitions”: (a) any asset purchase consisting solely of Receivables Portfolios and (b) the purchase of stock of an entity (1) the assets of which consist solely of Receivables, (2) which has not engaged in the conduct of business and (3) which has no Indebtedness.

“Additional Lender” shall have the meaning given to such term in Section 2.24(d).

“Adjusted LIBO Rate” shall mean, with respect to each Interest Period for a Eurodollar Borrowing, the greater of (a) the rate per annum obtained by dividing (i) LIBOR for such Interest Period by (ii) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage and (b) 0%.

“Administrative Agent” shall have the meaning assigned to such term in the opening paragraph hereof, and any successor Administrative Agent appointed pursuant to the terms of this Agreement.

“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Advance Rate” means, for the period commencing on the Closing Date to the first Advance Rate Measurement Date, 33%, and, thereafter, for the period from (but not including) each Advance Rate Measurement Date to the immediately succeeding Advance Rate Measurement Date, the percentage obtained by subtracting from the Advance Rate in effect immediately prior to the first day of such period the difference (the “Cost Differential”, and which may be a positive or negative number) between:

(a) the average “Cost Per Total Dollar Collected” percentage as shown on the Borrower’s consolidated financial statements for the most recent four consecutive fiscal quarters (for which financial statements have been delivered in accordance with Section 5.1(a) or Section 5.1(b)) ending on or before such Advance Rate Measurement Date; and

(b) the average “Cost Per Total Dollar Collected” percentage as shown on the Borrower’s consolidated financial statements for the most recent four consecutive fiscal quarters (for which financial statements have been delivered in accordance with Section 5.1(a) or Section 5.1(b)) ending on or before the Advance Rate Measurement Date immediately preceding such Advance Rate Measurement Date;

; provided that if the resulting Cost Differential includes a fractional amount, the fractional portion thereof shall be ignored when determining the Cost Differential on the applicable Advance Rate Measurement Date but shall be added (or subtracted, as applicable) to the Cost Differential obtained on the following Advance Rate Measurement Date (with any resulting fractional portion again being ignored and added (or subtracted, as applicable) subsequently); provided further that, except as set forth in the immediately following proviso, in no event shall the Advance Rate ever be lower than 30% or higher than 35% and provided further that the Advance Rate to be applied with respect to the Estimated Remaining Collections from Debtor Receivables shall in all events be 55%. The Borrower shall set forth in reasonable detail the calculations of the Advance Rate on the Borrowing Base Certificate when delivered in accordance with the terms of this Agreement.

“Advance Rate Measurement Date” means each date on which the Borrower’s financial statements required to be delivered pursuant to Section 5.1(a) or Section 5.1(b) have been delivered.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

“Agents” means the Administrative Agent and the Collateral Agent.

“Aggregate Revolving Commitment” means the aggregate principal amount of the Revolving Commitments of all the Lenders, as may be increased or reduced from time to time pursuant to the terms hereof. The Aggregate Revolving Commitment as of the Closing Date is $425,000,000.

“Aggregate Revolving Credit Exposure” means, at any time, the aggregate of the outstanding Revolving Credit Exposure of all the Lenders.

“Agreement” means this Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 4.4.

“Amortized Collections” means, for any period, the aggregate amount of collections from receivable portfolios (including that portion attributable to sales of receivables) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period, in accordance with Agreement Accounting Principles, that are not included in consolidated revenues by reason of the application of such collections to principal of such receivable portfolios (for purposes of illustration only, the Amortized Collections have been most recently identified in the amount of $312,297,000 as the aggregate of “Collections applied to investment in receivable portfolios, net” and “Provision for allowances on receivable portfolios, net” in the Borrower’s consolidated statement of cash flows for the period ended December 31, 2011 as reflected in the Borrower’s Form 10-K for such period).

“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” shall mean (a) with respect to interest on all Revolving Loans and Term Loan A outstanding on such date, a percentage per annum determined by reference to the applicable Cash Flow Leverage Ratio in effect on such date as set forth on Schedule I-A and (b) with respect to interest on Term Loan A-1 outstanding on such date, a percentage per annum determined by reference to the applicable Cash Flow Leverage Ratio in effect on such date as set forth on Schedule I-B; provided, that a change in the Applicable Margin resulting from a change in the Cash Flow Leverage Ratio shall be effective on the second Business Day after the date on which the Borrower delivers the financial statements required by Section 5.1(a) or (b) and the Compliance Certificate required by Section 5.1(c); provided further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin shall be at Level III as set forth on Schedule I-A and Schedule I-B, respectively, until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin from the Closing Date until the financial statements and Compliance Certificate for the Fiscal Quarter ending September 30, 2012 are required to be delivered shall be at Level II as set forth on Schedule I-A and Schedule I-B, respectively.

“Applicable Percentage” shall mean, as of any date, with respect to the commitment fee as of such date, the percentage per annum determined by reference to the applicable Cash Flow Leverage Ratio in effect on such date as set forth on Schedule I-A; provided, that a change in the Applicable Percentage resulting from a change in the Cash Flow Leverage Ratio shall be effective on the second Business Day after the date on which the Borrower delivers the financial statements required by Section 5.1(a) or (b) and the Compliance Certificate required by Section 5.1(c); provided further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Percentage shall be at Level III as set forth on Schedule I-A until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Percentage shall be determined as provided above. Notwithstanding the foregoing, the Applicable Percentage for the commitment fee from the Closing Date until the financial statements and Compliance Certificate for the Fiscal Quarter ending September 30, 2012 are required to be delivered shall be at Level II as set forth on Schedule I-A.

“Applicable Pledge Percentage” means 100%, but 65% in the case of a pledge of capital stock of a Foreign Subsidiary to the extent a 100% pledge would cause a Deemed Dividend Problem or a Financial Assistance Problem.

“Applicable Revolver Percentage” means with respect to any Lender holding Revolving Commitments, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Revolver Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Approved Fund” shall mean any Person (other than a natural Person) that (a) is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” shall mean, collectively, SunTrust Robinson Humphrey, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their capacities as joint lead arrangers.

“Asset Sale” means, with respect to the Borrower or any Subsidiary, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a Sale and Leaseback Transaction, and including the sale or other transfer of any of the capital stock or other equity interests of such Person or any Subsidiary of such Person) to any

Person other than the Borrower or any of its Wholly-Owned Subsidiaries other than (i) the sale of Receivables in the ordinary course of business (so long as, after giving effect to each such sale, the Borrower makes the required prepayments and/or reinvestment of proceeds required under Section 2.12(a)), (ii) the sale or other disposition of any obsolete, excess, damaged or worn-out Equipment disposed of in the ordinary course of business, (iii) leases of assets in the ordinary course of business consistent with past practice and (iv) sales or dispositions of assets outside the ordinary course of business with an aggregate fair market value not to exceed, during the term of this Agreement, $20,000,000.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.

“Authorized Officer” means any of the President and Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Treasurer, Assistant Treasurer or Controller of the Borrower, or such other officer of the Borrower as may be designated by the Borrower in writing to the Administrative Agent from time to time, acting singly.

“Availability Period” shall mean the period from the Closing Date to the Revolving Commitment Termination Date.

“Banking Services” means each and any of the following bank services provided to the Borrower or any of its Subsidiaries by any Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Agreement” means any agreement entered into by the Borrower or any of its Subsidiaries in connection with Banking Services.

“Banking Services Obligations” means any and all obligations of the Borrower or any of its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Base Rate” shall mean the highest of (i) the per annum rate which the Administrative Agent publicly announces from time to time as its prime lending rate, as in effect from time to time, (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum, (iii) the Adjusted LIBO Rate determined on a daily basis for an Interest Period of one (1) month, plus one percent (1.00%) per annum and (iv) zero. The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent’s prime lending rate. Each change in the any of the rates described above in this definition shall be effective from and including the date such change is announced as being effective.

“Borrower” shall have the meaning in the introductory paragraph hereof.

“Borrowing” shall mean a borrowing consisting of (i) Loans of the same Class and Type, made, converted or continued on the same date and in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (ii) a Swingline Loan.

“Borrowing Base” means, as of any date of calculation, an amount, as set forth on the most current Borrowing Base Certificate delivered to the Administrative Agent on or prior to such date, equal to (i) the lesser of (1) the Advance Rate of Estimated Remaining Collections (exclusive of any Receivables in any Receivables Portfolio that are not Eligible Receivables) as of the last day of the month for which such Borrowing Base Certificate was provided and (2) the product of the net book value of all Receivables Portfolios acquired by any Loan Party on or after January 1, 2005 multiplied by 95%, minus (ii) the sum of (x) the aggregate principal amount outstanding in respect of the Prudential Senior Secured Notes plus (y) the aggregate principal amount outstanding in respect of the Term Loans (it being understood that the Borrowing Base Certificate provided on the date of any Credit Extension may include, on a pro forma basis, the Receivables Portfolio(s) being acquired in connection with such Credit Extension); provided, however, that, for purposes of calculating the amount specified in clause (1) above (the “Total ERC Amount”), the Advance Rate of Estimated Remaining Collections attributable to Debtor Receivables shall not at any time exceed an amount equal 35% of the Total ERC Amount (without regard to this proviso).

“Borrowing Base Certificate” means a certificate, in substantially the form of Exhibit B, setting forth the Borrowing Base and the component calculations thereof.

“Business Day” shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which banks are open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles, but excluding, solely for the fiscal year in which each Acquisition is consummated, any such expenditures of any Person or business acquired pursuant to such Acquisition.

“Capital Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Cash Collateralize” shall mean, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) to the Administrative Agent for the benefit of the holder or beneficiary of such obligations cash collateral for such obligations in Dollars (in amounts, unless otherwise specified herein, equal to 100% of face amount or stated amount such obligations), with a depository institution (which may include the Administrative Agent), and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.

“Cash Equivalent Investments” means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

“Cash Flow Leverage Ratio” shall have the meaning specified in Section 6.1.

“Change in Law” shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or for purposes of Section 2.18, by the parent corporation of such Lender or the Issuing Bank, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means: (i) the acquisition by any Person, or two or more Persons acting in concert (other than Red Mountain Capital Partners LLC, JCF FPK I LP or any affiliate thereof), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission of the United States (the “SEC”) under the Exchange Act) of 30% or more of the outstanding shares of voting stock of the Borrower; (ii) other than pursuant to a transaction permitted hereunder, the Borrower shall cease to own, directly or indirectly and free and clear of all Liens or other encumbrances, all of the outstanding shares of voting stock of the Guarantors on a fully diluted basis; (iii) the majority of the Board of Directors of the Borrower fails to consist of Continuing Directors; or (iv) the acquisition by Red Mountain Capital Partners LLC, JCF FPK I LP and/or any affiliate of either of them and/or any other Persons acting in concert with any of the foregoing Persons described in this clause (iv) of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of greater than 50% of the outstanding shares of voting stock of the Borrower. No Permitted Restructuring shall constitute a Change of Control.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Extended Revolving Loans, Swingline Loans, Term Loan A, Term Loan A-1, Incremental Term Loans or Extended Term Loans and (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Incremental Revolving Commitment, Extended Revolving Commitment, a Swingline Commitment, a Term Loan A Commitment or Term Loan A-1 Commitment.

“Closing Date” shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in accordance with Section 10.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.

“Collateral” means all Property and interests in Property now owned or hereafter acquired by the Borrower or any of its Subsidiaries in or upon which a security interest, lien or mortgage is granted (or is required to be granted pursuant to the terms hereof) in favor of the Collateral Agent pursuant to the Collateral Documents, on behalf of itself and the Secured Parties, to secure the Secured Obligations.

“Collateral Agent” means SunTrust Bank in its capacity as Collateral Agent for the Secured Parties and any successor Collateral Agent appointed pursuant to the terms of the Intercreditor Agreement.

“Collateral Documents” means all agreements, instruments and documents executed in connection with this Agreement that are intended to create or evidence Liens to secure the Secured Obligations, including, without limitation, the Pledge and Security Agreement, the Intellectual Property Security Agreements, the Mortgages and all other security agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by the Borrower or any of its Subsidiaries and delivered to the Collateral Agent, on behalf of itself and the Secured Parties, to secure the Secured Obligations.

“Collateral Shortfall Amount” is defined in Section 8.2.

“Commitment” shall mean a Revolving Commitment, an Extended Revolving Commitment, an Incremental Revolving Commitment, a Swingline Commitment or a Term Loan A Commitment, a Term Loan A-1 Commitment or any combination thereof (as the context shall permit or require).

“Compliance Certificate” shall mean a certificate from the chief financial officer or treasurer of the Borrower and containing the certifications set forth in Section 5.1(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBIT” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest

Expense (whether actual or contingent), (ii) expense for taxes paid or accrued and (iii) any extraordinary losses minus, to the extent included in Consolidated Net Income, (a) interest income, (b) any extraordinary gains, (c) the income of any JV Entity or any other Person (1) in which any Person other than the Borrower or any of its Subsidiaries has a joint interest or a partnership interest or other ownership interest and (2) to the extent the Borrower or any of its Subsidiaries does not control the Board of Directors or other governing body of such JV Entity or Person or otherwise does not control the declaration of a dividend or other distribution by such JV Entity or Person, except in each case to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such JV Entity or Person during the relevant period and (d) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or distributions (including via intercompany advances or other intercompany transactions but in each case up to and not exceeding the amount of such income) by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

“Consolidated EBITDA” means Consolidated Net Income plus, (1) to the extent not included in such revenue, Amortized Collections, and (2) to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense (whether actual or contingent), (ii) expense for taxes paid or accrued, (iii) depreciation expense, (iv) amortization expense, (v) any extraordinary losses, and (vi) non-cash charges arising from compensation expense as a result of the adoption of amendments to Agreement Accounting Principles requiring certain stock based compensation to be recorded as an expense within the Borrower’s consolidated statement of operations, minus, to the extent included in Consolidated Net Income, (a) interest income, (b) any extraordinary gains, (c) the income of any JV Entity or any other Person (1) in which any Person other than the Borrower or any of its Subsidiaries has a joint interest or a partnership interest or other ownership interest and (2) to the extent the Borrower or any of its Subsidiaries does not control the Board of Directors or other governing body of such JV Entity or Person or otherwise does not control the declaration of a dividend or other distribution by such JV Entity or Person, except in each case to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such JV Entity or Person during the relevant period and (d) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or distributions (including via intercompany advances or other intercompany transactions but in each case up to and not exceeding the amount of such income) by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

“Consolidated Funded Indebtedness” means at any time the aggregate dollar amount of Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time.

“Consolidated Indebtedness” means, at any time, the Indebtedness of the Borrower and its Subsidiaries that would be reflected on a consolidated balance sheet of Borrower prepared in accordance with Agreement Accounting Principles as of such time.

“Consolidated Interest Expense” means, with reference to any period, the interest expense and contingent interest expense of the Borrower and its Subsidiaries (including that portion attributable to Capital Leases) calculated on a consolidated basis for such period, in accordance with Agreement Accounting Principles.

“Consolidated Net Income” means, with reference to any period, (i) the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles and (ii) without duplication with the net income (or loss) described in the foregoing clause (i), the actual amount of dividends or other distributions actually paid during such period to the Borrower or any of its Subsidiaries by a JV Entity.

“Consolidated Net Worth” means at any time, with respect to any Person, the consolidated stockholders’ equity of such Person and its Subsidiaries calculated on a consolidated basis in accordance with Agreement Accounting Principles.

“Consolidated Rentals” means, with reference to any period, the Rentals of the Borrower and its Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles.

“Consolidated Tangible Assets” means Consolidated Total Assets minus any Intangible Assets.

“Consolidated Tangible Net Worth” means at any time, with respect to any Person, the consolidated stockholders’ equity of such Person and its Subsidiaries calculated on a consolidated basis in accordance with Agreement Accounting Principles minus any Intangible Assets.

“Consolidated Total Assets” means the total assets of the Borrower and its Subsidiaries calculated on a consolidated basis in accordance with Agreement Accounting Principles.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Continuing Director” means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (i) was a member of such board of directors on the Closing Date, or (ii) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Credit Extension” means the making of a Loan or the issuance of a Letter of Credit hereunder (including the deemed issuance of Existing Letters of Credit on the Closing Date).

“Debtor Receivable” means a Receivable the obligor on which is subject to a proceeding under the Bankruptcy Code of the United States of America.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Deemed Dividend Problem” means, with respect to any Foreign Subsidiary, such Foreign Subsidiary’s accumulated and undistributed earnings and profits being deemed to be repatriated to the Borrower or the applicable parent Domestic Subsidiary for U.S. federal income tax purposes and the effect of such repatriation causing adverse tax consequences to the Borrower or such parent Domestic Subsidiary, in each case as determined by the Borrower in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.

“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Interest” shall have the meaning set forth in Section 2.13(c).

“Defaulting Lender” shall mean, subject to Section 2.23(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Laws, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (ii) in the case of a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed in any such case, where such ownership or action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank, each Swingline Lender and each Lender.

“Disqualified Stock” means any capital stock or other equity interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Revolving Loan Termination Date.

“Dollar(s)” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of any Person organized under the laws of a jurisdiction located in the United States of America.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.4(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.4(b)(iii)).

“Eligible Receivables” of any Loan Party shall mean, as of any date of determination, (i) Receivables owned by a Loan Party as of the Closing Date, which Receivables were included in the Borrowing Base under the Existing Credit Agreement as of the Closing Date and (ii) Receivables purchased by a Loan Party on or after the Closing Date to the extent such Receivable is owned, or to be purchased by such Loan Party by applying the proceeds of a Credit Extension within five (5) Business Days of the making of such Credit Extension, and in the case of both (i) and (ii) that is payable in Dollars and in which the Collateral Agent has, or upon purchase by such Loan Party, will have, for the benefit of the Secured Parties, a first-priority perfected security interest pursuant to the Collateral Documents, other than any such Receivable:

(a) that is not an existing obligation for which sufficient consideration has been given;

(b) with respect to which such Loan Party does not (or will not, upon the closing of the relevant purchase thereof) have good and marketable title pursuant to a legal, valid and binding bill of sale or purchase agreement entered into by such Loan Party or assignment to such Loan Party;

(c) that has been repurchased by, or returned or put-back to, the Person from whom such Loan Party acquired such Receivable and such Receivable has not subsequently been replaced with a new Receivable of at least comparable value acquired from such Person;

(d) all or any portion of which is subject to any Lien (except the Lien in favor of the Collateral Agent under the Collateral Documents);

(e) that is due from or has been originated by any Subsidiary or Encore Affiliate;

(f) that is not a type of collateral for which a security interest can be perfected by filing pursuant to Article 9 of the Uniform Commercial Code as then in effect in the State of New York; and

(g) that is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the United States of America unless such Receivable is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of the Collateral Agent or (ii) the government of the United States of America, or any department, agency, public corporation, or instrumentality or any agency or instrumentality thereof, including any agency or instrumentality which is obligated to make payment with respect to Medicare, Medicaid or other Receivables representing amounts owing under any other program established by federal, State, county, municipal or other local law which requires that payments for healthcare services be made to the provider of such services in order to comply with any applicable “anti-assignment” provisions, provider agreement or federal, State, county, municipal or other local law, rule or regulation.

“Encore Affiliate” means any Person directly or indirectly controlling, controlled by or under common control with the Borrower. A Person shall be deemed to control another Person if the controlling Person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 10% or more of any class of voting securities (or other ownership interests) of the controlled Person and possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Equipment” means all of the Borrower’s and each Subsidiary’s present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

“Equipment Financing Transactions” means the secured equipment financing arrangements of the Loan Parties set forth on Schedule 7.1(a).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute including any regulations promulgated thereunder.

“Estimated Remaining Collections” means, as of any date, the aggregate amount of gross remaining cash collections which any Loan Party anticipates to receive from a Receivables Portfolio or as otherwise referred to by the Borrower as the total amount of “Estimated Remaining Gross Collections”, determined and reported by the Borrower pursuant to its financial statements and other reporting to the Lenders as described in Section 5.1 (it being understood and agreed that (i) such amount shall be calculated by the Borrower in accordance with Agreement Accounting Principles and in a manner consistent with the Borrower’s past practice and with the methodology used in the reporting of Estimated Remaining Collections in the Borrower’s public filings with the Securities and Exchange Commission, (ii) the manner and method of computing Estimated Remaining Collections and all assumptions made in connection therewith shall be explained to each Lender in reasonably full detail upon such Lender’s request and (iii) any deviation from the current method and assumptions used in computing Estimated Remaining Collections are subject to approval by the Supermajority Lenders in their discretion).

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurodollar Reserve Percentage” shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100th of 1%) in effect on any day to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any

Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities” under Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Event of Default” shall have the meaning provided in ARTICLE VIII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Subsidiaries” means the JV Entities and any other successor or transferee JV Entities created in connection with a Permitted Restructuring.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.27) or (ii) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” shall have the meaning assigned to such term in the first recital hereof.

“Existing Financing Arrangements” means financing arrangements of the Borrower or any Subsidiary (other than the transactions under the Loan Documents and the Equipment Financing Transactions) in effect on the Closing Date, including without limitation under the Existing Credit Agreement.

“Existing Letters of Credit” means the letters of credit issued and outstanding under the Existing Credit Agreement as set forth on Schedule 2.22.

“Extended Revolving Commitment” has the meaning assigned to such term in Section 2.25(a).

“Extended Revolving Loan” shall mean the Revolving Loans of any Lender that agrees to an extension of such Revolving Loans pursuant to an Extension.

“Extended Term Loans” has the meaning assigned to such term in Section 2.25(a).

“Extending Term Lender” has the meaning assigned to such term in Section 2.25(a).

“Extension” has the meaning assigned to such term in Section 2.25(a).

“Extension Offer” has the meaning assigned to such term in Section 2.25(a).

“Facility” shall mean, individually, each of the Term Loan Facility and the Revolving Facility and the Term Loan Facility and the Revolving Facility are collectively referred to herein as the “Facilities”.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 147(b)(1) of the Code.

“Fee Letter” shall mean that certain fee letter, dated as of September 7, 2012, executed by SunTrust Robinson Humphrey, Inc. and SunTrust Bank and accepted by the Borrower.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“Financial Assistance Problem” means, with respect to any Foreign Subsidiary, the inability of such Foreign Subsidiary to become a Guarantor or to permit its capital stock from being pledged pursuant to a pledge agreement on account of legal or financial limitations imposed by the jurisdiction of organization of such Foreign Subsidiary or other relevant jurisdictions having authority over such Foreign Subsidiary, in each case as determined by the Borrower in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.

“Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (ii) any Rate Management Transaction; provided that any Permitted

Indebtedness Hedge shall not be a Financial Contract so long as such Permitted Indebtedness Hedge relates to capital stock of Borrower.

“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Borrower and its Domestic Subsidiaries directly owns or controls more than 50% of such Foreign Subsidiary’s issued and outstanding equity interests.

“Foreign Lender” shall mean (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary of any Person which is not a Domestic Subsidiary of such Person.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s LC Exposure with respect to Letters of Credit issued by the Issuing Bank other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Swingline Exposure other than Swingline Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Governmental Authority” means any nation or government, any foreign, federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including any central bank or any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank.

“Guarantor” means each Subsidiary of the Borrower which is a party to the Guaranty Agreement, including each Subsidiary of the Borrower which becomes a party to the Guaranty Agreement pursuant to a joinder or other supplement thereto.

“Guaranty Agreement” means the Amended and Restated Guaranty Agreement, dated as of the Closing Date, made by the Guarantors in favor of the Administrative Agent for the benefit of the Holders of Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Holders of Obligations” means the holders of the Obligations from time to time and shall refer to (i) each Lender in respect of its Loans, (ii) the Issuing Bank in respect of Reimbursement Obligations, (iii) the Administrative Agent, the Lenders and the Issuing Bank in respect of all other present and future obligations and liabilities of the Borrower or any of its Domestic Subsidiaries of every type and description arising under or in connection with this Agreement or any other Loan Document, (iv) each Lender (or affiliate thereof), in respect of all Rate Management Obligations and Banking Services Obligations of the Borrower or any of its Subsidiaries to such Lender (or such affiliate) as exchange party or counterparty under any Rate Management Transaction or in connection with any Banking Services Agreements, as applicable, and (v) their respective successors, transferees and assigns.

“Holders of Prudential Note Obligations” means the holders of the Prudential Note Obligations from time to time and shall include their respective successors, transferees and assigns.

“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary of the Borrower (x) whose consolidated tangible assets (as set forth in the most recent consolidated balance sheet of the Borrower and its Subsidiaries delivered to the Lenders pursuant to this Agreement and computed in accordance with Agreement Accounting Principles), when added to the consolidated tangible assets of all other Immaterial Subsidiaries (as set forth in the most recent consolidated balance sheet of the Borrower and its Subsidiaries delivered to the Lenders pursuant to this Agreement and computed in accordance with Agreement Accounting Principles), do not constitute more than 5.0% of the Consolidated Tangible Assets and (y) whose consolidated net revenue, when added to the consolidated net revenue attributable to all other Immaterial Subsidiaries, does not constitute more than 5.0% of consolidated net revenue of the Borrower and its Subsidiaries (in each case, as determined for the four fiscal quarter period most recently ended for which financial statements have been delivered to the Lenders pursuant to this Agreement).

“Incremental Facilities” shall have the meaning given such term in Section 2.24(a).

“Incremental Facility Amendment” shall have the meaning given such term in Section 2.24(d).

“Incremental Revolving Commitments” shall have the meaning given such term in Section 2.24(a).

“Incremental Revolving Lender” shall have the meaning given such term in Section 2.24(d).

“Incremental Term Loans” shall have the meaning given such term in Section 2.24(a).

“Indebtedness” of a Person means, at any time, without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than current accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, bonds, debentures, acceptances, or other instruments, (v) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations of such Person, (viii) reimbursement obligations under Letters of Credit, bankers’ acceptances, surety bonds and similar instruments, (ix) Off-Balance Sheet Liabilities, (x) obligations under Sale and Leaseback Transactions, (xi) Net Mark-to-Market Exposure under Rate Management Transactions and other Financial Contracts, (xii) Rate Management Obligations and (xiii) any other obligation for borrowed money which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Intangible Assets” means the aggregate amount, for the Borrower and its Subsidiaries on a consolidated basis, of: (1) all assets classified as intangible assets under Agreement Accounting Principles, including, without limitation, goodwill, trademarks, patents, copyrights, organization expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, excess of cost over book value of assets acquired, and bond discount and underwriting expenses; (2) loans or advances to, investments in, or receivables from (i) Encore Affiliates, officers, directors, employees or shareholders of the Borrower or any Subsidiary or (ii) any Person if such loan, advance, investment or receivable is outside the Borrower’s or any Subsidiary’s normal course of business; and (3) prepaid expenses; provided that Intangible Assets shall not include deferred court costs, deferred tax assets, deposits under state workers compensation programs and assets of the Borrower’s excess deferred compensation plan.

“Intellectual Property Security Agreements” means the amended and restated intellectual property security agreements executed by the applicable Loan Parties on the Closing Date and the intellectual property security agreements as any Loan Party may from time to time after the Closing Date make in favor of the Collateral Agent for the benefit of the Secured Parties, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of the date hereof, by and among the Administrative Agent, the Collateral Agent and the Holders of Prudential Note Obligations, substantially in the form of Exhibit 3.1(b)(vi) attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Period” shall mean with respect to any Eurodollar Borrowing, a period of one, two, three or six months; provided, that:

(i) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(ii) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

(iii) any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month;

(iv) each principal installment of the Term Loans shall have an Interest Period ending on each installment payment date and the remaining principal balance (if any) of the Term Loans shall have an Interest Period determined as set forth above; and

(v) no Interest Period may extend beyond the Revolving Commitment Termination Date (in the case of Revolving Loans), the Term Loan A Maturity Date (in the case of Term Loan A) or Term Loan A-1 Maturity Date (in the case of Term Loan A-1).

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers, employees made in the ordinary course of business), extension of credit (other than Accounts arising in the ordinary course of business) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person. No Permitted Restructuring shall constitute an Investment.

“Issuing Bank” shall mean SunTrust Bank, in its capacity as an issuer of Letters of Credit pursuant to Section 2.22.

“JV Entity” means (a) any Subsidiary (without giving effect to the proviso at the end of the definition of Subsidiary) of the Borrower that is (i) a joint venture with another Person and (ii) designated as a “JV Entity” by the Borrower with the written consent of the Administrative Agent and (b) any subsidiary of such Subsidiary.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment (or applicable Class of Loan or Commitment) hereunder at such time, including the latest maturity or expiration date of any Incremental Term Loan, any Extended Term Loan, any Incremental Revolving Commitment, any Extended Revolving Loan, or any Extended Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.

“LC Collateral Account” shall have the meaning assigned to such term in Section 2.12(c).

“LC Commitment” shall mean that portion of the Aggregate Revolving Commitment that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount equal to $0.

“LC Disbursement” shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Documents” shall mean all applications, agreements and instruments relating to the Letters of Credit (but excluding the Letters of Credit).

“LC Exposure” shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.

“Lenders” shall have the meaning assigned to such term in the opening paragraph of this Agreement and shall include, where appropriate, the Swingline Lender and each Additional Lender that joins this Agreement pursuant to Section 2.24(a).

“Letter of Credit” shall mean any stand-by letter of credit issued pursuant to Section 2.22 by the Issuing Bank for the account of the Borrower pursuant to the LC Commitment and the Existing Letters of Credit.

“LIBOR” shall mean, for any Interest Period with respect to a Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, LIBOR shall be, for any Interest Period, the rate per annum reasonably determined by the Administrative Agent as the rate of interest at which Dollar deposits in the approximate amount of the Eurodollar Loan comprising part of such borrowing would be offered by the Administrative Agent to major banks in the London interbank Eurodollar market at their request at or about 10:00 a.m. two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

“Lien” shall mean any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capital Lease or other title retention agreement, and, in the case of stock, stockholders agreements, voting trust agreements and all similar arrangements).

“Loan Documents” shall mean, collectively, means this Agreement, the LC Documents, the Collateral Documents, the Guaranty Agreement, the Intercreditor Agreement and all other documents, instruments, notes (including any Notes issued to any Lender (if requested)) and agreements executed in connection herewith or therewith or contemplated hereby or thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

“Loan Party” means, at any time, any of the Borrower and any Person which is a Guarantor at such time; “Loan Parties” means each Loan Party, collectively.

“Loans” shall mean all Revolving Loans, all Swingline Loans, the Term Loan A and Term Loan A-1 in the aggregate or any of them, as the context shall require.

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, Property, condition (financial or otherwise), operations or results of operations of the Borrower, or the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any

Subsidiary to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders thereunder or their rights with respect to the Collateral.

“Material Indebtedness” means any Indebtedness in an outstanding principal amount of $10,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“Medicaid” means the medical assistance program established by Title XIX of the Social Security Act (42. U.S.C. ss. 1396 ET SEQ.) and any successor or similar statutes, as in effect from time to time.

“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. ss. 1395 ET SEQ.) and any successor or similar statutes as in effect from time to time.

“Moody’s” shall mean Moody’s Investors Service, Inc., and any successor thereto.

“Mortgage” means each of those certain mortgages and deeds of trust as are entered into by the Loan Parties pursuant hereto or in connection herewith, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Mortgage Instruments” means such title reports, title insurance, opinions of counsel, surveys, appraisals and environmental reports as are requested by, and in form and substance reasonably acceptable to, the Administrative Agent from time to time.

“Mortgaged Properties” means each Loan Party’s real Property with a book value equal to or in excess of $1,000,000.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is covered by Title IV of ERISA and to which the Borrower or any member of the Controlled Group is obligated or has been obligated within the past six years to make contributions.

“Net Cash Proceeds” means, with respect to any sale or other disposition of Property of the Borrower or any Subsidiary by any Person, cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such disposition of Property (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such disposition of Property), or conversion to cash of non-cash proceeds (whether principal or interest, release of escrow arrangements or otherwise) received from any such disposition of Property, in each case after (i) provision for all income or other taxes measured by or resulting from such disposition of Property, (ii) cash payment of all reasonable brokerage commissions and other fees and expenses related to such disposition of Property, and (iii) taking into account all amounts in cash used to repay Indebtedness secured by a Lien on any Property disposed of in such disposition of Property.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.

“Notes” shall mean, collectively, the Revolving Credit Notes, the Swingline Note each Term Note A and each Term Note A-1.

“Notice of Borrowing” shall mean, collectively, the Notices of Revolving Borrowing, and the Notices of Swingline Borrowing.

“Notice of Conversion/Continuation” shall mean the notice given by the Borrower to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.7(b).

“Notice of Revolving Borrowing” shall have the meaning as set forth in Section 2.3.

“Notice of Swingline Borrowing” shall have the meaning as set forth in Section 2.4.

“Obligations” shall mean all Loans, all Reimbursement Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower or any other Loan Party to the Administrative Agent, any Lender, the Swing Line Lender, the Issuing Bank, the Arrangers, any affiliate of the Administrative Agent, any Lender, the Swing Line Lender, the Issuing Bank or the Arrangers, or any indemnitee under the provisions of Section 10.3 or any other provisions of the Loan Documents, in each case of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), charges, expenses, fees, attorneys’ fees and disbursements, paralegals’ fees (in each case whether or not allowed), and any other sum chargeable to the Borrower or any other Loan Party under this Agreement or any other Loan Document.

“Off-Balance Sheet Liabilities” of a Person means the principal component of (i) any repurchase obligation or liability of such Person (excluding any such obligation or liability for disposition of Receivables), with respect to Accounts or notes receivable sold by such Person, (ii) any liability under any so-called “synthetic lease” or “tax ownership operating lease” transaction entered into by such Person, or (iii) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person, but excluding from this clause (iii) all Operating Leases.

“Officer’s Certificate” means a certificate of an Authorized Officer or of any other officer of the Borrower whose responsibilities extend to the subject matter of such certificate.

“Operating Lease” of a Person means any lease of Property (other than a Capital Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.27.

“Participant” shall have the meaning set forth in Section 10.4(d).

“Participant Register” has the meaning specified in clause (d) of Section 10.4.

“Patriot Act” shall have the meaning set forth in Section 10.15.

“Payment Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Permitted Acquisition” is defined in Section 7.4.

“Permitted Foreign Subsidiary Investments/Loans” means (i) Investments by any Loan Party in any Foreign Subsidiary and (ii) Indebtedness arising from intercompany loans and advances made by any Loan Party to any Foreign Subsidiary, provided, that (x) the purpose of such Investment or Indebtedness is the acquisition of receivables owed by a Person subject to bankruptcy or similar proceedings, and (y) the amount of such Investments and Loans, in the aggregate and on a combined basis, shall not exceed at any time ten percent (10%) of Consolidated Tangible Net Worth.

“Permitted Foreign Subsidiary Non-Recourse Indebtedness” means Indebtedness of Foreign Subsidiaries, provided that (a) no Default exists at the time of or immediately after giving effect to the incurrence of such Indebtedness, (b) such Indebtedness is non-recourse at all times to the Borrower, the Guarantors and the Domestic Subsidiaries, (c) such Indebtedness does not benefit at any time from any direct or indirect guaranties or other credit support from the Borrower, any Guarantor or any Domestic Subsidiary, and (d) the total principal amount outstanding of such Indebtedness does not exceed 40% of Consolidated Tangible Net Worth at any time.

“Permitted Indebtedness” means Indebtedness permitted by Section 7.1(n).

“Permitted Indebtedness Hedge” means any one or more derivative transactions (including the issuance by Borrower of warrants on its capital stock and the purchase by Borrower of an option on its capital stock) entered into concurrently with Permitted Indebtedness on terms and conditions reasonably satisfactory to the Administrative Agent.

“Permitted Restructuring” means a transaction or series of transactions pursuant to which the Borrower or any Subsidiary sells, assigns or otherwise transfers Receivables and/or other assets between or among themselves, including transfers to or mergers or consolidations with, or voluntary dissolutions or liquidations into, newly created Wholly-Owned Subsidiaries of the Borrower or the Subsidiaries, subject to compliance with Section 5.10 and Section 5.11; provided that (i) no Receivables or other assets of Excluded Subsidiaries shall be commingled with the assets of a Loan Party as a result of such Permitted Restructuring, (ii) no such transfers shall take place from a Loan Party to an Excluded Subsidiary or to a Subsidiary that is not a Loan Party and (iii) such transactions are effected for tax planning and related general corporate purposes.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

“Plan” shall mean an employee pension benefit plan, excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

“Pledge and Security Agreement” means that certain Amended and Restated Pledge and Security Agreement, dated as of the Closing Date, by and between the Loan Parties and the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Pledge Subsidiary” means each Domestic Subsidiary and First Tier Foreign Subsidiary.

“Principal Credit Facility” means any loan agreement, credit agreement, note purchase agreement, indenture or similar document under which credit facilities in the aggregate original principal or commitment amount of at least $20,000,000 are provided for.

“Pro Rata Share” shall mean, at any time of determination: (i) with respect to all payments, prepayments, computations and other matters relating to the Term Loan A of any Lender, the percentage obtained by dividing (a) the outstanding principal amount of Term Loan A of such Lender at such time by (b) the aggregate principal amount of Term Loan A of all Lenders outstanding at such time; (ii) with respect to all payments, prepayments, computations and other matters relating to the Term Loan A-1 of any Lender, the percentage obtained by dividing (a) the outstanding principal amount of Term Loan A-1 of such Lender at such time by (b) the aggregate principal amount of Term Loan A-1 of all Lenders outstanding at such time (iii) with respect to all payments, prepayments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased (or to be purchased) therein by any Lender or any participations in any Swingline Loans purchased (or to be purchased) by any Lender, the percentage obtained by dividing (a) the Revolving Credit Exposure of such Lender at such time by (b) the aggregate Revolving Credit Exposure of all Lenders at such time; (iv) with respect to all payments, prepayments, computations and other matters relating to Incremental Term Loans of any Lender, the percentage obtained by dividing (a) the outstanding principal amount of Incremental Term Loans of such Lender at such time by (b) the aggregate principal amount of Incremental all Term Loans outstanding at such time and (v) with respect to the LC Exposure or the Swingline Exposure of any Lender, the percentage obtained by dividing (a) such Lender’s Revolving Commitment in effect at such time (or if such Revolving Commitment has been terminated or expired in accordance with the terms hereof, the amount of such Revolving Commitment as in effect immediately prior to such termination or expiration) by (b) the aggregate Revolving Commitment of all Lenders (or if the Revolving Commitments of all Lenders have been terminated or expired in accordance with the term hereof, the aggregate Revolving Commitment of all Lenders as in effect immediately prior to such termination or expiration). For all other purposes with respect to each Lender, including indemnification and/or reimbursement obligations under Section 9.8 and Section 10.3(d), “Pro Rata Share” shall mean, as of any date of determination, the percentage obtained by dividing (A) an amount equal to the sum of (i) the then outstanding principal amount of all Term Loans and Incremental Term Loans of such Lender and (ii) the Revolving Credit Exposure of such Lender at such time by (B) an amount equal to the sum of (i) the aggregate principal amount of all Term Loans and all Incremental Term Loans outstanding at such time and (ii) the aggregate Revolving Credit Exposure of all Lenders at such time. The foregoing shall be subject to any adjustments necessary to give effect to the requirements of Section 2.23.

“Propel” means Propel Financial Services, LLC, a Texas limited liability company.

“Propel Acquisition” means the acquisition by Propel Acquisition LLC of the Propel Group.

“Propel Acquisition LLC” means a Subsidiary of the Borrower that is a Delaware limited liability company formed for the purpose of acquiring the Propel Group.

“Propel Group” means Propel and its Subsidiaries and each other entity acquired by Propel Acquisition LLC as part of the same transaction as the acquisition of Propel.

“Propel Indebtedness” means the Indebtedness incurred by any member of the Propel Group in connection with the Propel Acquisition and the on-going financing of the operations and business of the Propel Group.

“Propel Principal Collections” means the aggregate amount of collections of the Propel Group (but not constituting Amortized Collections) which are not included in the revenues of any member of the Propel Group by reason of the application of such collections to the principal of such receivables.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Prudential Financing” means, collectively (i) the issuance of Indebtedness of the Borrower in an aggregate principal amount of $50,000,000 pursuant to the Prudential Senior Secured Note Agreement, evidenced by the 2010 Prudential Senior Secured Notes, together with the Indebtedness under the guaranties in respect thereof, secured on a pari passu basis with the Obligations pursuant to the Intercreditor Agreement, with a maturity date of September 17, 2017 and with the same (or no more onerous) terms relating to amortization and other scheduled principal payments in respect of the 2010 Prudential Senior Secured Notes as in effect on September 20, 2010 and (ii) the issuance of Indebtedness of the Borrower in an aggregate principal amount of $25,000,000 pursuant to the Prudential Senior Secured Note Agreement, evidenced by the 2011 Prudential Senior Secured Notes, together with the Indebtedness under the guaranties in respect thereof, secured on a pari passu basis with the Obligations pursuant to the Intercreditor Agreement, with a maturity date of February 10, 2018, and with the same (or no more onerous) terms relating to amortization and other scheduled principal payments in respect of the 2011 Prudential Senior Secured Notes as in effect on February 10, 2011.

“Prudential Note Obligations” means the Prudential Senior Secured Notes and other obligations of the Borrower and the Guarantors under the Prudential Financing, secured on a pari passu basis with the Obligations pursuant to the Intercreditor Agreement.

“Prudential Senior Secured Note Agreement” means that certain Amended and Restated Senior Secured Note Purchase Agreement, dated as of February 10, 2011, by and between the Borrower, on the one hand, and the purchasers named therein, on the other hand, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Prudential Senior Secured Notes” means, collectively, the 2010 Prudential Senior Secured Notes and the 2011 Prudential Senior Secured Notes.

“Purchase Price” means the total consideration and other amounts payable in connection with any Acquisition, including, without limitation, any portion of the consideration payable in cash, all Indebtedness, liabilities and contingent obligations incurred or assumed in connection with such Acquisition and all transaction costs and expenses incurred in connection with such Acquisition.

“Ratable Share” means, at any time, the aggregate principal amount of all Loans outstanding at such time as a percentage of the sum of (x) the aggregate principal amount of all Loans outstanding at such time plus (y) the aggregate principal amount outstanding in respect of the Prudential Senior Secured Notes.

“Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower or a Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures; provided that any Permitted Indebtedness Hedge shall not be a Rate Management Transaction so long as such Permitted Indebtedness Hedge relates to capital stock of Borrower.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank, as applicable.

“Receivable” of a Loan Party shall mean a right of such Loan Party to the payment of money arising out of a consumer transaction, and which right was acquired by such Loan Party with a group of similar rights.

“Receivables Portfolio” of a Loan Party means any group of Receivables of such Loan Party acquired by such Loan Party as part of a single transaction.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.

“Rentals” of a Person means the aggregate rent expense incurred by such Person under any Operating Lease.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan subject to Title IV of ERISA, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or variance from the minimum funding standard allowed under Section 412(c) of the Code.

“Reports” is defined in Section 10.3(a).

“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments and Term Loans at such time or if the Lenders have no Commitments outstanding, then Lenders holding more than 50% of the Revolving Credit Exposure and Term Loans; provided, however, that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its unused Commitments and Revolving Credit Exposure and outstanding Term Loans shall be excluded for purposes of determining Required Lenders.

“Responsible Officer” shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer, the assistant treasurer or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; provided, that, with respect to the financial covenants and Compliance Certificate, Responsible Officer shall mean only the chief financial officer or the treasurer of the Borrower.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any equity interests of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in the Borrower’s capital stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such capital stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any equity interests of the Borrower or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other equity interests of the Borrower (other than Disqualified Stock) and (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness prior to the stated maturity thereof, other than the Obligations, the Prudential Note Obligations and the Equipment Financing Transactions.

“Revolving Commitment” shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to participate in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule II-A, as such schedule may be amended pursuant to Section 2.23(a), and shall include an Extended Revolving Commitment of such Lender, as the context may require, or in the case of a Person becoming a Lender after the Closing Date through an assignment of an existing Revolving Commitment, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, as the same may be increased or decreased pursuant to terms hereof.

“Revolving Commitment Termination Date” shall mean the earliest of (i) November 3, 2017, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.9 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise); provided, that, with respect to any Extended Revolving Commitment (and the Extended Revolving Loans made pursuant thereto), the termination date set forth in the Extension Offer with respect thereto.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure and Swingline Exposure.

“Revolving Credit Note” shall mean a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender’s Revolving Commitment, in substantially the form of Exhibit C.

“Revolving Facility” shall mean the extensions of credit made hereunder by Lenders holding a Revolving Commitment.

“Revolving Loan” shall mean a loan made by a Lender (other than the Swingline Lender) to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.

“S&P” shall mean Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

“Secured Obligations” means, collectively, (i) the Obligations, (ii) all Rate Management Obligations owing in connection with Rate Management Transactions to any

Lender or any affiliate of any Lender, (iii) all Banking Services Obligations owing to any Lender or any affiliate of any Lender and (iv) the Prudential Note Obligations.

“Secured Parties” means the Holders of Obligations and the Holders of Prudential Note Obligations, if any.

“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group.

“Subordinated Indebtedness” of a Person means any Indebtedness (other than Indebtedness arising from intercompany loans and advances) of such Person the payment of which is subordinated to payment of the Secured Obligations.

“Subordinated Indebtedness Documents” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled; provided that, for purposes of the Loan Documents, each JV Entity shall be deemed to not be a Subsidiary. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 5% of Consolidated Tangible Assets or Property which is responsible for more than 5% of the consolidated net revenues of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Supermajority Lenders” means Lenders in the aggregate having at least 66 2/3% of the sum of the Aggregate Revolving Commitment (or, if all of the Revolving Commitments are terminated pursuant to the terms of this Agreement, the Aggregate Revolving Credit Exposure at such time).

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount equal to $0.

“Swingline Exposure” shall mean, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.4, which shall equal such Lender’s Pro Rata Share of all outstanding Swingline Loans.

“Swingline Lender” shall mean SunTrust Bank.

“Swingline Loan” shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.

“Swingline Note” shall mean the promissory note of the Borrower payable to the order of the Swingline Lender in the principal amount of the Swingline Commitment, in substantially the form of Exhibit D.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, assessments or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Facility” shall mean the extensions of credit made hereunder by Lenders holding a Term Loan Commitment.

“Term Loan” shall mean (i) individually, Term Loan A or Term Loan A-1 and (ii) collectively, Term Loan A and Term Loan A-1, and shall include Extended Term Loans, as the context may require.

“Term Loan A” shall have the meaning set forth in Section 2.5.

“Term Loan A-1” shall have the meaning set forth in Section 2.5.

“Term Loan A Maturity Date” shall mean, the earlier of (i) November 3, 2017 or (ii) the date on which the principal amount of all outstanding Term Loans have been declared or automatically have become due and payable (whether by acceleration or otherwise); provided, that, with respect to any Extended Term Loans, the maturity date set forth in the Extension Offer with respect thereto.

“Term Loan A-1 Maturity Date” shall mean, the earlier of (i) November 4, 2015 or (ii) the date on which the principal amount of all outstanding Term Loans have been declared or automatically have become due and payable (whether by acceleration or otherwise); provided, that, with respect to any Extended Term Loans, the maturity date set forth in the Extension Offer with respect thereto.

“Term Loan Commitment” shall mean (i) individually, the Term Loan A Commitment or the Term Loan A-1 Commitment and (ii) collectively, the Term Loan A Commitment and the Term Loan a-1 Commitment.

“Term Loan A Commitment” shall mean, with respect to a Lender, the obligation of such Lender to make a Term Loan A hereunder on the Closing Date in a principal amount not exceeding the amount set forth with respect to such Lender on Schedule II-A. As of the Closing Date, the aggregate principal amount of all Lenders’ Term Loan A Commitments is $100,000,000.

“Term Loan A-1 Commitment” shall mean, with respect to a Lender, the obligation of such Lender to make a Term Loan A-1 hereunder on the Closing Date in a principal amount not exceeding the amount set forth with respect to such Lender on Schedule II-B. As of the Closing Date, the aggregate principal amount of all Lenders’ Term Loan A-1 Commitments is $50,000,000.

“Term Note A” shall mean a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender’s Term Loan A Commitment, in substantially the form of Exhibit E-1.

“Term Note A-1” shall mean a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender’s Term Loan A-1 Commitment, in substantially the form of Exhibit E-2.

“Type”, when used in reference to a Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in paragraph (f) of Section 2.20.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under each Single Employer Plan subject to Title IV of ERISA exceeds the fair market value of all such Plan’s assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan for which a valuation report is available, using actuarial assumptions for funding purposes as set forth in such report.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Withholding Agent” means the Borrower and the Administrative Agent.

Section 1.2. Classifications of Loans and Borrowings.

For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. a “Revolving Loan”, “Term Loan A” or “Term Loan A-1”) or by Type (e.g. a “Eurodollar Loan” or “Base Rate Loan”) or by Class and Type (e.g. “Revolving Eurodollar Loan”). Borrowings also may be classified and referred to by Class (e.g. “Revolving Borrowing”) or by Type (e.g. “Eurodollar Borrowing”) or by Class and Type (e.g. “Revolving Eurodollar Borrowing”).

Section 1.3. Accounting Terms and Determination.

If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein (“Accounting Changes”), the parties hereto agree, at the Borrower’s request or the Administrative Agent’s request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower’s and its Subsidiaries’ financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations. The parties hereto agree that any such amendment entered into as a result of a change in the accounting principles relating to the treatment of operating leases, including the capitalization thereof, would be effected at no cost to the Borrower (other than the reasonable attorney’s fees of the Administrative Agent). In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment. Notwithstanding the foregoing, all financial statements to be delivered by the Borrower pursuant to Section 5.1 shall be prepared in accordance with generally accepted accounting principles in effect at such time. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value”, as defined therein.

Section 1.4. Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns (including, without limitation, a debtor in possession on its behalf), (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement; (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. To the extent that any of the representations and warranties contained in ARTICLE IV under this Agreement is qualified by “Material Adverse Effect”, then the qualifier “in all material respects” contained in Section 3.2(b) and the qualifier “in any material respect” contained in Section 8.1(b) shall not apply. Unless otherwise indicated, all references to time are references to Eastern Standard Time or Eastern Daylight Savings Time, as the case may be. Unless otherwise expressly provided herein, all references to dollar amounts shall mean Dollars. In determining whether any individual event, act, condition or occurrence of the foregoing types could reasonably be expected to result in a Material Adverse Effect, notwithstanding that a particular event, act, condition or occurrence does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event, act, condition or occurrence and all other such events, acts, conditions or occurrences of the foregoing types which have occurred could reasonably be expected to result in a Material Adverse Effect.

ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENTS

Section 2.1. General Description of Facilities.

Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2, (ii) the Issuing Bank agrees to issue Letters of Credit in accordance with Section 2.22, (iii) the Swingline Lender agrees to make Swingline Loans in accordance with Section 2.4, (iv) each Lender agrees to purchase a participation interest in the Letters of Credit and the Swingline Loans pursuant to the terms and conditions hereof; provided, that in no event shall the aggregate principal amount of all outstanding Revolving Loans, Swingline Loans and outstanding LC Exposure exceed at any time the Aggregate Revolving Commitment from time to time in effect; and (v) each Lender severally agrees to make a Term Loan to the Borrower in a principal amount not exceeding such Lender’s Term Loan Commitment on the Closing Date.

Section 2.2. Revolving Loans.

Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make Revolving Loans, ratably in proportion to its Pro Rata Share, to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the sum of the aggregate Revolving Credit Exposures of all Lenders exceeding the lesser of (i) the Aggregate Revolving Commitment and (ii) the Borrowing Base, in each case, then in effect. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided, that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.

Section 2.3. Procedure for Revolving Borrowings.

The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing substantially in the form of Exhibit 2.3 (a “Notice of Revolving Borrowing”) (x) prior to 2:00 p.m. one (1) Business Day prior to the requested date of each Base Rate Borrowing and (y) prior to 2:00 p.m. three (3) Business Days prior to the requested date of each Eurodollar Borrowing. Each Notice of Revolving Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Revolving Loan comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request. The aggregate principal amount of each Eurodollar Borrowing shall be not less than $250,000 or a larger multiple of $50,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $250,000 or a larger multiple of $50,000; provided, that Base Rate Loans made pursuant to Section 2.4 or Section 2.22(d) may be made in lesser amounts as provided therein. At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed 20. Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing.

Section 2.4. Swingline Commitment.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Swingline Commitment then in effect and (ii) the difference between (x) the lesser of (1) the Aggregate Revolving Commitment and (2) the Borrowing Base in effect at such time minus (y) the aggregate Revolving Credit Exposures of all Lenders; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.

(b) The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing substantially in the form of Exhibit 2.4 attached hereto (“Notice of Swingline Borrowing”) prior to 10:00 a.m. on the requested date of each Swingline Borrowing. Each Notice of Swingline Borrowing shall be irrevocable and shall specify: (i) the principal amount of such Swingline Loan, (ii) the date of such Swingline Loan (which shall be a Business Day) and (iii) the account of the Borrower to which the proceeds of such Swingline Loan should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing. Each Swingline Loan shall accrue interest at the Base Rate plus the Applicable Margin. The aggregate principal amount of each Swingline Loan shall be not less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Notice of Swingline Borrowing not later than 1:00 p.m. on the requested date of such Swingline Loan.

(c) The Swingline Lender, at any time and from time to time in its sole discretion, may, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), and shall, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf) on the fifth (5th) Business Day following each Swingline Borrowing give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.7, which will be used solely for the repayment of such Swingline Loan.

(d) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender.

(e) Each Lender’s obligation to make a Base Rate Loan pursuant to Section 2.4(c) or to purchase the participating interests pursuant to Section 2.4(d) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by the Borrower, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (i) at the Federal Funds Rate until the second Business Day after such demand and (ii) at the Base Rate at all times thereafter. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Swingline Lender to fund the amount of such Lender’s participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section 2.4, until such amount has been purchased in full.

(f) If the Revolving Commitment Termination Date shall have occurred in respect of any tranche of Revolving Commitments at a time when another tranche of Revolving Commitments is in effect with a longer Revolving Commitment Termination Date as a result of an Extension, then on the earlier occurring Revolving Commitment Termination Date all then outstanding Swingline Loans shall be repaid in full on such date.

Section 2.5. Term Loan Commitments.

Subject to the terms and conditions set forth herein, each Lender severally agrees to make (or be deemed to make) on the Closing Date (i) a single term loan to the Borrower (the “Term Loan A”) in a principal amount equal to the Term Loan A Commitment of such Lender and (ii) subject to Section 2.24(e), a single term loan to the Borrower (the “Term Loan A-1”) in a principal amount equal to the Term Loan A-1 Commitment of such Lender; provided, that if for any reason the full amount of any such Lender’s Term Loan Commitment is not fully drawn on the Closing Date, the undrawn portion thereof shall automatically be cancelled. The Term Loans may be, from time to time, Base Rate Loans or Eurodollar Loans or a combination thereof; provided, that on the Closing Date all Term Loans shall be Base Rate Loans. The execution and delivery of this Agreement by the Borrower and the satisfaction of all conditions precedent pursuant to Section 3.1 shall be deemed to constitute the Borrower’s request to borrow the Term Loans on the Closing Date.

Section 2.6. Funding of Borrowings.

(a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office; provided, that the Swingline Loans will be made as set forth in Section 2.4. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

(b) Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the

Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate until the second Business Day after such demand and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(c) All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

Section 2.7. Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing, and in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, and in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.7. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall NOT apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section 2.7, the Borrower shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing substantially in the form of Exhibit 2.7 attached hereto (a “Notice of Conversion/Continuation”) that is to be converted or continued, as the case may be, (x) prior to 10:00 a.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Notice of Conversion/Continuation requests a Eurodollar Borrowing but does not specify an

Interest Period, the Borrower shall be deemed to have selected an Interest Period of one (1) month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.

(c) If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/ Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Eurodollar Loans shall be permitted except on the last day of the Interest Period in respect thereof.

(d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

Section 2.8. Optional Reduction and Termination of Commitments.

(a) Unless previously terminated, all Revolving Commitments, Swingline Commitments and LC Commitments shall terminate on the Revolving Commitment Termination Date. The Term Loan Commitments shall terminate on the Closing Date upon the making of the Term Loans pursuant to Section 2.6.

(b) Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable; provided that any notice of prepayment delivered by the Borrower under this Section 2.8 may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked or delayed by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided, that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section 2.8 shall be in an amount of at least $5,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment to an amount less than the Aggregate Revolving Credit Exposure. Any such reduction in the Aggregate Revolving Commitment below the principal amount of the Swingline Commitment or the LC Commitment shall result in a dollar-for-dollar reduction (rounded to the next lowest integral multiple of $100,000) in the Swingline Commitment and the LC Commitment. Any reduction or termination of Revolving Commitments pursuant to this Section shall not be subject to reinstatement (other than increases pursuant to Section 2.24(a)). The Administrative Agent will promptly notify the Lenders upon receipt of any written request by the Borrower to reduce or terminate the Aggregate Revolving Commitments pursuant to this Section.

(c) The Borrower may terminate the unused amount of the Revolving Commitment of any Lender that is a Defaulting Lender upon not less than five (5) Business

Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.23(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Bank or any Lender may have against such Defaulting Lender.

Section 2.9. Repayment of Loans.

(a) The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date.

(b) The principal amount of each Swingline Borrowing shall be due and payable (together with accrued and unpaid interest thereon) on the earlier of (i) the fifth Business Day following each Swingline Borrowing and (ii) the Revolving Commitment Termination Date.

(c) The Borrower unconditionally promises to pay to the Administrative Agent for the account of each Lender, based on each Lender’s Pro Rata Share, the aggregate outstanding principal amount of the Term Loans in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing on December 31, 2012 in the principal amount equal to the aggregate Term Loans outstanding immediately after closing on the Closing Date (subject to Section 2.24(e); it being understood that if any portion of the Term Loan A-1 if funded after the Closing Date, such portion of the Term Loan A-1 funded after the Closing Date shall nonetheless be included for purposes of determining the amortization payment schedule under this clause (c)) multiplied by (i) 1.25%, for the first eight (8) such quarterly installments, (ii) 1.875%, for the next four (4) quarterly installments thereafter and (iii) 2.5%, for the next eight (8) quarterly installments thereafter; provided, that, to the extent not previously paid, the aggregate unpaid principal balance of (x) the Term Loan A-1 shall be due and payable on the Term Loan A-1 Maturity Date and (y) the Term Loan A shall be due and payable on the Term Loan A Maturity Date; provided, further, in the event the entire outstanding principal amount of the Term Loan A-1 is repaid on the Term Loan A-1 Maturity Date, the principal payments required to be made under clause (iii) immediately above will be multiplied by the aggregate Term Loan A outstanding immediately after closing on the Closing Date rather than the aggregate Term Loans.

(d) Not later than six (6) months prior to the initial Term Loan A-1 Maturity Date, any Lender holding all or any portion of Term Loan A-1 shall provide written notice to the Borrower of its election whether or not to extend the Term Loan A-1 Maturity Date in accordance with Section 2.25 for a period of two (2) years (it being agreed that any Extension with respect to Term Loan A-1 shall be for a minimum of two (2) years).

Section 2.10. Evidence of Indebtedness.

(a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment and Term Loan Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and, with respect to any Eurodollar Loan, the Interest Period applicable thereto, (iii) the date of each continuation thereof pursuant to Section 2.8, (iv) the date of each conversion of all or a portion thereof to another Type pursuant to Section 2.8, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

(b) At the request of any Lender at any time, the Borrower agrees that it will execute and deliver to such Lender a Revolving Credit Note, a Term Note A, a Term Note A-1 and/or a Swingline Note, payable to the order of such Lender.

Section 2.11. Optional Prepayments.

The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of prepayment of any Eurodollar Borrowing, 11:00 a.m. not less than three (3) Business Days prior to any such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one Business Day prior to the date of such prepayment, and (iii) in the case of Swingline Borrowings, prior to 11:00 a.m. on the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.14(e); provided, that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.19. Each partial prepayment of any Loan (other than a Swingline Loan) shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.2 or in the case of a Swingline Loan pursuant to Section 2.4. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing; provided, that, notwithstanding anything to the contrary herein, any prepayment of any Term Loan pursuant to this Section 2.11 shall be made on a pro rata basis to each of Term Loan A and Term Loan A-1 (with the application of such prepayment to be, as to each of Term Loan A and Term Loan A-1, to principal installments thereof in inverse order of maturity).

Notwithstanding anything to the contrary in this Agreement, any notice of prepayment delivered by the Borrower under this Section 2.11 may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked or delayed by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

Section 2.12. Mandatory Prepayments.

(a) Within 10 Business Days after the consummation of any sale or other disposition of Property (including the sale or other disposition of Receivables) by the Borrower or any Subsidiary if the aggregate fair market value of the consideration received by the Borrower or its Subsidiaries for such sale or other disposition, together with the aggregate fair market value of the consideration received by the Borrower or its Subsidiaries for all other such sales or other dispositions consummated during the period of twelve consecutive months immediately preceding the consummation of such sale or other disposition, exceeds $25,000,000, the Borrower shall deliver an Officer’s Certificate to the Administrative Agent and the Lenders (notifying the Administrative Agent and the Lenders thereof and certifying the amount of Net Cash Proceeds received from such sales or other dispositions during such period). Unless within 5 Business Days after receipt of such Officer’s Certificate the Administrative Agent, on behalf of the Required Lenders, shall have notified the Borrower of the Required Lenders’ election to forego prepayment, then on the date that is 7 Business Days after the date on which the Borrower shall have delivered such Officer’s Certificate to the Administrative Agent and the Lenders the Borrower shall make a prepayment of the Loans in an amount equal to the Ratable Share of the amount of Net Cash Proceeds certified in such Officer’s Certificate (or such lesser principal amount as shall then be outstanding), at 100% of the principal amount so prepaid. Notwithstanding the foregoing, (i) up to 100% of the Net Cash Proceeds of such sales or other dispositions with respect to which the Borrower shall have given the Administrative Agent written notice (set forth in the applicable Officer’s Certificate delivered pursuant to the first sentence of this clause (a)) of its intention to repair or replace the Property subject to any such sale or other disposition or invest such Net Cash Proceeds in the purchase of Property (other than securities, unless those securities represent equity interests in an entity that becomes a Guarantor or a JV Entity permitted hereunder (and provided that if such Guarantor or JV Entity is a newly formed Person, such Person shall promptly use the portion of the Net Cash Proceeds received by it for the sale of its equity interests in order to purchase Property to be used by it in its business)) to be used by one or more of the Borrower or the Guarantors in their businesses (such repair, replacement or investment referred to as a “Reinvestment”) within six (6) months following such sale or other disposition, shall not be subject to the provisions of the first two sentences of this clause (a) unless and to the extent that such applicable period shall have expired without such repair, replacement or investment having been made, and (ii) only the Net Cash Proceeds from sales or other dispositions of Property (including the sale or other disposition of Receivables) with a fair market value of the consideration received therefor in excess of $25,000,000 (above and beyond the fair market value of the consideration of the dispositions of the Property with respect to which the Net Cash Proceeds shall have been subject to Reinvestment) shall be subject to the provisions of the first two sentences of this clause (a).

(b) Any prepayments made by the Borrower pursuant to Section 2.12(a) above shall be applied by the Administrative Agent as follows: first to repay Term Loans on a pro rata basis as to each of Term Loan A and Term Loan A-1 (with the application of such prepayment to be, as to each of Term Loan A and Term Loan A-1, to the remaining scheduled principal installments owing in respect of such Term Loan under Section 2.9(c) on a pro rata basis (including the final installment due and payable on each such Term Loan)), second, to repay outstanding Swingline Loans and third to repay outstanding Revolving Loans. All prepayments in respect of Revolving Loans required under clause (b) shall be accompanied by a concurrent, automatic, irrevocable reduction and partial termination of the Revolving Commitments in an amount equal to such required prepayment, with such reduction and partial termination allocated ratably among the Lenders in proportion to their respective Pro Rata Share.

(c) If at any time the Revolving Credit Exposure of all Lenders exceeds the lesser of (i) the Aggregate Revolving Commitment and (ii) the Borrowing Base, in each case, then in effect, the Borrower shall immediately repay Revolving Loans in an amount equal to such excess (or, if such excess exceeds $10,000,000, the Ratable Share of such excess), together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.20. Each prepayment shall be applied first to the Base Rate Loans to the full extent thereof, and next to Eurodollar Loans to the full extent thereof. If such excess (or if the excess is greater than $10,000,000, the Ratable Share of such excess) is greater than the outstanding principal amount of the Revolving Loans, the Borrower shall Cash Collateralize its reimbursement obligations with respect to the Letters of Credit by depositing cash collateral in an amount equal to such excess (or, if the excess is greater than $10,000,000, the Ratable Share of the remaining excess) plus any accrued and unpaid fees thereon into a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “LC Collateral Account”) at the Payment Office, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 8.2. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the Issuing Bank, a Lien in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the LC Collateral Account in certificates of deposit of SunTrust Bank having a maturity not exceeding 30 days. The LC Collateral Account shall be administered in accordance with Section 2.22(g) hereof. If, after the date that the Borrower Cash Collateralizes its reimbursement obligations pursuant to this Section, (x) the Revolving Credit Exposure of all Lenders is less than the lesser of the (i) Aggregate Revolving Commitment and (ii) the Borrowing Base, in each case, then in effect, for a period of at least ten (10) consecutive Business Days, and (y) no Default or Event of Default then exists, the funds in the LC Collateral Account shall be released by the Administrative Agent to the Borrower.

Section 2.13. Interest on Loans.

(a) The Borrower shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time and on each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan, plus, in each case, the Applicable Margin in effect from time to time.

(b) The Borrower shall pay interest on each Swingline Loan at the Base Rate plus the Applicable Margin in effect from time to time.

(c) Notwithstanding clauses (a) and (b) above, if an Event of Default has occurred and is continuing, at the option of the Required Lenders, and after acceleration (in which case, such increase shall be automatic), the Borrower shall pay interest (“Default Interest”) with respect to all Eurodollar Loans at the rate per annum equal to 2.0% above the otherwise applicable interest rate for such Eurodollar Loans for the then-current Interest Period until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at the rate per annum equal to 2.0% above the otherwise applicable interest rate for Base Rate Loans.

(d) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Commitment Termination Date, the Term Loan A Maturity Date or the Term Loan A-1 Maturity Date, as the case may be. Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months or 90 days, respectively, on each day which occurs every three months or 90 days, as the case may be, after the initial date of such Interest Period, and on the Revolving Commitment Termination Date the Term Loan A Maturity Date or the Term Loan A-1 Maturity Date, as the case may be. Interest on each Swingline Loan shall be payable on the maturity date of such Loan, which shall be the fifth Business Day following such Swingline Borrowing, and on the Revolving Commitment Termination Date. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

(e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

Section 2.14. Fees.

(a) The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent.

(b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Percentage per annum (determined daily in accordance with Schedule I-A) on the daily amount of the unused Revolving Commitment of such Lender during the Availability Period. For purposes of computing commitment fees with respect to the Revolving Commitments, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure, but not Swingline Exposure, of such Lender.

(c) The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for Eurodollar Loans then in effect on the average daily amount of such Lender’s LC Exposure attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including without limitation any LC Exposure that remains outstanding after the Revolving Commitment Termination Date) and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as the Issuing Bank’s standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Notwithstanding the foregoing, if the Required Lenders elect to increase the interest rate on the Loans to the Default Interest pursuant to Section 2.13(c), the rate per annum used to calculate the letter of credit fee pursuant to clause (i) above shall automatically be increased by an additional 2% per annum.

(d) The Borrower shall pay to the Administrative Agent, for the ratable benefit of each Lender, the upfront fee previously agreed upon by the Borrower and the Administrative Agent, if any, which shall be due and payable on the Closing Date.

(e) Accrued fees under paragraphs (b) and (c) above shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on December 31, 2012 and on the Revolving Commitment Termination Date (and if later, the date the Loans and LC Exposure shall be repaid in their entirety); provided further, that any such fees accruing after the Revolving Commitment Termination Date shall be payable on demand.

Section 2.15. Computation of Interest and Fees.

Interest hereunder based on the Administrative Agent’s prime lending rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by the Administrative Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section 2.16. Inability to Determine Interest Rates.

If prior to the commencement of any Interest Period for any Eurodollar Borrowing,

(i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or

(ii) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their (or its, as the case may be) Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one Business Day before the date of any Eurodollar Revolving Borrowing for which a Notice of Revolving Borrowing or Notice of Conversion/Continuation has previously been given that it elects not to borrow on such date, then such Revolving Borrowing shall be made as a Base Rate Borrowing.

Section 2.17. Illegality.

If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Revolving Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended. In the case of the making of a Eurodollar Revolving Borrowing, such Lender’s Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

Section 2.18. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or on the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loans made by such Lender or any Letter of Credit or any participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Bank or other Recipient, the Borrower will pay to such Lender, the Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time, the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.18 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or the Issuing Bank pursuant to this Section 2.18 for any increased cost or reduction in respect of a period occurring more than six (6) months prior to the date that such Lender or the Issuing Bank notifies the Borrower of such intention to claim compensation therefor unless the circumstances giving rise to such increased cost or reduction became applicable retroactively, in which case no such time limitation shall apply so long as such Lender or the Issuing Bank requests compensation within six (6) months from the date such circumstances became applicable.

Section 2.19. Funding Indemnity.

In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this (a) submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.

Section 2.20. Taxes.

(a) For purposes of this Section, the term “Lender” includes the Issuing Bank and the term “applicable law” includes FATCA.

(b) Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).

(f) As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(h) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.20(h)(plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.20(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.20(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.20(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

Section 2.21. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.18, Section 2.18(a) or Section 2.20, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.18, Section 2.18(a) and Section 2.20 and Section 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to the fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents, (ii) second, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (iii) third, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties, and (iv) fourth, towards payment of all other Obligations then due, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its Pro Rata Share, then the Lender receiving such greater proportion shall (x) notify the Administrative Agent of such fact, and (y) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (1) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) The Administrative Agent will promptly distribute amounts due hereunder to the Lenders from the Borrower only after such amounts have been paid by the Borrower to, and receipt thereof has been confirmed by, the Administrative Agent.

Section 2.22. Letters of Credit.

(a) During the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to Section 2.22(e), agrees to issue, at the request of the Borrower, Letters of Credit for the account of the Borrower on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Revolving Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least $100,000; and (iii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the aggregate Revolving Credit Exposure of all Lenders would exceed the lesser of (i) the Aggregate Revolving Commitment and (ii) the Borrowing Base, in each case, then in effect. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in each Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit (i) on the Closing Date with respect to all Existing Letters of Credit and (ii) on the date of issuance with respect to all other Letters of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

(b) To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in ARTICLE III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

(c) At least two Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice and if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the Administrative Agent on or before the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit (1) directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in Section 3.2 or that one or more conditions specified in ARTICLE III are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank’s usual and customary business practices.

(d) The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m. on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided, that for purposes solely of such Borrowing, the conditions precedent set forth in

Section 3.2 hereof shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.7. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.

(e) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank. Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided, that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.

(f) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraphs (d) or (e) of this Section on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided, that if such Lender shall fail to make such payment to the Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the rate set forth in Section 2.14(d).

(g) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding that its reimbursement obligations with respect to the Letters of Credit be Cash Collateralized pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid fees thereon; provided, that such obligation to Cash Collateralize the reimbursement obligations of the Borrower with respect to Letters of Credit shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 8.1. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Borrower agrees to execute any documents and/or certificates to effectuate the intent of this paragraph. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents. If the Borrower is required to Cash Collateralize the reimbursement obligations of the Borrower with respect to Letters of Credit as a result of the occurrence of an Event of Default, such cash collateral so posted (to the extent not so applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(h) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit outstanding at the end of such calendar quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

(i) The Borrower’s obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

(i) Any lack of validity or enforceability of any Letter of Credit or this Agreement;

(ii) The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

(iii) Any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) Payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;

(v) Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.22, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; or

(vi) The existence of a Default or an Event of Default.

Neither the Administrative Agent, the Issuing Bank, the Lenders nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any actual direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise due care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(j) Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued and subject to applicable laws, (i) each standby Letter of Credit shall be governed by the “International Standby Practices 1998” (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued), (ii) each documentary Letter of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (or such later revision as may be published by the International Chamber of Commerce on any date any Letter of Credit may be issued) and (iii) the Borrower shall specify the foregoing in each letter of credit application submitted for the issuance of a Letter of Credit.

Section 2.23. Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders;

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to ARTICLE VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or the Swingline Lender hereunder; third, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.28; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.28; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded LC Exposure and Swingline Exposure are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.23(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.23(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(iii) (A) No Defaulting Lender shall be entitled to receive any fee described in Section 2.14(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive a fee described in Section 2.14(c)(i) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolver Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.28.

(C) With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s LC Exposure or Swingline Exposure that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Bank and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s or the Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) All or any part of such Defaulting Lender’s LC Exposure and Swingline Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolver Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) If the reallocation described in clause (iv) immediately above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.28.

(b) If the Borrower, the Administrative Agent, the each Swingline Lender and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and the LC Exposure and Swingline Exposure to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.23(a)(ii), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.24. Incremental Credit Extensions.

(a) From time to time on or after the Closing Date, subject to the terms and conditions set forth herein, the Borrower may, upon ten (10) Business Days’ prior written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add one or more additional tranches of term loans (the “Incremental Term Loans”) or one or more increases in the Revolving Commitments (the “Incremental Revolving Commitments”; together with the Incremental Term Loans, the “Incremental Facilities”), provided that at the time of the effectiveness of each Incremental Facility Amendment (i) no Default or Event of Default has occurred and is continuing or shall result therefrom, (ii) the Borrower and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in ARTICLE VI as of the last day of the most recently ended Fiscal Quarter after giving effect to such Incremental Revolving Commitments (assuming for such purpose that such Incremental Revolving Commitments are fully drawn at such time) or Incremental Term Loans, as applicable, (iii) each of the conditions set forth in Section 3.2 shall have been satisfied and (iv) the Administrative Agent shall have received from the Borrower such legal opinions, resolutions, certificates and other documents as the Administrative Agent may reasonably request. Notwithstanding anything to contrary herein, but subject to clause (e) immediately below, the aggregate principal amount of all Incremental Facilities shall not exceed the sum of $200,000,000. Each Incremental Facility shall be in an integral multiple of $5,000,000 and be in an aggregate principal amount that is not less than $10,000,000 in case of Incremental Term Loans or $10,000,000 in case of Incremental Revolving Commitments, provided that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above of if the Administrative Agent agrees in writing to a lesser minimum amount. Each Incremental Facility shall rank pari passu in right of payment, and shall have the same guarantees as, and be secured by the same Collateral securing, all of the other Obligations hereunder.

(b) Except with respect to the Term Loan A-1, any Incremental Term Loans (i) for purposes of prepayments, shall be treated substantially the same as (and in any event no more favorably than) the Term Loan A and (ii) other than amortization, pricing or maturity date, shall have the same terms as the Term Loans or such other terms as are reasonably satisfactory to the Administrative Agent, provided that (A) any Incremental Term Loan shall not have a final maturity date earlier than the Term Loan A Maturity Date and (B) any Incremental Term Loan shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the then-remaining Term Loan A.

(c) Any Incremental Revolving Commitment shall be on the same terms and conditions as, and pursuant to the same documentation as applicable to, the Revolving Commitments. From and after the making of an Incremental Term Loan or the addition of any Incremental Revolving Commitments pursuant to this Section, such Incremental Term Loan and such revolving loan funded pursuant to an Incremental Revolving Commitment shall be deemed a “Loan”, “Term Loan” and/or “Revolving Loan”, as applicable, hereunder for all purposes hereof, and, except as set forth in clause (b) immediately above with respect to Incremental Term Loans, shall be subject to the same terms and conditions as each other Term Loan or Revolving Loan made pursuant to this Agreement.

(d) Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans and/or Incremental Revolving Commitments. Except with respect to the Term Loan A-1, each Lender shall have the right for a period of ten (10) day following receipt of such notice, to elect by written notice to the Borrower and the Administrative Agent to provide the requested Incremental Facility by a principal amount equal to its Pro Rata Share of such Incremental Facility. Any Lender who does not respond within such 10 day period shall be deemed to have elected not to provide such Incremental Facility. If any Lender shall elect not to provide such Incremental Facility pursuant to this Section 2.24, the Borrower may designate any other bank or other financial institution (which may be, but need not be, one or more of the existing Lenders), which agrees to provide such Incremental Facility (any such other bank or other financial institution being called an “Additional Lender”) and in the case of any Additional Lender, agrees to become a party to this Agreement, provided that the Issuing Bank (in the case of an increase through an Incremental Revolving Commitment) and the Administrative Agent shall have consented (such consent not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Commitment if such consent would be required under Section 10.4(b) for an assignment of Loans or Revolving Commitments, as applicable, to such Lender or Additional Lender. Any Additional Lender shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Lender and the Administrative Agent; provided, that no Incremental Facility Amendment shall be required for the Term Loan A-1 if the Administrative Agent and the Borrower so determine. No Incremental Facility Amendment shall require the consent of any Lenders other than the Additional Lenders and/or any existing Lender who has elected to provide any Incremental Term Loans or increase its Revolving Commitment with respect to such Incremental Facility Amendment. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Commitments, unless it so agrees. Commitments in respect of any Incremental Term Loans or Incremental Revolving Commitments shall become Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section. Upon each increase in the Revolving Commitments pursuant to this Section, (a) each Lender holding a Revolving Commitment immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Commitment (each a “Incremental Revolving Lender”) in respect of such increase, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swingline Loans held by each Lender holding a Revolving Commitment (including each such Incremental Revolving Lender) will equal its Pro Rata Share and (b) if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such increase of the Revolving Commitments be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such increase in Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with (a). The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. This Section 2.24(d) shall supersede any provisions in Section 2.21(a) and Section 10.2 to the contrary.

(e) If the Term Loan A-1 Commitment provided on the Closing Date is less than $50,000,000, the Borrower shall have the right for a period of 30 days following the Closing Date to obtain an Incremental Term Loan in accordance with this Section 2.24, and the principal amount of such Incremental Term Loan shall be excluded for purposes of determining the limitations set forth in clause (a) of this Section 2.24; provided, that (i) such Incremental Term Loan shall for all purposes be deemed to be the “Term Loan A-1” and shall be subject to the terms, conditions and provisions herein related to the “Term Loan A-1” and (ii) in no event shall such Incremental Term Loan, together with any portion of the Term Loan A-1 funded on the Closing Date, if any, exceed $50,000,000.

Section 2.25. Maturity Extensions.

(a) Notwithstanding anything to the contrary in this Agreement (but subject to Section 2.9(d)), pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term Loans with a like maturity date or Revolving Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Commitments and otherwise modify the terms of such Term Loans and/or Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing or decreasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension”), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders or after giving effect to such Extension, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Commitment of any Lender that agrees to an Extension with respect to such Revolving Commitment extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Commitments being extended (and related outstandings); provided that (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments) of Loans with respect to Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Commitments, (2) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (3) assignments and participations of Extended Revolving Commitments and Extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans so extended, (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined between the Borrower and the Extending Term Lenders and be set forth in the relevant Extension Offer), the Term Loans of any Lender that agrees to an Extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the Latest Maturity Date, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Commitments, as the case may be, in respect of which relevant Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Loans, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (viii) all documentation in respect of such Extension shall be consistent with the foregoing, (ix) any applicable Minimum Extension Condition (as defined in clause (b) below) shall be satisfied unless waived by the Borrower and (x) at no time shall there be (A) Revolving Commitments hereunder which have more than two different maturity dates and (B) Term Loans hereunder which have more than two different maturity dates, unless, in either case, the Administrative Agent agrees to permit additional maturity dates. For the avoidance of doubt, no Lender shall be obligated or otherwise required to participate in any Extension without its express consent.

(b) With respect to all Extensions consummated by the Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 or Section 2.12 and (ii) each Extension Offer is required to be in a minimum amount of $10,000,000; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Commitments (as applicable) of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Commitments, the consent of the Issuing Bank and Swingline Lender. All Extended Term Loans, Extended Revolving Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under the Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under the Loan Documents. Each of the parties hereto hereby agrees that the Administrative Agent and the Borrower may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section and any Extension (including any amendments necessary to treat the Loans and Commitments subject thereto as Extended Term Loans, Extended Revolving Loans and/or Extended Revolving Commitments and as a separate “Tranche” and “Class” hereunder of Loans and Commitments, as the case may be). In addition, if so provided in such amendment and with the consent of the Issuing Bank and the Swingline Lender, as applicable, participations in Letters of Credit and Swingline Loans expiring on or after the Revolving Commitment Termination Date in respect of Revolving Loans and Revolving Commitments shall be re-allocated from Lenders holding Revolving Commitments to Lenders holding Extended Revolving Commitments in accordance with the terms of such amendment; provided that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving

Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least 10 Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.

(e) If the Revolving Commitment Termination Date in respect of any tranche of Revolving Commitments occurs prior to the expiration of any Letter of Credit, then (i) if another tranche of Revolving Commitments in respect of which the Revolving Commitment Termination Date shall not have occurred is then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 2.22.) under (and ratably participated in by Lenders pursuant to) the Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in a manner satisfactory to the Administrative Agent and the Issuing Bank but only up to the amount of such Letter of Credit not so reallocated. Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Revolving Commitment Termination Date with respect to a given tranche of Revolving Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Lenders in any Letter of Credit issued before such Revolving Commitment Termination Date.

(f) Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of this Section 2.25; provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Pro Rata Share, in each case, without the written consent of such affected Lender.

Section 2.26. Mitigation of Obligations.

If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.18 or Section 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

Section 2.27. Replacement of Lenders.

If (a) any Lender requests compensation under Section 2.18, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, (c) any Lender is a Defaulting Lender, or (d) in connection with any proposed amendment, waiver, or consent, the consent of all of the Lenders, or all of the Lenders directly affected thereby, is required pursuant to Section 10.2, and any such Lender refuses to consent to such amendment, waiver or consent as to which the Required Lenders have consented, then, in each case, the Borrower may, at its sole expense and effort (but without prejudice to any rights or remedies the Borrower may have against such Defaulting Lender), upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b)) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender but excluding any Defaulting Lender); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) prior to, or contemporaneous with, the replacement of such Lender, such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts), (iii) in the case of a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments and (iv) in the case of clause (d) above, the assignee Lender shall have agreed to provide its consent to the requested amendment, waiver or consent.

Section 2.28. Cash Collateral For Defaulting Lenders.

At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.23(a)(iv) and any Cash Collateral provided by or in respect of such Defaulting Lender) in an amount not less than 103% of the Fronting Exposure in respect of all Letters of Credit issued and outstanding at such time.

(a) The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligations in respect of LC Exposure, to be applied pursuant to clause (b) immediately below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than 103% of the Fronting Exposure in respect of all Letters of Credit issued and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by or in respect of the Defaulting Lender).

(b) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section or Section 2.23 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation in respect of its LC Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c) Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.23, the Borrower or other Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral to be so held was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

ARTICLE III

CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

Section 3.1. Conditions To Effectiveness.

The obligations of the Lenders (including the Swingline Lender) to make the initial Loans and the obligation of the Issuing Bank to issue any initial Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2).

(a) The Administrative Agent shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or the Arrangers (including the Fee Letter).

(b) The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance satisfactory to the Lenders:

(i) a counterpart of this Agreement signed by or on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(ii) duly executed Notes payable to any Lender requesting a Note, if so requested;

(iii) the Guaranty Agreement duly executed by each Subsidiary required to execute the Guaranty Agreement in connection with the Existing Credit Agreement or otherwise required pursuant to Section 5.10;

(iv) the Pledge and Security Agreement duly executed by each of the Loan Parties and the Intellectual Property Security Agreements duly executed by the applicable Loan Parties having rights in intellectual property subject to such agreements;

(v) an amendment to, or an amendment and restatement of, the Prudential Senior Secured Note Agreement duly executed by each party thereto;

(vi) the Intercreditor Agreement;

(vii) a certificate of the Secretary or Assistant Secretary of each Loan Party in the form of Exhibit 3.1(b)(vii), (a) attaching and certifying copies of (w) its bylaws, partnership agreement or limited liability company agreement, or comparable organizational documents, as applicable, and (x) resolutions of its board of directors, board of members or general partner, as applicable, authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (y) its articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents, as applicable, and (z) evidence of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign entity and (b) certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

(viii) a certificate of the Chief Financial Officer of the Borrower that, after giving effect to the Credit Extensions made on the Closing Date, neither the Borrower nor its Subsidiaries will be “insolvent,” within the meaning of such term as defined in § 101 of Title 11 of the United States Code, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated;

(ix) a favorable written opinion of (x) Pillsbury Winthrop Shaw Pittman LLC, counsel to the Loan Parties, and (y) Polsinelli Shughart PC, special Kansas counsel to Midland Credit Management, Inc., each addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;

(x) a certificate in the form of Exhibit 3.1(b)(x), dated the Closing Date and signed by a Responsible Officer:

(a) certifying that, after giving effect to the funding of any initial Loan or initial issuance of a Letter of Credit (x) no Default or Event of Default exists, (y) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct and (z) since the date of the financial statements of the Borrower described in Section 4.4, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;

(b) certifying that no litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries that (y) purports to enjoin or restrain any Lender from making a Credit Extension hereunder or (z) could reasonably be expected to have a Material Adverse Effect;

(c) attaching certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any contractual obligation of each Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority regarding this Agreement or any transaction being financed with the proceeds hereof shall be ongoing; and

(d) attaching certified copies of all agreements, indentures or notes governing the terms of any Material Indebtedness and all other material agreements, documents and instruments to which any Loan Party or any of its assets are bound.

(xi) a duly executed Notice of Borrowing;

(xii) the results of a Lien search (including a search as to judgments, pending litigation, tax and intellectual property matters), in form and substance reasonably satisfactory to the Administrative Agent, made against the Loan Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Loan Party, indicating among other things that the assets of each such Loan Party are free and clear of any Lien (except for Permitted Liens);

(xiii) evidence reasonably satisfactory to the Administrative Agent that at least sixty percent (60%) of all cash collections and other Receivables acquired by any Loan

Party have, prior to the Closing Date, been deposited in collection accounts maintained with one or more of the Lenders;

(xiv) (a) copies of audited consolidated financial statements for the Borrower and its Subsidiaries for the three fiscal years most recently ended for which financial statements are available and interim unaudited financial statements for each quarterly period ended since the last audited financial statements for which financial statements are available and (b) projections prepared by management of the Borrower of balance sheets and income statements of the Borrower and its Subsidiaries, which will be quarterly for the first year after the Closing Date, and balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries, annually thereafter for the term of this Agreement;

(xv) a duly completed and executed Compliance Certificate of the Borrower including pro forma calculations establishing compliance with the financial covenants set forth in ARTICLE VI hereof as of the most recently completed fiscal quarter of the Borrower for which financial statements are available;

(xvi) all information the Administrative Agent and each Lender may request with respect to the Borrower and its Subsidiaries in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and any other “know your customer” or similar laws or regulations; and

(xvii) certificates of insurance issued on behalf of insurers of the Loan Parties, describing in reasonable detail the types and amounts of insurance (property and liability) maintained by the Loan Parties, naming the Collateral Agent as additional insured on liability policies and lender loss payee endorsements for property and casualty policies.

(c) The Collateral Agent shall have received (i) the certificates, if any, evidencing the capital stock or other equity interests pledged pursuant to the Pledge and Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, subject to Section 5.12 and (ii) each instrument pledged to the Collateral Agent pursuant to the Pledge and Security Agreement endorsed in blank (or accompanied by an executed transfer form in blank reasonably satisfactory to the Collateral Agent) by the pledgor thereof.

(d) Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Collateral Agent to be executed, filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens), shall have been duly executed and delivered and/or be in proper form for filing, registration or recordation.

Section 3.2. Each Credit Event.

The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:

(a) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist;

(b) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, extension or renewal of such Letter of Credit, in each case before and after giving effect thereto;

(c) No order, judgment or decree of any arbitrator or Governmental Authority shall purport to enjoin or restrain any Lender from making such Credit Extension;

(d) If, after giving to effect to such Credit Extension and any repayment of Loans to be made on the date such Credit Extension is made, the Aggregate Revolving Credit Exposure will be increased above the amount of the Borrowing Base as shown on the then most recently delivered Borrowing Base Certificate, the Lenders and the Administrative Agent shall have received an updated Borrowing Base Certificate as of a later date demonstrating Borrowing Base availability to support such increased Aggregate Revolving Credit Exposure; and

(e) the Borrower shall have delivered a Notice of Borrowing (if applicable).

Each Borrowing and each issuance, amendment, extension or renewal of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b), (c) and (d) of this Section 3.2.

Section 3.3. Delivery of Documents.

All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this ARTICLE III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

Section 3.4. Effect of Amendment and Restatement.

(a) Upon this Agreement becoming effective pursuant to Section 3.1, from and after the Closing Date: (a)(i) all outstanding “Revolving Loans” (as such term is defined in the Existing Credit Agreement), if any, shall be deemed to be Revolving Loans outstanding hereunder, (ii) all outstanding “Swing Line Loans” (as such term is defined in the Existing Credit Agreement), if any, shall be deemed to be Swingline Loans outstanding hereunder and (iii) each outstanding “Letter of Credit” (as such term is defined in the Existing Credit Agreement), if any, shall be deemed to be a Letter of Credit issued and outstanding hereunder; (b) all terms and conditions of the Existing Credit Agreement and any other “Loan Document” as defined therein, as amended and restated by this Agreement and the other Loan Documents being executed and delivered on the Closing Date, shall be and remain in full force and effect, as so amended, and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties to the Lenders and the Agents; (c) the terms and conditions of the Existing Credit Agreement shall be amended as set forth herein and, as so amended and restated, shall be restated in their entirety, but shall be amended only with respect to the rights, duties and obligations among the Borrower, the Lenders and the Agents accruing from and after the Closing Date; (d) this Agreement shall not in any way release or impair the rights, duties, Obligations or Liens created pursuant to the Existing Credit Agreement or any other “Loan Document” as defined therein or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Closing Date, except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, Obligations and Liens are assumed, ratified and affirmed by the Borrower; (e) all indemnification obligations of the Loan Parties under the Existing Credit Agreement and any other “Loan Document” as defined therein shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of the Lenders, the Agents, and any other Person indemnified under the Existing Credit Agreement or such other Loan Document at any time prior to the Closing Date; (f) the Obligations incurred under the Existing Credit Agreement shall, to the extent outstanding on the Closing Date, continue outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not constitute a substitution or novation of such Obligations or any of the other rights, duties and obligations of the parties hereunder (it being understood and agreed by the parties hereto that the Term Loans will be used to replace and refinance (but not repay or otherwise satisfy) a portion of the outstanding principal amount of the “Revolving Loans” (under and as defined in the Existing Credit Agreement) in an aggregate amount of $150,000,00); (g) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or the Agents under the Existing Credit Agreement, nor constitute a waiver of any covenant, agreement or obligation under the Existing Credit Agreement, except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby; and (h) any and all references in the Loan Documents to the Existing Credit Agreement shall, without further action of the parties, be deemed a reference to the Existing Credit Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended, modified, supplemented or amended and restated from time to time hereafter.

(b) The Administrative Agent, the Lenders and the Borrower agree that the Revolving Loan Commitment (as defined in the Existing Credit Agreement) of each of the Lenders immediately prior to the effectiveness of this Amendment shall be reallocated among the Lenders such that, immediately after the effectiveness of this Agreement in accordance with its terms, the Revolving Commitment and the Term Loan Commitment of each Lender shall be as set forth on Schedule II-A and Schedule II-B, respectively. In order to effect such reallocations, assignments shall be deemed to be made among the Lenders in such amounts as may be necessary, and with the same force and effect as if such assignments were evidenced by the applicable Assignment and Acceptance (but without the payment of any related assignment fee), and no other documents or instruments shall be required to be executed in connection with such assignments (all of which such requirements are hereby waived). Further, to effect the foregoing, each Lender agrees to make cash settlements in respect of any outstanding Revolving Loans (including cash settlements to those lenders party to the Existing Credit Agreement who have elected not to be a Lender under this Agreement on the Closing Date), either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, such that after giving effect to this Agreement, each Lender holds Revolving Loans equal to its Applicable Revolver Percentage (based on the Revolving Commitment of each Lender as set forth on Schedule II-A) and each Lender holds Term Loans equal to the amount set forth on Schedule II-A and Schedule II-B, respectively, in an amount equal to the Term Loan Commitment of such Lender, if any.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

Section 4.1. Existence and Standing.

Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company (a) duly and properly incorporated or organized, as the case may be, (b) validly existing and (c) (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except in the case of this clause (c) where failure to be in good standing or to be so authorized could not reasonably be expected to have a Material Adverse Effect (it being understood and agreed, for purposes of this Section, that the failure of the Borrower or its Subsidiaries to be in good standing or to be authorized to conduct its business in any jurisdiction where such failure could have a material and adverse impact on the ability of such Person to enforce or otherwise collect in the Receivables of such Person in any such jurisdiction shall be deemed to have a Material Adverse Effect).

Section 4.2. Authorization and Validity.

The Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) requirements of reasonableness, good faith and fair dealing.

Section 4.3. No Conflict; Government Consent.

Neither the execution and delivery by the Borrower or its Subsidiaries, as applicable, of the Loan Documents to which such Person is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or (iii) the provisions of any material indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with, or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of, any such indenture, instrument or agreement, except, in the case of clause (i), for any such violation which could not reasonably be expected to have a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

Section 4.4. Financial Statements; No Material Adverse Change.

The December 31, 2011 audited consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Administrative Agent and the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended. Since December 31, 2011, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower, any Guarantor, or the Borrower and its Subsidiaries taken together, in each case which could reasonably be expected to have a Material Adverse Effect

Section 4.5. Litigation and Contingent Obligations.

There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than liabilities incident to any litigation, arbitration or proceeding which could not reasonably be expected to be in an aggregate amount in excess of $5,000,000, none of the Borrower or its Subsidiaries has any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 4.4.

Section 4.6. Compliance with Laws.

The Borrower and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any failure to comply which could not reasonably be expected to have a Material Adverse Effect.

Section 4.7. Investment Company Act.

Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Section 4.8. Taxes.

Except as disclosed on Schedule 4.8, the Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except in respect of such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists (except as permitted by Section 7.2(a)). Except as disclosed on Schedule 4.8 as of the Closing Date, none of the United States income tax returns of the Borrower and its Subsidiaries are being audited by the Internal Revenue Service. To the knowledge of any of the Borrower’s officers, no Liens have been filed, and no claims are being asserted with respect to such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

Section 4.9. Regulation U.

Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate of buying or carrying margin stock (as defined in Regulation U), and after applying the proceeds of each Credit Extension, margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or any other restriction hereunder.

Section 4.10. ERISA.

The Unfunded Liabilities of all Single Employer Plans and all nonqualified deferred compensation arrangements do not in the aggregate exceed $5,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, within the meaning of Section 4201 of ERISA, any withdrawal liability to Multiemployer Plans in excess of an amount that would have a Material Adverse Effect. Each Plan complies in all material respects with all applicable requirements of law and regulations. No Reportable Event has occurred with respect to any Plan. Neither the Borrower nor any other member of the Controlled Group has withdrawn from any Multiemployer Plan within the meaning of Title IV of ERISA or initiated steps to do so, and no steps have been taken to reorganize or terminate, within the meaning of Title IV of ERISA, any Multiemployer Plan.

Section 4.11. Ownership of Property.

The Borrower and its Subsidiaries have good title, free of all Liens other than those permitted by Section 7.2, to all of the Property and assets reflected in the Borrower’s most recent consolidated financial statements provided to the Administrative Agent, as owned by the Borrower and its Subsidiaries, except for minor irregularities in title that (i) do not materially interfere with the business or operations of the Borrower or its Subsidiaries as presently conducted and (ii) do not adversely affect the value of any of the Collateral in any material respect. Each of the Borrower and its Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe in any respect on the rights of any other Person, except for any such infringement which could not reasonably be expected to have a Material Adverse Effect.

Section 4.12. Accuracy of Information.

No Loan Document or written statement furnished by the Borrower or any of its Subsidiaries to the Agents or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained, on the date such Loan Document was entered into or such statements were made, any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading in their presentation of the Borrower, its Subsidiaries, their businesses and their Property. The Borrower makes no representation or warranty concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, except that as of the date made (i) such forecasts, estimates, pro forma information, projections and statements were based on good faith assumptions of the management of the Borrower and (ii) such assumptions were believed by such management to be reasonable; it being understood and agreed that such forecasts, estimates, pro forma information, projections and statements, and the assumptions on which they are based, may or may not prove to be correct. In addition, the information provided by or on behalf of the Loan Parties with respect to the Receivables owned or to be acquired by the Loan Parties (or the related purchase agreements) is, to the Borrower’s knowledge and as of the date provided, true and correct in all material respects and, to the Borrower’s knowledge, does not contain any material omissions which would cause such information to be materially misleading with respect to such Receivables, taken as a whole.

Section 4.13. Environmental Matters.

The Borrower is in compliance with all applicable Environmental Laws, except for any noncompliance which could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

Section 4.14. Subsidiaries.

Schedule 4.14 contains an accurate list of all Subsidiaries of the Borrower as of the Closing Date, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries and whether such Subsidiary, as of the Closing Date, is an Immaterial Subsidiary. As of the Closing Date, there are no Excluded Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

Section 4.15. Solvency.

After giving effect to the execution and delivery of the Loan Documents, and the making of the Loans under this Agreement, neither the Borrower nor its Subsidiaries will be “insolvent,” within the meaning of such term as defined in § 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

Section 4.16. Insurance.

The Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies insurance on their Property as necessary to conduct their business in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as is consistent with sound business practice.

Section 4.17. SDN List Designation.

Neither the Borrower nor any of its Subsidiaries or Encore Affiliates is a country, individual or entity named on the Specifically Designated National and Blocked Persons (SDN) list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

Section 4.18. Patriot Act.

Each of the Borrower and its Subsidiaries is in compliance with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of any Loan, and no Letters of Credit, will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 4.19. Plan Assets; Prohibited Transactions.

The Borrower is not an entity deemed to hold “plan assets” within the meaning of Section 3(42) of ERISA or 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

Section 4.20. Material Agreements.

Except as described in Schedule 4.20, neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate or similar restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any (i) agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Material Indebtedness.

Section 4.21. No Default or Event of Default.

No Default or Event of Default has occurred and is continuing.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding:

Section 5.1. Financial Statements and Other Information.

The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Administrative Agent and each Lender:

(a) Within 90 days after the close of each of its fiscal years, financial statements prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, statements of income and statements of cash flows, accompanied by (a) an audit report, unqualified as to scope, of BDO USA LLP or another nationally recognized firm of independent public accountants or other independent public accountants reasonably acceptable to the Required Lenders (provided that so long as the Borrower is a reporting company, filing of the Form 10-K by the Borrower with respect to a fiscal year within such 90-day period on the website of the Securities and Exchange Commission at http://www.sec.gov shall satisfy the requirement for the annual audit report and consolidated financial statements for such fiscal year under this clause (a)) and (b) any management letter prepared by said accountants;

(b) Within 45 days after the close of the first three quarterly periods (commencing with the fiscal quarter ending September 30, 2012) of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated statements of income and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified as to fairness of presentation, compliance with Agreement Accounting Principles and consistency by its chief financial officer, treasurer or assistant treasurer (provided that so long as the Borrower is a reporting company, filing of the Form 10-Q by the Borrower with respect to a fiscal quarter within such 45-day period on the website of the Securities and Exchange Commission at http://www.sec.gov shall satisfy the requirement for certified quarterly consolidated financial statements for such fiscal quarter under this clause (b));

(c) together with the delivery of the financial statements referred to in clauses (a) and (b) above, a Compliance Certificate signed by its chief financial officer, treasurer or assistant treasurer showing the calculations necessary to determine compliance with the relevant provisions of this Agreement, an officer’s certificate in substantially the form of Exhibit 5.1(c) stating that no Default or Event Default exists, or if any Default or Event of Default exists, stating the nature and status thereof, and a certificate executed and delivered by the chief executive officer or chief financial officer stating that the Borrower and each of its principal officers are in compliance with all requirements of Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto (provided that so long as the Borrower is a reporting company, delivery of the certificates required pursuant to Section 302 and 906 of the Sarbanes-Oxley Act of 2002 as contained in the form 10-K or Form 10-Q filed by the Borrower and delivered pursuant to clauses (a) and (b) above shall satisfy the requirement for such certification of compliance with the Sarbanes-Oxley Act under this clause (c));

(d) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer, treasurer or assistant treasurer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

(e) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect;

(f) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, including, without limitation, all certifications and other filings required by Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto;

(g) As soon as practicable, and in any event within 90 days after the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Borrower for such fiscal year;

(h) As soon as possible, and in any event within 3 Business Days (in the case of the Borrower) and 15 days (in the case of any Guarantor) after the occurrence thereof, a reasonably detailed notification to the Administrative Agent and its counsel of any change in the jurisdiction of organization of the Borrower or any Guarantor;

(i) As soon as practicable, and in any event within thirty (30) days after the close of each calendar month, the Borrower shall provide the Administrative Agent and the Lenders with a Borrowing Base Certificate (containing a certification by an Authorized Officer that the Receivables Portfolios included in the Borrowing Base referenced in such Borrowing Base Certificate are performing, in the aggregate, at a sufficient level to support the amount of such Borrowing Base), together with such supporting documents (including without limitation (i) to the extent requested by the Administrative Agent, copies of all bills of sale and purchase agreements evidencing the acquisition of Receivables Portfolios included in the Borrowing Base and (ii) a copy of the most recent static pool report with respect to such Receivables Portfolios as the Administrative Agent reasonably deems desirable, all certified as being true and correct in all material respects by an Authorized Officer of the Borrower). The Borrower may update the Borrowing Base Certificate more frequently than monthly and the most recently delivered Borrowing Base Certificate shall be the applicable Borrowing Base Certificate for purposes of determining the Borrowing Base at any time;

(j) Such other information (including non-financial information, and including the audit report with respect to the following reports and evaluations (but not the reports or evaluations themselves): the Commercial Finance Examination Reports and evaluations of the Bureau Enhanced Behavioral Liquidations Score and the Unified Collections Score) as the Administrative Agent or any Lender may from time to time reasonably request.

If any information which is required to be furnished to the Lenders under this Section 6.1 is required by law or regulation to be filed by the Borrower with a government body on an earlier date, then the information required hereunder shall be furnished to the Lenders by no later than 5 Business Days after such earlier date.

In the event that any financial statement delivered pursuant to clauses (a) or (b) immediately above or any Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or any Commitment is in effect when such inaccuracy is discovered, but only to the extent such inaccuracy is discovered within twelve (12) months after any Obligations cease to be outstanding (other than any contingent Obligations)), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall promptly deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Margin for such Applicable Period shall be determined in accordance with the corrected Compliance Certificate, and (iii) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest owing, if any, as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent to the Obligations, net of any interest paid during the prior twelve (12) months as a result of any inaccuracy which, if corrected, would have led to the application of a lower Applicable Margin for any period. This Section 5.1 shall not limit the rights of the Administrative Agent or the Lenders with respect to Section 2.13(c) and ARTICLE VIII.

Section 5.2. Notices of Default and Material Events.

Within three (3) Business Days after an Authorized Officer becomes aware thereof, the Borrower will, and will cause each Subsidiary to, give notice in writing to the Lenders of the occurrence (i) of any Default or Event of Default and (ii) of any other development, financial or otherwise, which (solely with respect to this clause (ii)) could reasonably be expected to have a Material Adverse Effect

Section 5.3. Conduct of Business.

The Borrower will, and will cause each Subsidiary to: (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is conducted on the Closing Date; provided that in no event shall any member of the Propel Group engage in any business such that it would acquire any material amount of Receivables to the extent such Receivables could be Eligible Receivables if held by a Loan Party and (ii) do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, as in effect on the Closing Date, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except (i) as permitted by Section 7.3 or (ii) to the extent that the failure to maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

Section 5.4. Compliance with Laws.

The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, ERISA and Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 to which it may be subject where non-compliance with such laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards could reasonably be expected to cause a Material Adverse Effect.

Section 5.5. Taxes.

The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

Section 5.6. Maintenance of Properties.

Subject to Section 7.6, the Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep the tangible Property material to the operation of its business in good repair, working order and condition, (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

Section 5.7. Inspection; Keeping of Books and Records.

The Borrower will, and will cause each Subsidiary to, permit the Agents and the Lenders, by their respective representatives and agents (at reasonable times and upon reasonable advance written notice, so long as no Default or Event of Default has occurred and is continuing) to inspect (including without limitation to conduct an annual field examination of) any of its Property, including, without limitation, an audit by the Administrative Agent or professionals (including consultants and accountants) retained by the Administrative Agent of the Borrower’s practices in the computation of the Borrowing Base, inspection and audit of the Collateral, books and financial records of the Borrower and each Loan Party, to examine and make copies of the books of accounts and other financial records of the Borrower and each Loan Party, and to discuss the affairs, finances and accounts of the Borrower and each Loan Party with, and to be advised as to the same by, their respective officers. The Borrower shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, the Borrower, upon either Agent’s request, shall turn over copies of any such records to such Agent or its representatives. The Borrower shall pay the fees and expenses of the Administrative Agent and such professionals with respect to such examinations, audits and evaluations; provided, that, the Administrative Agent shall undertake only one (1) field examination/audit during any period of twelve (12) consecutive months at the Borrower’s expense. Notwithstanding the foregoing, in addition to the field examinations and audits described above, the Administrative Agent may have additional field examinations and audits done if an Event of Default shall have occurred and be continuing, at the Borrower’s expense.

Section 5.8. Insurance.

The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on their Property in such amounts, subject to such deductibles and self-insurance retentions, and covering such risks as is consistent with sound business practice. The Borrower shall deliver to the Collateral Agent endorsements in form and substance reasonably acceptable to the Collateral Agent to all general liability and other liability policies name the Collateral Agent as an additional insured. The Borrower shall furnish to any Lender such additional information as such Lender may reasonably request regarding the insurance carried by the Borrower and its Subsidiaries. In the event the Borrower or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Collateral Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Collateral Agent deems advisable. All sums so disbursed by the Collateral Agent shall constitute part of the Obligations, payable as provided in this Agreement.

Section 5.9. Use of Proceeds.

The Borrower will, and will cause each Subsidiary to, use the proceeds of the Loans for working capital and general corporate purposes, which may include, without limitation, purchases of Receivables Portfolios, Permitted Acquisitions and repayment of Indebtedness under the Existing Financing Arrangements. The Borrower shall use the proceeds of Credit Extensions in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulation U and X, the Securities Act of 1933, and the Exchange Act, and the rules and regulations promulgated under any of the foregoing.

Section 5.10. Guarantors.

The Borrower shall cause each of its Subsidiaries (other than the Excluded Subsidiaries, Immaterial Subsidiaries and each member of the Propel Group) to guarantee pursuant to the Guaranty Agreement or supplement thereto (or, in the case of a Foreign Subsidiary, any other guaranty agreement requested by the Administrative Agent) the Secured Obligations. In furtherance of the above, after the formation or acquisition of any Subsidiary, the Borrower shall promptly (and in any event upon the earlier of (x) such time as such Subsidiary becomes a guarantor, co-borrower or other obligor under the Prudential Financing and (y) within 45 days after such formation or acquisition) (i) provide written notice to the Administrative Agent and the Lenders upon any Person becoming a Subsidiary, setting forth information in reasonable detail describing all of the assets of such Person, (ii) cause such Person (other than any member of the Propel Group and any Immaterial Subsidiary) to execute a supplement to the Guaranty Agreement and such other Collateral Documents as are necessary for the Borrower and its Subsidiaries to comply with Section 5.11, (iii) cause the Applicable Pledge Percentage of the issued and outstanding equity interests of such Person and each other Pledge Subsidiary to be delivered to the Collateral Agent (together with undated stock powers signed in blank, if applicable) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge and Security Agreement (or joinder or other supplement thereto) and otherwise in form reasonably acceptable to the Administrative Agent and (iv) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other authority documents of such Person and, to the extent requested by the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, no Foreign Subsidiary shall be required to execute and deliver the Guaranty Agreement (or supplement thereto) or such other guaranty agreement if such execution and delivery would cause a Deemed Dividend Problem or a Financial Assistance Problem with respect to such Foreign Subsidiary and, in lieu thereof, the Borrower and the relevant Subsidiaries shall provide the pledge agreements required under this Section 5.10 or Section 5.11. Notwithstanding the foregoing, the Borrower will be required to comply with this Section (x) with respect to any member of the Propel Group to the extent that the provisions of the Propel

Indebtedness no longer prohibits the guaranty of the Obligations or the granting of security in respect thereto and (y) with respect to any Immaterial Subsidiary if it ceases to be an Immaterial Subsidiary under the terms of the definition thereof.

Section 5.11. Collateral.

The Borrower will cause, and will cause each other Loan Party to cause, all of its owned Property to be subject at all times to first priority, perfected Liens in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 7.2 (it being understood and agreed that (a) no control agreements will be required hereunder in respect of bank accounts and (b) Mortgages and Mortgage Instruments will only be required hereunder in respect of Mortgaged Properties). Without limiting the generality of the foregoing, the Borrower will (i) cause the Applicable Pledge Percentage of the issued and outstanding equity interests of each Pledge Subsidiary directly owned by the Borrower or any other Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other security documents as the Collateral Agent shall reasonably request and (ii) will, and will cause each Guarantor to, deliver Mortgages and Mortgage Instruments with respect to real property owned by the Borrower or such Guarantor to the extent, and within such time period as is, reasonably required by the Collateral Agent. Notwithstanding the foregoing, no pledge agreement in respect of the equity interests of a Foreign Subsidiary shall be required hereunder to the extent such pledge thereunder is prohibited by applicable law or the Administrative Agent reasonably determines that such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements.

Section 5.12. Post-Closing Obligations.

The Borrower shall execute and deliver the documents and complete the tasks set forth on Schedule 5.12, in each case as promptly as possible after the Closing Date and in any event within the time limits specified on such schedule (with any such time limit permitted to be extended by the Administrative Agent in its reasonable discretion). The provisions of Schedule 5.12 shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

ARTICLE VI

FINANCIAL COVENANTS

The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding:

Section 6.1. Cash Flow Leverage Ratio.

(a) The Borrower will not permit the ratio (the “Cash Flow Leverage Ratio”), determined as of the end of each of its fiscal quarters (commencing with the fiscal quarter ending September 30, 2012), of (i) Consolidated Funded Indebtedness of the Borrower to (ii)

Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than 2.00:1.00 for each fiscal four-quarter period.

The Cash Flow Leverage Ratio shall be calculated (i) based upon (a) for Consolidated Funded Indebtedness, as of the last day of each such fiscal quarter and (b) for Consolidated EBITDA, the actual amount as of the last day of each fiscal quarter for the most recently ended four consecutive fiscal quarters and (ii) giving pro forma effect to any Material Acquisition and Material Disposition. For purposes of this Section 6.1, “Material Acquisition” means any Acquisition or series of related Acquisitions that involves the payment of consideration by the Borrower and its Subsidiaries in excess of $10,000,000; and “Material Disposition” means any Asset Sale or series of related Asset Sales that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $10,000,000.

Section 6.2. Minimum Net Worth.

The Borrower will not permit its Consolidated Net Worth to be less than the sum of (i) a dollar amount equal to $166,506,500, plus (ii) 50% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending March 31, 2009 (without deduction for losses), plus (iii) 100% of the amount by which the Borrower’s “total stockholders’ equity” is increased after February 8, 2010 as a result of the issuance or sale by the Borrower or any of its Subsidiaries of, or the conversion of any Indebtedness of such Person into, any equity interests (including warrants and similar investments) in such Person, minus (iv) amounts expended by the Borrower to repurchase its capital stock (x) for the period after February 8, 2010 through and including the Closing Date and (y) for the all periods after the Closing Date to the extent such amounts are permitted under Section 7.5(iv)(A).

Section 6.3. Interest Coverage Ratio.

The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters (commencing with the fiscal quarter ending September 30, 2012) for the then most-recently completed four fiscal quarters, of (i) Consolidated EBIT of the Borrower to (ii) Consolidated Interest Expense, in each case as of the end of such period, to be less than 2.00:1.00.

ARTICLE VII

NEGATIVE COVENANTS

The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains outstanding:

Section 7.1. Indebtedness.

The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(a) The Obligations and Rate Management Obligations and Banking Services Obligations constituting Secured Obligations;

(b) Indebtedness existing on the Closing Date and described in Schedule 7.1(b);

(c) Indebtedness arising under Rate Management Transactions (other than for speculative purposes);

(d) Secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred by the Borrower or any of its Subsidiaries after the Closing Date to finance the acquisition of assets used in its business, if (1) the total of all such Indebtedness for the Borrower and its Subsidiaries taken together incurred on or after the Closing Date, when aggregated with the Indebtedness permitted under clause (i) immediately below, shall not exceed an aggregate principal amount of $15,000,000 at any one time outstanding, (2) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, (3) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (4) any Lien securing such Indebtedness is permitted under Section 7.2 (such Indebtedness being referred to herein as “Permitted Purchase Money Indebtedness”);

(e) Indebtedness arising from intercompany loans and advances (i) made by any Subsidiary to any Loan Party; provided that the Borrower agrees that all such Indebtedness owed to any member of the Propel Group by any Loan Party shall be expressly subordinated to the Secured Obligations pursuant to subordination provisions reasonably acceptable to the Administrative Agent, (ii) made by the Borrower to any Loan Party; (iii) made by the Borrower or any Subsidiary to any other Subsidiary solely for the purpose of facilitating, in the ordinary course of business consistent with past practice, the payment of fees and expenses in connection with collection actions or proceedings or (iv) made by the Borrower or any other Loan Party to any member of the Propel Group to the extent such loan would be permitted as an investment in compliance with the final proviso of Section 7.4(e);

(f) Guaranty obligations of the Borrower of any Indebtedness of any Subsidiary permitted under clause (b) of this Section 7.1;

(g) Guaranty obligations of any Subsidiary of the Borrower that is a Guarantor with respect to any Indebtedness of the Borrower or any other Subsidiary permitted under this Section 7.1, other than the Permitted Foreign Subsidiary Non-Recourse Indebtedness;

(h) Indebtedness under the Prudential Financing in an aggregate principal amount not to exceed $75,000,000;

(i) Additional unsecured Indebtedness of the Borrower or any Subsidiary, to the extent not otherwise permitted under this Section 7.1; provided, however, that the aggregate principal amount of such additional Indebtedness, when aggregated with the Indebtedness permitted under clause (d) immediately above shall not exceed $20,000,000 at any time outstanding;

(j) Bonds or other Indebtedness required by collections licensing laws in the ordinary course of the Loan Parties’ business;

(k) Indebtedness, liabilities and contingent obligations incurred or assumed in connection with a Permitted Acquisition; provided, however, that any such Indebtedness incurred or assumed by a Person that is a Foreign Subsidiary after giving effect to the consummation of such Permitted Acquisition shall be permitted only to the extent such Indebtedness constitutes Permitted Foreign Subsidiary Non-Recourse Indebtedness;

(l) Permitted Foreign Subsidiary Non-Recourse Indebtedness;

(m) Permitted Foreign Subsidiary Investments/Loans;

(n) Additional unsecured or subordinated Indebtedness of the Borrower or any of its Subsidiaries, to the extent not otherwise permitted under this Section 7.1; provided, however, that (i) the aggregate principal amount of such additional Indebtedness shall not exceed $150,000,000, (ii) such Indebtedness shall not mature, and shall not be subject to any scheduled mandatory prepayment, redemption or defeasance, in each case prior to five (5) years from the date of issuance of such Indebtedness and (iii) if such Indebtedness is subordinated, the terms of such subordination shall be reasonably acceptable to the Administrative Agent;

(o) The Propel Indebtedness; provided that the aggregate principal amount thereof does not exceed $200,000,000 (exclusive of intercompany loans), and the unsecured guaranty obligations of the Borrower of such Propel Indebtedness; and

(p) so long as no Default or Event of Default then exists or would result therefrom, Indebtedness of any Loan Party not otherwise permitted pursuant to this Section 7.1 in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided, that such Indebtedness shall be limited to a letter of credit facility provided to or for the benefit of the Borrower and/or its Subsidiaries.

Section 7.2. Liens.

The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

(a) Liens securing Secured Obligations;

(b) Liens for taxes, assessments or governmental charges or levies on its Property if the same (i) shall not at the time be delinquent or thereafter can be paid without penalty, (ii) are disclosed on Schedule 7.2 or (iii) are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;

(c) Liens imposed by law, such as landlords’, wage earners’, carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 45 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;

(d) Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(e) Liens as described in Schedule 7.2;

(f) Deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(g) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) Easements, reservations, rights-of-way, restrictions, survey or title exceptions and other similar encumbrances as to real property of the Borrower and its Subsidiaries which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not materially interfere with the conduct of the business of the Borrower or such Subsidiary conducted at the property subject thereto;

(i) Purchase money Liens securing Permitted Purchase Money Indebtedness (as defined in Section 7.1(d)); provided, that such Liens shall not apply to any property of the Borrower or its Subsidiaries other than that purchased with the proceeds of such Permitted Purchase Money Indebtedness;

(j) Liens existing on any asset of any Subsidiary of the Borrower at the time such Subsidiary becomes a Subsidiary and not created in contemplation of such event;

(k) Liens on any asset securing Indebtedness incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring or constructing such asset; provided that such Lien attaches to such asset concurrently with or within eighteen (18) months after the acquisition or completion or construction thereof;

(l) Liens existing on any asset of any Subsidiary of the Borrower at the time such Subsidiary is merged or consolidated with or into the Borrower or any Subsidiary and not created in contemplation of such event;

(m) Liens existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary and not created in contemplation thereof; provided that such Liens do not encumber any other Property or assets;

(n) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted under clauses (i) through (m) immediately above; provided that (a) such Indebtedness is not secured by any additional assets, and (b) the amount of such Indebtedness secured by any such Lien is not increased;

(o) Liens on the assets of any member of the Propel Group securing the Propel Indebtedness; and

(p) Liens securing Indebtedness permitted by Section 7.1(p); provided that the holder(s) of such Indebtedness and the Collateral Agent shall have entered into an intercreditor agreement with respect to such Liens (and the assets subject to such Liens) that is in form and content acceptable to the Agents.

In addition, no Loan Party shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its Properties or other assets in favor of the Collateral Agent for the benefit of the Secured Parties; provided, however, that any agreement, note, indenture or other instrument in connection with purchase money Indebtedness (including Capitalized Leases) for which the related Liens are permitted hereunder may prohibit the creation of a Lien in favor of the Collateral Agent for the benefit of the Secured Parties, with respect to the assets or Property obtained with the proceeds of such Indebtedness.

Section 7.3. Merger or Dissolution.

The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person or dissolve, except that:

(a) A Subsidiary may merge into (x) the Borrower so long as the Borrower is the survivor of such merger or (y) a Wholly-Owned Subsidiary that is a Guarantor or becomes a Guarantor promptly upon the completion of the applicable merger or consolidation so long as the Guarantor is the survivor of such merger;

(b) The Borrower or any Subsidiary may consummate any merger or consolidation in connection with any Permitted Acquisition so long as (i) in the case of the Borrower, the Borrower is the surviving entity and (ii) in the case of any Subsidiary, the Borrower has otherwise complied with Section 5.10 and Section 5.11 in respect of the surviving entity; and

(c) The Borrower and the Subsidiaries may enter into Permitted Restructurings.

Section 7.4. Investments and Acquisitions.

The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(a) (i) Cash Equivalent Investments, (ii) any Permitted Indebtedness Hedge, and (iii) other Investments described in Schedule 7.4(a);

(b) Existing Investments in Subsidiaries and other Investments in existence on the Closing Date and described in Schedule 7.4(b);

(c) Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a “Permitted Acquisition”):

(i) as of the date of the consummation of such Permitted Acquisition, no Default or Event of Default shall have occurred and be continuing or would result from such Permitted Acquisition, and the representation and warranty contained in Section 4.9 shall be true both before and after giving effect to such Permitted Acquisition;

(ii) such Permitted Acquisition is consummated pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Permitted Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any shareholder or director of the seller or entity to be acquired;

(iii) the business to be acquired in such Permitted Acquisition is similar or related to one or more of the lines of business in which the Borrower and its Subsidiaries are engaged on the Closing Date;

(iv) as of the date of the consummation of such Permitted Acquisition, all material governmental and corporate approvals required in connection therewith shall have been obtained;

(v) the aggregate Purchase Price for all such Permitted Acquisitions during the term of this Agreement shall not exceed $100,000,000; provided that the Purchase Price for any single Permitted Acquisition during the term of this Agreement shall not exceed $50,000,000;

(vi) prior to the consummation of such Permitted Acquisition, the Borrower shall have delivered to the Administrative Agent a pro forma consolidated balance sheet, income statement and cash flow statement of the Borrower and its Subsidiaries (the “Acquisition Pro Forma”), based on the Borrower’s most recent financial statements delivered pursuant to Section 5.1(a) (using, to the extent available, historical financial statements for such entity provided by the seller(s)) which shall be complete and shall fairly present, in all material respects, the financial condition and results of operations and cash flows of the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles, but taking into account such Permitted Acquisition and the funding of all Credit Extensions in connection therewith, and such Acquisition Pro Forma shall reflect that, on a pro forma basis, the Borrower would have been in compliance with the financial covenants set forth in ARTICLE VI for the period of four fiscal quarters reflected in the compliance certificate most recently delivered to the Administrative Agent pursuant to Section 5.1(c) prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Credit Extensions funded in connection therewith as if made on the first day of such period); provided, however, that no such compliance with Section 6.1 or Section 6.2 is required to be demonstrated in such Acquisition Pro Forma for an Acquisition which is either (x) solely a purchase of assets or (y) an acquisition of an entity or a going business for which no financial statements are available; and

(vii) prior to each such Permitted Acquisition, the Borrower shall deliver to the Administrative Agent a documentation, information and certification package in form reasonably acceptable to the Administrative Agent and demonstrating conformity with the applicable Acquisition Pro Forma and sufficient to describe the assets and Persons being acquired, including, without limitation:

(A)	a near-final version (with no further material amendments to be made thereto) of the acquisition agreement for such Permitted Acquisition together with drafts of the material schedules thereto;

(B)	a near-final version (with no further material amendments to be made thereto) of all documents, instruments and agreements with respect to any Indebtedness to be incurred or assumed in connection with such Permitted Acquisition; and

(C)	such other documents or information as shall be reasonably requested by the Administrative Agent in connection with such Permitted Acquisition;

(d) A Permitted Restructuring;

(e) Creation of, or investment in, a Subsidiary and in respect of which the Borrower has otherwise complied with Section 5.10 and Section 5.11; provided that in the case of any investments in any member of the Propel Group, such investment shall be permitted only to the extent that after giving effect to such investment, no Default shall exist and continue and that the Borrower shall be in compliance with Section 6.1 and Section 6.3 on a pro forma basis as if the investment occurred on the first day of the applicable period being tested pursuant to such Sections;

(f) Investments constituting Indebtedness permitted by Section 7.1(e);

(g) Investments by a Loan Party in another Loan Party;

(h) Creation of, or investment in, one or more JV Entities so long as the aggregate amount invested in such JV Entities does not exceed $20,000,000; and

(i) Permitted Foreign Subsidiary Investments/Loans.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 7.4, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

Section 7.5. Restricted Payments.

The Borrower will not, nor will it permit any Subsidiary to, make any Restricted Payment (other than dividends payable in its own capital stock) except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Guarantor, (ii) the Borrower may, so long as no Default or Event of Default has occurred and is continuing or would arise after giving effect thereto, make Restricted Payments in an aggregate amount not to exceed, during any fiscal year of the Borrower, 20% of the audited Consolidated Net Income for the then most recently completed fiscal year of the Borrower, (iii) the Borrower or any Subsidiary may acquire all or any portion of the minority interest in a JV Entity, so long as such acquisition constitutes a Permitted Acquisition, (iv) Borrower may (A) effect a conversion of Permitted Indebtedness pursuant to its terms by making any required payments of cash and/or Borrower’s capital stock and (B) make a payment of cash to enter into a Permitted Indebtedness Hedge in connection with Permitted Indebtedness, and any payments made in settlement or in performance thereof, and (v) the Borrower may, so long as the Payment Conditions (as defined below) are satisfied, make repurchases of its capital stock so long as the aggregate cumulative amount expended on and after February 8, 2010 for all such repurchases of capital stock does not exceed $50,000,000. As used herein, “Payment Conditions” means (i) no Default or Event of Default has then occurred and is continuing or would arise after giving effect thereto and (ii) before and after giving effect (including pro forma effect) thereto, (A) the Borrower is in compliance with the covenants set forth in ARTICLE VI and (B) the Aggregate Revolving Credit Exposure shall not exceed the lesser of (x) the Aggregate Revolving Commitment and (y) the Borrowing Base, in each case, then in effect.

Section 7.6. Sale of Assets.

The Borrower will not, nor will it permit any other Loan Party to, lease, sell or otherwise dispose of its Property to any other Person, except:

(a) Sales of Receivables in the ordinary course of business;

(b) A disposition or transfer of assets by a Loan Party to another Loan Party or a Person that becomes a Loan Party prior to such disposition or transfer;

(c) A disposition of obsolete Property, Property no longer used in the business of the Borrower or the other Loan Parties or other assets in the ordinary course of business of the Borrower or any other Loan Party, but excluding in each case Property (other than fixtures and personal Property) subject to a Lien under a Mortgage;

(d) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and the Loan Parties previously leased, sold or disposed of (other than dispositions otherwise permitted by this Section 7.6) as permitted by this Section during any fiscal year of the Borrower do not exceed one percent (1%) of Consolidated Tangible Assets in the aggregate;

(e) So long as the Borrower makes the prepayments and/or reinvestment of proceeds required under Section 2.12(a) in respect thereof, sales or dispositions of assets outside the ordinary course of business with an aggregate fair market value not to exceed, during the term of this Agreement, $20,000,000; and

(f) Any lease, transfer or other disposition of its Property that constitutes a permitted Investment under Section 7.4(h).

Section 7.7. Transactions with Affiliates.

The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower and the Loan Parties) except (i) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm’s-length transaction, (ii) the Permitted Restructuring and (iii) Investments permitted under Section 7.4.

Section 7.8. Subsidiary Covenants.

The Borrower will not, and will not permit any Loan Party or any member of the Propel Group to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Loan Party or member of the Propel Group (i) to pay dividends or make any other distribution on its stock, (ii) to pay any Indebtedness or other obligation owed to the Borrower or any other Subsidiary, (iii) to make loans or advances or other Investments in the Borrower or any other Subsidiary, or (iv) to sell, transfer or otherwise convey any of its property to the Borrower or any other Subsidiary, other than (A) customary restrictions on transfers, business changes or similar matters relating to earn out obligations in connection with Permitted Acquisitions and (B) as provided in this Agreement, the Prudential Senior Secured Note Agreement and as required pursuant to the documents governing the Propel Indebtedness, but only to the extent relating to the collateral owned by any member of the Propel Group securing the Propel Indebtedness.

Section 7.9. Sale and Leaseback Transactions.

The Borrower shall not, nor shall it permit any Subsidiary to, enter into any Sale and Leaseback Transaction.

Section 7.10. Financial Contracts.

The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Rate Management Transactions except for those entered into in the ordinary course of business for bona fide hedging purposes and not for speculative purposes.

Section 7.11. Acquisition of Receivables Portfolios.

The Borrower will not, nor will it permit any Loan Party to, acquire any single or related series of Receivables Portfolio with a purchase price in excess of the lesser of (i) 50% of Consolidated Tangible Net Worth as of the Borrower’s most recently ended fiscal quarter and based on the financial statements of the Borrower delivered hereunder for such fiscal quarter and (ii) $150,000,000 (it being agreed that any one or more tranches or groups of Receivables purchased by one or more Loan Parties from the same seller or an Affiliate of such seller within a period of seven (7) consecutive days shall be deemed to be a single acquisition). The Borrower will not, nor will it permit any Subsidiary to, (i) acquire any Receivable denominated in a currency other than Dollars, (ii) acquire any Receivable with respect to which the debtor is a resident of a jurisdiction other than the United States of America, (iii) acquire any Person which owns any Receivable denominated in a currency other than Dollars or any Receivable with respect to which the debtor is a resident of a jurisdiction other than the United States of America, or (iv) acquire any Person organized under the laws of any jurisdiction other than the United States of America or any state thereof, if, after giving effect to such acquisition, the aggregate outstanding book value (without duplication) of all such Receivables (in the case of the immediately preceding clauses (i) and (ii)), all such Receivables owned by such Person (in the case of the immediately preceding clause (iii)) and any and all Receivables owned by such Person (in the case of the immediately preceding clause (iv)) would exceed in the aggregate 40% of the total book value of all Receivables of the Borrower and its Subsidiaries at any time.

Section 7.12. Subordinated Indebtedness and Amendments to Subordinated Note Documents.

The Borrower will not, and will not permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness. Furthermore, the Borrower will not, and will not permit any Subsidiary to, amend the Subordinated Indebtedness Documents or any document, agreement or instrument evidencing any Indebtedness incurred pursuant to the Subordinated Indebtedness Documents (or any replacements, substitutions, extensions or renewals thereof) or pursuant to which such Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:

(a) increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;

(b) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

(c) shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;

(d) increases the rate of interest accruing on such Indebtedness;

(e) provides for the payment of additional fees or increases existing fees or changes any profit sharing arrangements to the detriment of the Borrower or any Loan Party;

(f) amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Borrower or any of its Subsidiaries from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to the Borrower or such Subsidiary or which is otherwise materially adverse to the Borrower, its Subsidiaries and/or the Lenders or, in the case of any such covenant, which places material additional restrictions on the Borrower or such Subsidiary or which requires the Borrower or such Subsidiary to comply with more restrictive financial ratios or which requires the Borrower to better its financial performance, in each case from that set forth in the existing applicable covenants in the Subordinated Indebtedness Documents or the applicable covenants in this Agreement; or

(g) amends, modifies or adds any affirmative covenant in a manner which (a) when taken as a whole, is materially adverse to the Borrower, its Subsidiaries and/or the Lenders or (b) is more onerous than the existing applicable covenant in the Subordinated Indebtedness Documents or the applicable covenant in this Agreement.

Section 7.13. Government Regulation.

The Borrower shall not, and shall not permit any other Subsidiary to (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits any Lender from making any Credit Extension to the Borrower or from otherwise conducting business with the Borrower, or (b) fail to provide documentary and other evidence of any Subsidiary’s identity as may be requested by any Lender at any time to enable such Lender to verify such Subsidiary’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

Section 7.14. Rentals.

The Borrower shall not permit, nor shall it permit any Subsidiary to, create, pay or incur Consolidated Rentals in excess of $15,000,000 for any fiscal year during the term of this Agreement on a consolidated basis for the Borrower and its Subsidiaries.

Section 7.15. Contingent Obligations.

The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Reimbursement Obligations, (iii) any guaranty of the Secured Obligations, (iv) any liability of the Borrower or the Guarantors under the Loan Documents or the “Transaction Documents” (as defined in the Prudential Senior Secured Note Agreement), (v) Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with acquisitions or sales of assets, (vi) customary corporate indemnification obligations under charter documents, indemnification agreements with officers and directors and underwriting agreements and (vii) any liability under any Indebtedness permitted by Section 7.1 (it being acknowledged and agreed that none of the Borrower, the Guarantors or the Domestic Subsidiaries shall make or shall suffer to exist any Contingent Obligation in respect of Indebtedness of Foreign Subsidiaries), except to the extent permitted as Investments under Section 7.4).

Section 7.16. Capital Expenditures.

The Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, in excess of an aggregate of $20,000,000 for Capital Expenditures of the Borrower and its Subsidiaries during any fiscal year of the Borrower.

Section 7.17. Most Favored Lender Status.

If at any time any of the Prudential Financing, or any agreement or document related to the Prudential Financing or any Principal Credit Facility of the Borrower, includes (i) any covenant, event of default or similar provision that is not provided for in this Agreement, or

(ii) any covenant, event of default or similar provision that is more restrictive than the same or similar covenant, event of default or similar provision provided in this Agreement (all such provisions described in the foregoing clauses (i) or (ii) of this Section 7.17 being referred to as the “Most Favored Covenants”), then (a) such Most Favored Covenant shall immediately and automatically be incorporated by reference in this Agreement as if set forth fully herein, mutatis mutandis, and no such provision may thereafter be waived, amended or modified under this Agreement except pursuant to the provisions of Section 10.2, and (b) the Borrower shall promptly, and in any event within five (5) Business Days after entering into any such Most Favored Covenant, so advise the Administrative Agent (for distribution to the Lenders) in writing. Thereafter, upon the request of the Required Lenders, the Borrower shall enter into an amendment to this Agreement with the Administrative Agent and the Required Lenders evidencing the incorporation of such Most Favored Covenant, it being agreed that any failure to make such request or to enter into any such amendment shall in no way qualify or limit the incorporation by reference described in clause (a) of the immediately preceding sentence.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.1. Events of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a) Nonpayment of (i) principal of any Loan when due, (ii) any Reimbursement Obligation within two Business Days after the same becomes due, or (iii) interest upon any Loan or any Commitment Fee, any fees in respect of Letters of Credit or other Obligations under any of the Loan Documents within five (5) Business Days after such interest, fee or other Obligation becomes due; or

(b) Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agents under or in connection with this Agreement, any Credit Extension, or any certificate or written information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made; or

(c) The breach by the Borrower of any of the terms or provisions of Section 5.1, Section 5.2, Section 5.9, Section 5.10, Section 5.11, ARTICLE VI or ARTICLE VII (other than Section 7.17); or

(d) The breach by the Borrower (other than a breach which constitutes an Event of Default under another Section of this ARTICLE VIII) of any of the terms or provisions of (i) this Agreement or (ii) any other Loan Document (beyond the applicable grace period with respect thereto, if any), in each case which is not remedied within thirty (30) days after the earlier to occur of (x) written notice from the Administrative Agent or any Lender to the Borrower or (y) an Authorized Officer otherwise becomes aware of any such breach; or

(e) Failure of the Borrower or any of its Subsidiaries to pay when due any Material Indebtedness (subject to any applicable grace period with respect thereto, if any, set forth in the Material Indebtedness Agreement evidencing such Material Indebtedness) which failure has not been (i) timely cured or (ii) waived in writing by the requisite holders of such Material Indebtedness; or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement or any other event shall occur or condition exist thereunder and such default has not been (x) timely cured or (y) waived in writing by the requisite holders of the Material Indebtedness in respect thereof and the effect of such default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due; or

(f) The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this clause (f) or (vi) fail to contest in good faith any appointment or proceeding described in clause (g) immediately below; or

(g) Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 8.1(f)(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days; or

(h) Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion; or

(i) The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $10,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith or otherwise not covered by a creditworthy insurer or indemnitor; or

(j) Any Reportable Event shall occur in connection with any Plan, which could reasonably be expected to result in a liability to the Borrower or any other member of the Controlled Group exceeding $10,000,000; or

(k) The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased, in the aggregate, over the amounts contributed to such Multiemployer Plans for the respective plan years of such Multiemployer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000,000; or

(l) The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred, within the meaning of Section 4201 of ERISA, withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $10,000,000 per annum; or

(m) Any Change of Control shall occur or exist; or

(n) Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation, when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of “Rate Management Transactions,” whether or not any Lender or Affiliate of a Lender is a party thereto; or

(o) The Borrower or any of its Subsidiaries shall violate any Environmental Law, which has resulted in liability to the Borrower or any of its Subsidiaries in an amount equal to $10,000,000 or more, which liability is not paid, bonded or otherwise discharged within 45 days or which is not stayed on appeal and being appropriately contested in good faith; or

(p) This Agreement (including amendments and supplements hereto), the Guaranty Agreement (including amendments and supplements thereto) or any Collateral Document (including amendments and supplements thereto) shall fail to remain in full force or effect or any action shall be taken to assert the invalidity or unenforceability of (including any action taken on the part of the Borrower or its Subsidiaries to assert such invalidity or unenforceability of), or which results in the invalidity or unenforceability of, any such Loan Document, or any Collateral Document shall, other than as permitted thereby, fail to create or maintain for any reason a valid and perfected security interest in any collateral purported to be covered thereby.

Section 8.2. Acceleration.

(a) If any Event of Default described in Section 8.1(f) or Section 8.1(g) occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the Issuing Bank to issue Letters of Credit shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of either Agent, the Issuing Bank or any Lender, and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay the Administrative Agent an amount in immediately available funds, which funds shall be held in the LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time less (y) the amount or deposit in the LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (the “Collateral Shortfall Amount”). If any other Event of Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the Issuing Bank to issue Letters of Credit, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will forthwith upon such demand and without any further notice or act pay to the Administrative Agent the Collateral Shortfall Amount which funds shall be deposited in the LC Collateral Account.

(b) If at any time while any Event of Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the LC Collateral Account.

(c) The Agents may at any time or from time to time after funds are deposited in the LC Collateral Account, subject to the terms of the Intercreditor Agreement, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the Issuing Bank under the Loan Documents.

(d) At any time while any Event of Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Revolving Loan Commitment has been terminated, any funds remaining in the LC Collateral Account shall be returned by the Collateral Agent to the Borrower or paid to whomever may be legally entitled thereto at such time, including pursuant to the Intercreditor Agreement.

(e) If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the Issuing Bank to issue Letters of Credit hereunder as a result of any Event of Default (other than any Event of Default as described in Section 8.1(f) or Section 8.1(g) with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

(f) All proceeds from each sale of, or other realization upon, all or any part of the Collateral during the existence of an Event of Default shall be applied pursuant to, and in accordance with, the Pledge and Security Agreement.

ARTICLE IX

THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Section 9.1. Appointment; Nature of Relationship.

SunTrust Bank is hereby appointed by each of the Lenders as its contractual representative as Administrative Agent and Collateral Agent hereunder and under each other Loan Document, and each of the Lenders authorizes each of the Agents to enter into the Intercreditor Agreement, on behalf of such Lender (each Lender hereby agreeing to be bound by the terms of the Intercreditor Agreement, as if it were a party thereto, with the Holders of Prudential Note Obligations to be intended third-party beneficiaries of such agreement) and each of the Lenders irrevocably authorizes each of the Agents to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. Each Agent agrees to act as such contractual representative upon the express conditions contained in this ARTICLE IX. Notwithstanding the use of the defined terms “Administrative Agent” or “Collateral Agent”, it is expressly understood and agreed that the Agents shall not have any fiduciary responsibilities to any of the Secured Parties by reason of this Agreement or any other Loan Document and that the Agents are merely acting as the contractual representatives of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In their capacity as the Lenders’ contractual representatives, (i) neither Agent hereby assumes any fiduciary duties to any of the Secured Parties, (ii) the Collateral Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code and (iii) each Agent is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its Affiliates as Holders of Obligations, hereby agrees to assert no claim against either Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Holder of Obligations hereby waives. Except as expressly set forth herein, neither Agent shall have any duty to disclose, nor shall either Agent be liable for the failure to disclose, any information relating to the Borrower or any other Loan Party that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity.

Section 9.2. Powers.

Each Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the such Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. Neither Agent shall have any implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by such Agent.

Section 9.3. General Immunity.

Neither Agent nor any of their Related Parties shall be liable to the Borrower, or any Lender or Holder of Obligations for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final, non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

Section 9.4. No Responsibility for Loans, Recitals, Etc.

Neither Agent nor any of their Related Parties shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any Borrowing; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in ARTICLE III, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any Collateral; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries. Neither Agent shall have any duty to disclose to the Lenders information that is not required to be furnished by the Borrower to such Agent at such time, but is voluntarily furnished by the Borrower to such Agent (either in its capacity as an Agent or in its individual capacity).

Section 9.5. Action on Instructions of Lenders.

Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such) or is otherwise required by the Intercreditor Agreement. Each Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

Section 9.6. Employment of Agents and Counsel.

Each Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each Agent shall be entitled to advice of counsel concerning the contractual arrangement between such Agent and the Lenders and all matters pertaining to such Agent’s duties hereunder and under any other Loan Document.

Section 9.7. Reliance on Documents; Counsel.

Each Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel reasonably selected by such Agent, which counsel may be employees of such Agent. For purposes of determining compliance with the conditions specified in Section 3.1 and Section 3.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

Section 9.8. Agent’s Reimbursement and Indemnification.

The Lenders agree to reimburse and indemnify each Agent ratably in proportion to the Lenders’ Pro Rata Share (i) for any amounts not reimbursed by the Borrower for which such Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by such Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by such Agent in connection with any dispute between such Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against such Agent in connection with any dispute between such Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the such Agent and (ii) any indemnification required pursuant to Section 2.20(e) and Section 10.4(d) shall, notwithstanding the provisions of this Section, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section shall survive payment of the Secured Obligations and termination of this Agreement.

Section 9.9. Notice of Default.

No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that either Agent receives such a notice, such Agent shall give prompt notice thereof to the Lenders.

Section 9.10. Rights as a Lender.

In the event either Agent is a Lender, such Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Revolving Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, at any time when an Agent is a Lender, unless the context otherwise indicates, include such Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. Neither Agent, in its individual capacity, is obligated to remain a Lender.

Section 9.11. Lender Credit Decision.

Each Lender acknowledges that it has, independently and without reliance upon either Agent, the Arrangers or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon either Agent, the Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

Section 9.12. Successor Administrative Agent.

The Administrative Agent (i) may resign at any time by giving written notice thereof to the Lenders and the Borrower and (ii), if the Total Exposure (as defined below) of the Administrative Agent and its Affiliates (in each case in their capacity as a Lender) is less than 7.5%, the Required Lenders may require the Administrative Agent to resign, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five (45) days after the retiring Administrative Agent gives notice of its intention to resign or the Required Lenders have requested such resignation. Upon any such resignation, the Required Lenders shall have the right to appoint, in consultation with the Borrower, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this ARTICLE IX shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section, then the term “Base Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent. The term “Total Exposure” shall mean, at any time of determination with respect to the Revolving Commitment and Term Loans held by the Administrative Agent and its Affiliates (in their capacity as a Lender), the quotient (expressed as a percentage) of: (x) the sum of such Lenders’ Revolving Commitments (or if the Revolving Commitments have been terminated or expired or the Revolving Loans have been declared to be due and payable, such Lenders’ Revolving Credit Exposure) plus the outstanding principal amount of Term Loans of such Lenders divided by (y) the sum of all Lenders’ Revolving Commitments (or if such Revolving Commitments have been terminated or expired or the Revolving Loans have been declared to be due and payable, the Revolving Credit Exposure of all Lenders) plus the outstanding principal amount of Term Loans of such Lenders.

Section 9.13. Delegation to Affiliates.

The Borrower and the Lenders agree that each Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which such Agent is entitled under ARTICLE IX and ARTICLE X.

Section 9.14. Co-Agents, Documentation Agent, Syndication Agent.

None of the Lenders, if any, identified in this Agreement as a “co-agent”, “documentation agent” or “syndication agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 9.11.

Section 9.15. Collateral Documents.

(a) Each Lender and the Administrative Agent authorizes the Collateral Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Parties (other than the Collateral Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Collateral Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents and the Intercreditor Agreement.

(b) In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Collateral Agent is hereby authorized (subject to the terms of the Intercreditor Agreement) to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Collateral Agent on behalf of the Secured Parties.

(c) Subject to the terms of the Intercreditor Agreement, the Lenders and the Administrative Agent hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Revolving Commitments and payment and satisfaction of all of the Obligations (other than contingent indemnity obligations, Banking Services Obligations and Rate Management Obligations) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Collateral Agent at any time, the Lenders and the Administrative Agent will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(d) Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the

Required Lenders or all of the Lenders, as applicable, and upon at least five Business Days’ prior written request by the Borrower to the Collateral Agent, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders and the Administrative Agent to), subject to the terms of the Intercreditor Agreement, execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

(e) No agreement shall amend, modify or otherwise affect the rights or duties of the Collateral Agent without the prior written consent of the Collateral Agent.

Section 9.16. Reports.

Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of either Agent; (b) neither Agent (i) makes any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report nor (ii) shall be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Agents undertake no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Agents and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 9.17. Withholding Tax.

To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the

Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

Section 9.18. Administrative Agent May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any Revolving Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Revolving Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank, the Swingline Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank, the Swingline Lender and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the Issuing Bank, the Swingline Lender and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, the Swingline Lender and the Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Swingline Lender and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, the Swingline Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE X

MISCELLANEOUS

Section 10.1. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To the Borrower:	3111 Camino Del Rio North
Suite 1300
San Diego, California 92123
Attention: Chief Financial Officer
Telecopy Number: 858-309-6998

To the Administrative
Agent:	SunTrust Bank
3333 Peachtree Road
7th Floor
Atlanta, Georgia 30326
Attention: Mr. Peter Wesemeier
Telecopy Number: (404) 439-7390

With a copy to:	SunTrust Bank
Agency Services
303 Peachtree Street, N. E./ 25th Floor
Atlanta, Georgia 30308
Attention: Mr. Doug Weltz
Telecopy Number: (404) 221-2001

and

Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
Attention: Rick D. Blumen, Esq.
Telecopy: (404) 253-8366

To the Issuing Bank:	SunTrust Bank
25 Park Place, N. E./Mail Code 3706
Atlanta, Georgia 30303
Attention: Letter of Credit Department
Telecopy Number: (404) 588-8129

To the Swingline Lender:	SunTrust Bank
Agency Services
303 Peachtree Street, N.E./25th Floor
Atlanta, Georgia 30308
Attention: Mr. Doug Weltz
Telecopy Number: (404) 221-2001

To any other Lender:	the address set forth in the Administrative Questionnaire or the Assignment and Acceptance Agreement executed by such Lender

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mail or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent, the Issuing Bank or the Swingline Lender shall not be effective until actually received by such Person at its address specified in this Section 10.1.

(b) Any agreement of the Administrative Agent, the Issuing Bank and the Lenders herein to receive certain notices by telephone, facsimile or other electronic transmission is solely for the convenience and at the request of the Borrower. The Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent, the Issuing Bank and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent, the Issuing Bank and the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, the Issuing Bank and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, the Issuing Bank and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent, the Issuing Bank and the Lenders to be contained in any such telephonic or facsimile notice.

(c) Notices and other communications to the Lenders, the Swingline Lender and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender, the Swingline Lender or the Issuing Bank pursuant to ARTICLE II unless such Lender, the Swingline Lender, the Issuing Bank, as applicable, and Administrative Agent have agreed to receive notices under such Section by electronic communication and have agreed to the procedures governing such communications. The Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(d) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Section 10.2. Waiver; Amendments.

(a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b) Except as provided in Section 2.24 with respect to any Incremental Facility Amendment or Section 2.25 with respect to any Extension, no amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such supplemental agreement shall, without the consent of the Supermajority Lenders, amend or otherwise modify the definition of Estimated Remaining Collections or the methods and assumptions used in calculating Estimated Remaining Collections; provided, further that no amendment or waiver shall: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the date fixed for any scheduled payment of any principal (excluding any mandatory prepayment) of, or interest on, any Loan or LC Disbursement or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.21(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 10.2 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release the Borrower or, except as otherwise expressly permitted hereunder, any Guarantor, or limit the liability of the Borrower under the Loan Documents or any such Guarantor under any guaranty agreement, without the written consent of each Lender (it being understood that the creation of a class of unrestricted or similarly designated Subsidiaries approved by the Required Lenders which class would not be required to guaranty the Obligations shall not be considered a release of any Guarantor); (vii) release all or substantially all of the Collateral securing any of the Obligations or agree to subordinate any Lien in such Collateral to any other creditor of the Borrower or any Subsidiary, without the written consent of each Lender; (viii) subordinate the Loans to any other Indebtedness without the consent of all Lenders; (ix) increase the aggregate of all Commitments (other than pursuant to Section 2.23(a)) without the consent of all of the Lenders; or (x) change Section 7.2 of the Security Agreement (or the defined terms therein) in a manner that would alter the sharing of payments required thereby without the written consent of each Lender (or Affiliate of such Lender) directly and adversely affected thereby; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swingline Lender or the Issuing Bank without the prior written consent of such Person. Notwithstanding anything contained herein to the contrary, (x) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (I) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (II) subject in all respects to Section 2.23, no amendment or waiver shall reduce the principal amount of any Loan or reduce the rate of interest on any Loan, in each case, owing to a Defaulting Lender, without the consent of such Defaulting Lender and (y) this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of (a), Section 2.20, Section 2.20(a) and Section 10.3), such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement. Notwithstanding anything herein or otherwise to the contrary, any Event of Default occurring hereunder shall continue to exist (and shall be deemed to be continuing) until such time as such Event of Default is waived in writing in accordance with the terms of this Section notwithstanding (i) any attempted cure or other action taken by the Borrower or any other Person subsequent to the occurrence of such Event of Default or (ii) any action taken or omitted to be taken by the Administrative Agent or any Lender prior to or subsequent to the occurrence of such Event of Default (other than the granting of a waiver in writing in accordance with the terms of this Section).

Section 10.3. Expenses; Indemnification.

(a) The Borrower shall reimburse the Agents and the Arrangers for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ and paralegals’ fees and time charges of attorneys for each Agent, which attorneys may be employees of such Agent and expenses of and fees for other advisors and professionals engaged by such Agent or the Arrangers) paid or incurred by any Agent or the Arrangers in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification and administration of the Loan Documents. The Borrower also agrees to reimburse the Agents, the Arrangers, the Issuing Bank and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ and paralegals’ fees and time charges and expenses of attorneys and paralegals for the Agents, the Arrangers, the Issuing Bank and the Lenders, which attorneys and paralegals may be employees of the Agents, the Arrangers, the Issuing Bank or the Lenders) paid or incurred by the Agents, the Arrangers, the Issuing Bank or any Lender in connection with (i) the collection and enforcement of the Loan Documents and (ii) any workout, restructuring or negotiations in respect of any of the Obligations. Expenses being reimbursed by the Borrower under this Section include, without limitation, the cost and expense of obtaining the field examination contemplated by Section 5.7 and the preparation of Reports described in the following sentence based on the fees charged by a third party retained by either Agent or the internally allocated fees for each Person employed by such Agent with respect to each field examination. The Borrower acknowledges that from time to time either Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrower’s assets for internal use by the Agents from information furnished to them by or on behalf of the Borrower, after either such Agent has exercised its rights of inspection pursuant to this Agreement.

(b) The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, the Swingline Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) the use by any Person of any information or materials obtained by or through SyndTrak or other internet web sites, (iv) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) The Borrower shall pay, and hold the Administrative Agent, the Issuing Bank, the Swingline Lender and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

(d) To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, the Issuing Bank or the Swingline Lender under clauses (a), (b) or (c) of this Section 10.3, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(e) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated herein or therein, any Loan or any Letter of Credit or the use of proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(f) All amounts due under this Section 10.3 shall be payable promptly after written demand therefor.

Section 10.4. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (in each case with respect to either Facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to either Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in Section 10.4(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Revolving Credit Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $3,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have consented to any such lower amount unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, Revolving Credit Exposure or the Commitments assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.4(b)(i)(B) and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Facility or any unfunded Commitments with respect to the Term Loan Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of the Issuing Bank and Swingline Lender shall be required for any assignment in respect of the Revolving Facility.

(iv) Assignment and Acceptance. The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment, (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.20 if such assignee is a Foreign Lender.

(v) No Assignment to Borrower. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Revolver Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 10.4, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.18 and Section 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.4. If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent five (5) Business Days after the date notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower, unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and Revolving Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In establishing and maintaining the Register, the

Administrative Agent shall serve as the Borrower’s agent solely for tax purposes and solely with respect to the actions described in this Section, and the Borrower hereby agrees that, to the extent SunTrust Bank serves in such capacity, SunTrust Bank and its officers, directors, employees, agents, sub-agents and affiliates shall constitute an “Indemnitee” for purposes of Section 10.3.

(d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, the Issuing Bank or the Swingline Lender sell participations to any Person (other than a natural person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, the Issuing Bank and the Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 2.20(e) with respect to any payments made by such Lender to its Participant(s).

(e) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.2(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.18 and Section 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.20(g)(it being understood that the documentation required under Section 2.20(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.25 and Section 2.27 as if it were an assignee under clause (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.18 and Section 2.20, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.27 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.21(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or to any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.5. Performance of Obligations.

The Borrower agrees that the Collateral Agent may, but shall have no obligation to (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral and (ii) after the occurrence and during the continuance of a Default make any other payment or perform any act required of the Borrower under any Loan Document or take any other action which the Collateral Agent in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to (x) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof and (y) pay any rents payable by the Borrower which are more than 30 days past due, or as to which the landlord has given notice of termination, under any lease. The Collateral Agent shall use its best efforts to give the Borrower notice of any action taken under this Section prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower’s obligations in respect thereof. The Borrower agrees to pay the Collateral Agent, upon demand, the principal amount of all funds advanced by the Collateral Agent under this Section, together with interest thereon at the rate from time to time applicable to Base Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this Section within one (1) Business Day after the date the Borrower receives written demand therefor from the Collateral Agent, the Collateral Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Collateral Agent, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of such advance. If such funds are not made available to the Collateral Agent by such Lender within one (1) Business Day after the Collateral Agent’s demand therefor, the Collateral Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Administrative Agent its Pro Rata Share of any such unreimbursed advance under this Section shall neither relieve any other Lender of its obligation hereunder to make available to the Collateral Agent such other Lender’s Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Collateral Agent. All outstanding principal of, and interest on, advances made under this Section shall constitute Obligations secured by the Collateral until paid in full by the Borrower

Section 10.6. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York county and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section 10.4(a) and brought in any court referred to in paragraph (b) of this Section 10.4(a). Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 10.7. WAIVER OF JURY TRIAL.

EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT

OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.8. Right of Setoff.

If an Event of Default shall have occurred and be continuing, or if any Loan Party shall have become insolvent, however evidenced, each Lender (including the Swingline Lender), the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, the Issuing Bank or any such Affiliate, to or for the credit or the account of any Loan Party against any and all of the obligations of the Loan Parties now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, the Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Loan Parties may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff hereunder or under any other Loan Document, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.9. Counterparts; Integration.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or by email, in pdf format), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letter, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart of a signature page of this Agreement and any other Loan Document by telecopy or by email, in pdf format, shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document.

Section 10.10. Survival.

All covenants, agreements, representations and warranties made by the Borrower herein, in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.18(a), Section 2.20 and Section 10.3 and ARTICLE IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the Loan Documents in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans and the issuance of the Letters of Credit.

Section 10.11. Severability.

Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.12. Confidentiality.

The Administrative Agent and each Lender agrees to hold any Confidential Information (as hereinafter defined) which it may receive from the Borrower in connection with this Agreement in confidence, except for disclosure (i) to its Affiliates and to the Agents and any other Lender and their respective Affiliates in connection with the transactions contemplated by this Agreement (provided that such parties are informed of the confidential nature of the Confidential Information and are instructed to keep such Confidential Information confidential), (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee (as defined below) in connection with the transactions contemplated by this Agreement (provided that such parties are informed of the confidential nature of the Confidential

Information and are instructed to keep such Confidential Information confidential), (iii) to regulatory agencies or authorities purporting to have jurisdiction over the Loan Parties (including bank examiners and any self-regulatory authority such as the National Association of Insurance Commissioners) upon request or as required by law, (iv) subject to the proviso below, to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to its direct or indirect contractual counterparties and prospective counterparties in swap agreements related to the Credit Extensions or to legal counsel, accountants and other professional advisors to such counterparties when provided for such purposes, (vi) permitted by the last sentence of this Section, (vii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Credit Extensions hereunder, (viii) the CUSIP Service Bureau or any similar organization and (ix) in connection with enforcement of the rights and remedies of the Agents or any Lender under the Loan Documents to the extent such disclosure is necessary or appropriate to pursue such enforcement in a commercially reasonable manner; provided that, in the case of subsection (iv) to the extent permitted by applicable law, the Administrative Agent or relevant Lender to whom the disclosure request or requirement is made, agrees to use its commercially reasonable efforts to promptly notify the Borrower of such request or requirement so that the Borrower may (a) seek an appropriate protective order or other appropriate order at the Borrower’s sole cost and expense and/or (b) waive compliance with this proviso (it being understood and agreed that if the Borrower does not have the right to obtain such an order or if the Borrower does not commence procedures to obtain such a protective order within 5 Business Days of receipt of such notice, the Administrative Agent and Lenders’ compliance with this proviso shall be deemed to have been waived with respect to such disclosure). Without limiting Section 10.9, the Borrower agrees that the terms of this Section shall set forth the entire agreement between the Borrower and each Lender (including the Agents) with respect to any Confidential Information previously or hereafter received by such Lender in connection with this Agreement, and this Section shall supersede any and all prior confidentiality agreements entered into by such Lender with respect to such Confidential Information. As used in this Section, “Confidential Information” means any information or material regarding the business operations, procedures, methods and plans of the Borrower and its Subsidiaries, any financial data, proposed transaction or financing structures, information relating to the Receivables or the Receivables Portfolios, and all reports (other than copies of reports filed with the Securities and Exchange Commission) and other information provided pursuant to Section 5.1, together with all notes, analyses, compilations, studies and other documents to the extent they contain or otherwise reflect such information; provided that “Confidential Information” shall not include any such information which (i) is generally available to the public at the time it is provided by, or on behalf of, the Borrower or any Subsidiary, (ii) was known to the intended recipient prior to such information being disclosed to either Agent or any Lender and/or (iii) is independently developed by or for the Agents or any Lender. The Borrower authorizes each Lender to disclose to any Participant or Eligible Assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by this Section.

Section 10.13. Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

Section 10.14. Waiver of Effect of Corporate Seal.

The Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Requirement of Law, agrees that this Agreement is delivered by Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

Section 10.15. Patriot Act.

The Administrative Agent and each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. Each Loan Party shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such other actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

Section 10.16. Independence of Covenants.

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.17. No Advisory or Fiduciary Relationship.

In connection with all aspects of the transactions contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Lenders and each Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender or Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, each Lender and each Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Lender or Arrangers has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent or any Lender or either Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

(remainder of page left intentionally blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ENCORE CAPITAL GROUP, INC.

By:	/s/ J. Brandon Black
	Name:	J. Brandon Black
	Title:	President

[Signature Page to Amended And Restated Credit Agreement]

SUNTRUST BANK
as Administrative Agent, Collateral Agent, as Issuing Bank, as Swingline Lender and as a Lender

By:	/s/ Peter Wesemeier
	Name:	Peter Wesemeier
	Title:	Vice President

[Signature Page to Amended And Restated Credit Agreement]

Bank of America, N.A., as a Lender

By:	/s/ Angel Sutoyo
	Name:	Angel Sutoyo
	Title:	Vice President

[Signature Page to Amended And Restated Credit Agreement]

FIFTH THIRD BANK, as a Lender

By:	/s/ Gregory Vollmer
	Name:	Gregory Vollmer
	Title:	Vice President

[Signature Page to Amended And Restated Credit Agreement]

ING Capital, LLC, as a Lender

By:	/s/ Mary Forstner
	Name:	Mary Forstner
	Title:	Director

[Signature Page to Amended And Restated Credit Agreement]

Morgan Stanley Bank, N.A., as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

[Signature Page to Amended And Restated Credit Agreement]

Deutsche Bank AG, New York Branch, as a Lender

By:	/s/ Roey Eyal
	Name:	Roey Eyal
	Title:	Director

By:	/s/ Ryan M. Stark
	Name:	Ryan M. Stark
	Title:	Director

[Signature Page to Amended And Restated Credit Agreement]

CALIFORNIA BANK & TRUST, as a Lender

By:	/s/ Michael Powell
	Name:	Michael Powell
	Title:	Senior Vice President

[Signature Page to Amended And Restated Credit Agreement]

Citibank, N.A., as a Lender

By:	/s/ Rita Raychaudhuri
	Name:	Rita Raychaudhuri
	Title:	Senior Vice President

[Signature Page to Amended And Restated Credit Agreement]

BANK LEUMI USA, as a Lender

By:	/s/ Alex Menache
	Name:	Alex Menache
	Title:	Commercial Loan Officer

[Signature Page to Amended And Restated Credit Agreement]

Israel Discount Bank of New York, as a Lender

By:	/s/ Kenneth Lipke
	Name:	Kenneth Lipke
	Title:	Vice President

By:	/s/ Daniel Aviv
	Name:	Daniel Aviv
	Title:	Vice President

[Signature Page to Amended And Restated Credit Agreement]

FIRST BANK, as a Lender

By:	/s/ Susan J. Pepping
	Name:	Susan J. Pepping
	Title:	Vice President

[Signature Page to Amended And Restated Credit Agreement]

Amalgamated Bank, as a Lender

By:	/s/ Jackson Eng
	Name:	Jackson Eng
	Title:	First Vice President

[Signature Page to Amended And Restated Credit Agreement]

Union Bank, N.A., as a Lender

By:	/s/ Edmund Ozorio
	Name:	Edmund Ozorio
	Title:	Vice President

[Signature Page to Amended And Restated Credit Agreement]

Cathay Bank, as a Lender

By:	/s/ Shahid Kathrada
	Name:	Shahid Kathrada
	Title:	Vice President

[Signature Page to Amended And Restated Credit Agreement]

Chang Hwa Commercial Bank, Ltd., New York Branch, as a Lender

By:	/s/ Eric Y.S. Tsai
	Name:	Eric Y.S. Tsai
	Title:	V.P. & General Manager

[Signature Page to Amended And Restated Credit Agreement]

Manufacturers Bank, as a Lender

By:	/s/ Sandy Lee
	Name:	Sandy Lee
	Title:	Vice President

[Signature Page to Amended And Restated Credit Agreement]

Schedule I-A

APPLICABLE MARGIN AND APPLICABLE PERCENTAGE

Pricing Level	Cash Flow Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans	Applicable Percentage for Commitment Fee

I	Less than 1.00:1.00	2.50% per annum	1.50% per annum	0.30% per annum

II	Less than 1.50:1.00 but greater than or equal to 1.00:1.00	2.75% per annum	1.75% per annum	0.35% per annum

III	Greater than or equal to 1.50:1.00	3.00% per annum	2.00% per annum	0.40% per annum

[SCHEDULE I-A]

Schedule I-B

APPLICABLE MARGIN AND APPLICABLE PERCENTAGE

(Term Loan A-1)

Pricing Level	Cash Flow Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans

I	Less than 1.00:1.00	2.00% per annum	1.00% per annum

II	Less than 1.50:1.00 but greater than or equal to 1.00:1.00	2.25% per annum	1.25% per annum

III	Greater than or equal to 1.50:1.00	2.50% per annum	1.50% per annum

[SCHEDULE I-B]

Schedule II-A

REVOLVING COMMITMENT AND TERM LOAN A COMMITMENT

AMOUNTS

Lender	Revolving Commitment Amount	Term Loan A Commitment Amount
SunTrust Bank	$72,847,619.05	$16,552,380.95
Bank of America, N.A.	72,371,428.57	17,028,571.43
Fifth Third Bank	40,476,190.48	9,523,809.52
ING Capital LLC	40,476,190.48	9,523,809.52
Morgan Stanley Bank, N.A.	40,000,000.00	10,000,000.00
California Bank &Trust	32,380,952.38	7,619,047.62
Citibank, N.A.	28,333,333.33	6,666,666.67
Bank Leumi USA	19,185,714.29	4,514,285.71
Israel Discount Bank of New York	16,190,476.19	3,809,523.81
First Bank	14,166,666.67	3,333,333.33
Amalgamated Bank	12,142,857.14	2,857,142.86
Union Bank	12,142,857.14	2,857,142.86
Cathay Bank, California Banking Corporation	8,095,238.10	1,904,761.90
Chang Hwa Commercial Bank, Ltd., New York Branch	8,095,238.10	1,904,761.90
Manufacturers Bank	8,095,238.10	1,904,761.90

Total	$425,000,000.00	$100,000,000

[SCHEDULE II-A]

Schedule II-B

TERM LOAN A-1 COMMITMENT AMOUNTS

Lender	Term Loan A-1 Commitment Amount

Deutsche Bank AG, New York Branch	$50,000,000.00

Total	$50,000,000.00

Schedule I-B-

SCHEDULE 2.22

EXISTING LETTERS OF CREDIT

N/A

[SCHEDULE 2.22]

SCHEDULE 4.8

TAXES

Tax return for period of January 1, 2009 through December 31, 2010 for Encore Capital Group, Inc. and its subsidiaries is currently being audited by Massachusetts Department of Revenue. The tentative result of this audit is an expected refund of $2,434.

[SCHEDULE 4.8]

SCHEDULE 4.14

SUBSIDIARIES

Subsidiary	Jurisdiction of Organization	Percentage Ownership
Ascension Capital Group, Inc. (immaterial subsidiary)	Delaware	100% owned by Midland Credit Management
Midland Credit Management, Inc.	Kansas	100% owned by the Borrower
Midland Funding NCC-2 Corporation	Delaware	100% owned by Midland Funding NCC-2 Corporation
Midland Portfolio Services, Inc.	Delaware	100% owned by Midland Credit Management, Inc.
MRC Receivables Corporation	Delaware	100% owned by Midland Portfolio Services, Inc.
Midland International LLC	Delaware	100% owned by Midland Credit Management, Inc.
Propel Acquisition LLC	Delaware	100% owned by the Borrower
Midland India LLC	Minnesota	100% owned by Midland International LLC
Midland Funding LLC	Delaware	100% owned by Midland Portfolio Services, Inc.
Midland Credit Management India Private Limited	New Dehli, India	99.999% owned by Midland India LLC
.001% owned by Midland International LLC
MCM Midland Management Costa Rica, SRL (immaterial subsidiary)	Costa Rica	100% owned by Midland Credit Management, Inc.
Midland Credit Management (Mauritius) Ltd. (immaterial subsidiary)	Mauritius	100% owned by Encore Capital Group, Inc.
BNC Retax, LLC	Texas	100% owned by Propel Acquisition LLC
Propel Financial Services, LLC	Texas	100% owned by Propel Acquisition LLC
Propel Funding, LLC	Delaware	100% owned by Propel Acquisition LLC
Propel Funding Ohio, LLC	Delaware	100% owned by Propel Funding, LLC
RioProp Holdings, LLC	Texas	50% owned by Propel Acquisition LLC 50% owned by Propel Financial Services, LLC
RioProp Ventures, LLC	Texas	100% owned by Propel Acquisition LLC

[SCHEDULE 4.14]

SCHEDULE 4.20

MATERIAL AGREEMENTS

Amended and Restated Senior Secured Note Purchase Agreement, dated as of February 10, 2011, by and among Encore Capital Group, Inc. and the purchasers named therein.

Credit Facility Loan Agreement, dated as of May 8, 2012, by and among Texas Capital Bank, National Association, as Administrative Agent, certain banks party thereto and Propel Financial Services, LLC.

[SCHEDULE 4.20]

SCHEDULE 5.12

POST-CLOSING OBLIGATIONS

1.	As soon as available, but in any event no later than 30 days following the Closing Date, deliver to the Administrative Agent a landlord agreement among the Borrower, as tenant, The Irvine Company, as landlord and the Administrative Agent with respect to the leased property located at 3111 Camino Del Rio North, Suite 1300, San Diego, California, such landlord agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

2.	As soon as available, but in any event no later than 30 days following the Closing Date, deliver to the Administrative Agent stock certificates of MCM India Private Limited and MCM Midland Management Costa Rica, S.r.l, in each case in the Applicable Pledge Percentage, and related stock transfer powers duly executed in blank.

[SCHEDULE 5.12]

SCHEDULE 7.1(a)

EQUIPMENT FINANCING TRANSACTIONS

Lessor	Items on Lease	Purchase Price ($)
Cisco	3845 switch bundle, Catalyst 4500 switches, power supplies, etc (India main switch)	130,025.00

	SmartNET support for above	116,381.00

Cisco	Catalyst 4510 E series chassis, 8 48 port switches, power supplies, etc (In India)	68,435.00

	SmartNET support for above	31,219.00

Cisco	Cisco Phoenix switch, ASA IPS, maintenance	314,106.00

	ACG ASA IPS, MPLS router/DS3 and virtual switch for BKTrakker 2	68,762.00

Cisco	New videoconferencing system	211,993.00

	SAN_VCC40101310 - C40 integrator and 1080p camera added	26,197.00

Cisco	Catalyst 4500E switch	96,963.00

	Catalyst 6500 switch	52,200.00

	Catalyst 6500 48 port	17,400.00

	Steelhead 5050 and 1050 upgrade	64,181.00

[SCHEDULE 7.1(a)]

	LMS 4.0 upgrade and support	8,876.00

	RSA upgrade - 25 tokens	8,700.00

	Steelhead 5050	71,311.00

	Tandberg Video Conference Bridge & 25 licenses	41,527.00

	Riverbed RSP Kit & Support	1,314.00

Cisco	4 new videoconferencing systems	58,091.00

	4500 switch & support for new building	188,391.00

Cisco	Feb 2012-12/31/2014 Cisco Smartnet maintenance (not capital)	165,939.42

Cisco	3 videoconferencing systems	30,185.00

	Catalyst 4500E & Support	87,688.00

	UPS	5,135.00

	A10 AX2500 & AX 1030	48,730.00

	License fee	269.00

Cisco	Telepresence conductor & software	75,866.00

Cisco	Steelhead software upgrade	9,744.00

	ASA 5525 with IPS	31,606.00

CSI	iSeries upgrade, p6-570 8/8 way server, Dual drive LTO-4 tape library & fiber switch, additional storage to 3.7TB.	644,464.21

Schedule 4.14

Dell	4 PowerEdge R710 servers	49,568.44

IBM	iLog & Websphere software	192,988.25

	iSeries maintenance	143,842.29

IBM	New Avaya phone system for ACG	175,407.51

	Freight	2,308.34

IBM	Cognos Server & SAS Server	52,573.28

	Training Credits	9,775.00

	50 Desktops & 40 monitors for Texas	41,100.50

IBM	Various MS licenses	273,545.84

IBM	SSD drive array	34,822.80

	750 Server Hardware	365,108.25

	Software & software maintenance	92,169.00

	Storage & peripherals	13,758.95

	IBM discount	-25,000.00

	Maintenance not on PACER.	3,487.00

IBM	Sharepoint DB server - R810 Server Chassis, 128GB RAM, 2 Xeon E7540 CPUs	15,673.19

	20 Intel 10GbE Single Port NIC, PCIe-8	11,845.80

	RSA Policy change - 15 Dell M6500 laptop, 17”, 4GB RAM	35,257.50

Schedule 4.14

	RSA Policy change - 30 Dell Latitude E4310 3GB Laptops	43,062.50

	4 Dell R810 servers, 64GB, 2 X7560 CPUs	57,228.00

	2 10gbe network adapters	699.30

	30 Dell PCs for ACG	28,569.00

	25 780 Optiplex & monitors	24,169.00

	10 19” Monitors	1,983.70

IBM	Weblog licenses	137,700.17

IBM	Rational Team Concept & Consulting - Oxford (includes year 2 & 3 Support)	191,285.64

IBM	5 Optiplex 780 & Monitors	4,833.80

	15 Dell Monitors	3,411.15

	20 Dell PCs & Monitors	19,335.20

IBM	Upgrade P6 to match P7 DASD	78,338.25

IBM	One year maintenance for iSeries	167,081.29

IBM	Year 2 of 3 year MS license agreement	297,396.38

IBM	iSeries disks & drives	79,555.50

IBM	21 PCs, 32 monitors,	27,238.86

	20 PCs, 60 monitors, 35 laptops	103,137.65

	20 PCs, 30 monitors	25,845.10

Schedule 4.14

IBM	35 Optiplex PCs, 12 Laptops	56,746.85

IBM	True-up for MS licence fees, 12 months	198,780.48

IBM	Catalyst 4500 E & Support	112,313.00

	Riverbed Steelhead 2050 & Support	33,251.00

	Liebert UPS for Costa Rica	10,246.00

	Tandberg videoconferencing equipment	30,186.00

IBM	San Diego wireless Cisco infrastructure	56,617.00

IBM	One year Avaya maintenance support	197,738.00

IBM	Miscellaneous Comms, speakers	8,931.05

	Projector, screens, mounts	1574.59

	9 Polycom IP6000, 2 P7000, 2 phones	8,005.00

	5 55” TVs, 2 65” TVs	27,686.00

IBM	200 Refurbished Phones	52,000.00

IBM	IBM Passport software renewal	234,199.53

IBM	IBM Infosphere software, Netezza app	440,586.36

IBM	2x 24x450GB Sas Drives & support	56,695.43

Schedule 4.14

IBM	2x 24x450GB Sas Drives & support	56,687.60

IBM	Poweredge memory from En Point	18,540.00

IBM	25 E6320 laptops, 50 monitors, 25 desktops	77,163.75

IBM	25 E6320 laptops, 15 790 desktops	62,886.25

IBM	IBM maintenance	222,901.30

IBM	VMWare software - VDI add on 250 users	70,294.00

IBM	VMWare software & maintenance	63,321.98

US Bank	2 DS14Mk4 shelves, racks & cables	41,680.93

	2 Dell Express x3650 M2 Xeon Quad core servers	24,848.00

	120 Dell Opti 760 E8400 PCs - Phoenix	87,202.80

US Bank	400 Right to use licenses, 450 voicemail licenses, 200 ACD licenses, 10 soft phones	158,924.36

US Bank	1,942 CMEE R5 Avaya license upgrades	80,529.41

	iSeries disk upgrade - One 9117 Model MMA with 51 141.1GB disk drives	57,763.00

US Bank	Servers for new dialer - Application Host - x3650 M2	23,231.93

Schedule 4.14

	Xeon 4C E5520; Servers for new dialer - Report Archive Server - x3650 M2, Xeon 4c E5520; Servers for new dialer - Application Host - Voice Archive Server - x3650 Quad Core, 4GB memory, 6TB drives

US Bank	Progress Payment 1 - 50% of $330,731, 150 seat dialer system, Addendum A, 9/18/2009, includes $82,500 of maintenance, excludes travel estimate	403,331.00

US Bank	Progress Payment 2 - 50% of $444,209, 250 seat dialer system, Addendum B, 12/21/2009, includes $100,000 of maintenance, excludes travel estimate	509,055.00

US Bank	6 additional servers for Noble dialer. 2.9Ghz x3650 M2, Xeon 4C X5570 with 28GB ram and 3 75GB HDD	42,870.36

	30 Dell Optiplex 780 Core 2 E8400 & monitor for ACG	25,010.10

US Bank	2 Mimosa servers X3650 M2 XEON 4C X5570	28,890.00

	40 Dell desktops for ACG - Optiplex 780 Core 2 Duo E8400	33,143.10

	15 Dell desktops for ACG - Optiplex 780 Core 2 Duo E8400	10,333.65

Schedule 4.14

	6 Dell Latitude E6500	9,719.88

	2 Dell Latitude E4200 laptops for execs	4,336.48

	101 CC R5 Elite licenses, 150 comms manager, other licenses	86,854.47

	136 Avaya 4621 telephones, 36 9640 IP phones (for Phoenix)	47,224.00

	101 Avaya phone licenses, 101 voicemail licenses, 50 ACD licenses	43,662.16

US Bank	Fibre drive shelfs - 14x1TB, 14 x 300GB, and SupportEdge (In Phoenix)	43,480.60

US Bank	Lost Data destruction/encryption software	50,000.00

US Bank	400 seat addition to dialer - initial 50% prepayment to Noble	1,785,008.00

US Bank	FAS 314A NetApp clusters for San Diego & Phoenix	417,547.43

	FAS 2040A NetApp cluster 12x300GB ACG	70,221.90

	Freight - not on PACER	4,200.29

US Bank	Fiber channel back up and tape library	73,678.16

	VMWare and tapes for above	31,985.25

	Freight - not on PACER	358.12

Schedule 4.14

US Bank	SAN_HELPDESK071210 - 20 Latitude E4310 laptops	30,905.60

	SAN_2LAPTOP072710	2,905.52

	Shipping	58.00

	Environmental fee	192.00

US Bank	80 Nobel seat licenses, install	169,542.00

US Bank	Noble redundant telephony server	257,900.00

US Bank	Websense V5000 Appliance, software	126,800.00

US Bank	First installment 4/28/11	551,770.00

	Second half 6/28/11	497,234.00

US Bank	Noble G deposit 6/17/11	104,915.00

	Noble G Final 9/14/11	104,915.00

US Bank	Nobel H deposit 6/28/11	69,387.00

	Nobel H part 2 11/30/11	69,388.00

US Bank	4 8 port T1 spans	104,000.00

US Bank	Furniture	54,536.45

US Bank	2 8 Span T1 Nobel Hardware	57,400.00

US Bank	MV furniture	109,150.22

US Bank	Numerous Avaya licenses for Costa Rica & India	171,992.90

Schedule 4.14

US Bank	Nobel 2nd host & 2 DDPs - headcount growth - 50% down - Addendum P	345,868.90

	2nd Payment	345,868.90

US Bank	NetAPP & UCS Blade Servers	268,041.28

US Bank	Additional phone licenses in PHX	100,355.00

	Assorted furniture (excluding 7 tables)	616,254.51

	Delivery & Install	69,720.00

Schedule 4.14

SCHEDULE 7.1(b)

OUTSTANDING INDEBTEDNESS

1.	Amended and Restated Senior Secured Note Purchase Agreement, dated as of February 10, 2011, by and between Encore Capital Group, Inc. and the purchasers named therein.

2.	Deferred court costs advanced to contracted collections attorneys for certain out-of-pocket court costs and incurred in the ordinary course of business, and described more fully in Note 10 to the Condensed Consolidated Financial Statements included in Borrower’s Form 10-Q filed August 2, 2012.

3.	Obligations to participate in the Midland Credit Management, Inc. (“MCM”) Executive Nonqualified Excess Plan (deferred compensation plan).

4.	Obligations to participate in the MCM self-insured health insurance plans through Cigna and life insurance through Lincoln Financial.

5.	The intercompany notes listed in Schedule 7.4(a) below.

6.	The leases for real property listed below:

3111 Camino Del Rio North, Ste. 1300

San Diego, CA 92108

Landlord: The Irvine Company

8875 Aero Drive, San Diego, CA 92123

Landlord: Aerovault Venture, L.P. c/o Property Management Ass.

4302 East Broadway, Phoenix, AZ 85040

Landlord: Pranjiwan R. Lodhia and Lolita Lodhia

16 McLeland Road, St. Cloud, MN 56303

Landlord: FMT Services, Inc. (sublessor)

One Riverfront Plaza, Newark, NJ 07102

Landlord: Matrix One Riverfront Plaza, LLC c/o Matrix Realty, Inc.

7.	Capital lease obligations listed on Schedule 7.1(a).

8.	LIBOR swap arrangements with the counterparties entered into as of the date and for the amounts shown below:

Date of swap	Counterparty	Amount
8/11/2010	JP Morgan	$25,000,000
8/19/2010	JP Morgan	$25,000,000
10/19/2010	BBVA Compass	$25,000,000
11/5/2010	ING	$25,000,000

[SCHEDULE 7.1(b)]

5/25/2011	JP Morgan	$25,000,000
5/25/2011	Bank of America	$25,000,000

Schedule 4.14

SCHEDULE 7.2

LIENS

Jurisdiction Searched	Name Searched (as appears, if found)	Secured Party/Plaintiff	File Number Date
Delaware, State	Encore Capital Group, Inc.	SunTrust Bank, as Collateral Agent	2010 0433734 filed 2/9/10

Delaware, State	Encore Capital Group, Inc.	SunTrust Bank, as Collateral Agent	2012 1959172 filed 5/22/12

California, San Diego	Encore Capital Group, Inc. Midland Credit Management, Inc.	Daniel Pepper	2011-00088752 filed 4/1/11

California, San Diego	Encore Capital Group, Inc. plus nine individuals	International Brotherhood of Electrical Workers Local 98 Pension Fund	2011-00097795 filed 9/13/11

California, Fed Litigation	Encore Capital Group, Inc.	Moser, Timothy W.	3:04-cv-02085-JLS-WMC filed 10/18/04

California, Fed Litigation	Encore Capital Group, Inc.	Telephone Consumer Protection Act Litigation	3:11-md-02286-MMA-MDD filed 10/12/11

California, Fed Litigation	Encore Capital Group, Inc.	Scardina,	3:11-cv-02370-MMA-MDD filed 10/13/11

California, Fed Litigation	Encore Capital Group, Inc.	Brown, Jimmi.	3:11-cv-02538-L-BGS filed 10/31/11

California, Fed Litigation	Encore Capital Group, Inc.	Resendiz, et al.	3:12-cv-02187-IEG-BGS filed 9/6/12

Kansas, State	Midland Credit Management, Inc.	SunTrust Bank, as Collateral Agent	5997135 filed 6/8/05

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	SHERMAN ACQUISITION LLC	6289888 filed 12/7/06

Kansas, State	Midland Credit Management, Inc.	EMCC Investment Ventures, LLC	6422299 filed 11/1/07

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	KEY EQUIPMENT FINANCE INC.	70546051 filed 2/11/08

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	KEY EQUIPMENT FINANCE INC.	70609719 filed 10/31/08

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	CSI LEASING, INC.	6549976 filed 12/8/08

Kansas, State	Midland Credit Management, Inc.	Roundup Funding, L.L.C.	6566608 filed 2/6/08

Kansas, State	Midland Credit Management, Inc.	Roundup Funding, L.L.C.	6572085 filed 2/20/09

Kansas, State	Midland Credit Management, Inc.	Roundup Funding, L.L.C.	6579189 filed 3/20/09

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	US BANCORP EQUIPMENT FINANCE, INC.	706050044 filed 5/7/09

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	Cisco Systems Capital Corporation	6608780 filed 6/24/09

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	US BANCORP EQUIPMENT FINANCE, INC.	70669655 filed 8/14/09

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	US BANCORP EQUIPMENT FINANCE, INC.	70675785 filed 9/15/09

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	US BANCORP EQUIPMENT FINANCE, INC.	70681056 filed 10/9/09

[SCHEDULE 7.2]

Jurisdiction Searched	Name Searched (as appears, if found)	Secured Party/Plaintiff	File Number Date
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	US BANCORP EQUIPMENT FINANCE, INC.	70682237 filed 10/16/09

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	US BANCORP	70689760 filed 11/24/09

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	US BANCORP EQUIPMENT FINANCE, INC.	70690933 filed 12/1/09

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	Cisco Systems Capital Corporation	6668172 filed 2/1/10

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	DELL FINANCIAL SERVICES L.L.C.	70713826 filed 2/3/10

Kansas, State	Midland Credit Management, Inc.	SunTrust Bank, as Collateral Agent	6671564 filed 2/9/10

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	US BANCORP EQUIPMENT FINANCE, INC.	70727370 filed 3/4/10

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	US BANCORP EQUIPMENT FINANCE, INC.	70727388 filed 3/4/10

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	US BANCORP EQUIPMENT FINANCE, INC.	70727362 filed 3/4/10

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	Cisco Systems Capital Corporation	6693329 filed 4/29/10

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	US BANCORP	70759563 filed 5/6/10

Kansas, State	Midland Credit Management, Inc.	Velocity Investments, LLC	97854301 filed 5/10/10

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	US BANCORP EQUIPMENT FINANCE, INC.	70770081 filed 5/28/10

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	US BANCORP EQUIPMENT FINANCE, INC.	70770727 filed 5/28/10

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	US BANCORP EQUIPMENT FINANCE, INC.	70770735 filed 5/28/10

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	US BANCORP	70783084 filed 6/24/10

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	70785329 filed 6/29/10

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	US BANCORP EQUIPMENT FINANCE, INC.	70807214 filed 8/17/10

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	US BANCORP EQUIPMENT FINANCE, INC.	70807222 filed 8/17/10

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	US BANCORP EQUIPMENT FINANCE, INC.	70807305 filed 8/17/10

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	Cisco Systems Capital Corporation	6733315 filed 9/22/10

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	70827592 filed 9/30/10

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	70828301 filed 10/1/10

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANCORP BUSINESS EQUIPMENT FINANCE GROUP	70845826 filed 11/10/10

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	CISCO SYSTEMS CAPITAL CORPORATION	70848903 filed 11/17/10

Schedule 7.2

Jurisdiction Searched	Name Searched (as appears, if found)	Secured Party/Plaintiff	File Number Date
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.	70854794 filed 12/2/10

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	70868711 filed 1/4/11

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANCORP BUSINESS EQUIPMENT FINANCE GROUP	70871152 filed 1/7/11

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	70880559 filed 1/25/11

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	70919530 filed 4/4/11

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.	70969956 filed 6/29/11

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.	70973412 filed 7/6/11

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	71017078 filed 9/23/11

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	71051994 filed 11/26/11

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71086081 filed 1/24/12

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71105899 filed 3/1/12

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	71123447 filed 3/30/12

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	71123603 filed 3/30/12

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	71124650 filed 4/2/12

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71128909 filed 4/6/12

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	Cisco Systems Capital Corporation	6893994 filed 4/10/12

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71139559 filed 4/20/12

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71148097 filed 5/2/12

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71148105 filed 5/2/12

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE, A DVISION OF U.S. BANK NATIONAL ASSOCIAT	71149731 filed 5/4/12

Kansas, State	Midland Credit Management, Inc.	SunTrust Bank, as Collateral Agent	6906820 filed 5/22/12

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE, A DVISION OF U.S.	71182559 filed 6/19/12

Schedule 7.2

Jurisdiction Searched	Name Searched (as appears, if found)	Secured Party/Plaintiff	File Number Date
BANK NATIONAL ASSOCIAT

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71191162 filed 6/28/12

Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71207703 filed 7/23/12

California, San Diego	Jeanne A and John Stephen Bateman Midland Credit Management, Inc. Mortgage Electronic Registration Systems Inc. Charles and Rosa Storniola Insurance Company of the West, Frank S. Lauro	Credigy Receivables, Inc.	2010-0094300 filed 6/15/10

California, San Diego	Encore Capital Group, Inc. Midland Credit Management, Inc.	Daniel Pepper	2011-00088752 filed 4/1/11

California, San Diego	Midland Credit Management, Inc.	Louise Frisco	2012-00095967 filed 4/20/12

California, Bankruptcy	Juan Manuel and Eustolia Alvarez. Midland Credit Management, Inc.	U.S. Bankruptcy Court Southern District of California (San Diego)	10-22832-LA13 filed 12/3/10

California, Fed Litigation	Midland Credit Management, Inc.	Tovar	3:10-cv-02600-MMA- MDD filed 12/17/2010

California, Fed Litigation	Midland Credit Management, Inc.	Telephone Consumer Protection Act Litigation	3:11-md-02286-MMA- MDD filed 10/12/2011

California, Fed Litigation	Midland Credit Management, Inc.	Scardina	3:11-cv-02370-MMA- MDD filed 10/13/2011

California, Fed Litigation	Midland Credit Management, Inc.	Brown, Jimmi	3:11-cv-02538-L-BGS filed 10/31/2011

California, Fed Litigation	Midland Credit Management, Inc.	Mcdole, Michael	3:12-cv-00967-LAB- MDD filed 4/18/12

California, Fed Litigation	Midland Credit Management, Inc.	Augstin, Ladie	3:12-cv-01046-MMA- WMC filed 4/27/12

California, Fed Litigation	Midland Credit Management, Inc.	Mompremier	3:12-cv-01203-MMA- WMC filed 5/18/12

California, Fed Litigation	Midland Credit Management, Inc.	Xandre	3:12-cv-01802-AJB- NLS filed 7/20/12

Schedule 7.2

Jurisdiction Searched	Name Searched (as appears, if found)	Secured Party/Plaintiff	File Number Date
California, Fed Litigation	Midland Credit Management, Inc.	Rodriguez, Luis	3:12-cv-01813-JM- BGS filed 7/23/12

California, Fed Litigation	Midland Credit Management, Inc.	Steinberg	3:12-cv-01813-JM- BGS filed 7/27/12

California, Fed Litigation	Midland Credit Management, Inc.	Nogali	3:12-cv-01910-MMA- JMA filed 8/2/12

California, Fed Litigation	Midland Credit Management, Inc.	Resendiz	3:12-cv-02187-IEG- BGS filed 9/6/12

California, Fed Litigation	Midland Credit Management, Inc.	Bringman	3: 12-cv-02266-LAB- WVG filed 9/1812

Delaware, State	Midland International LLC	SunTrust Bank, as Collateral Agent	2010 0433981 filed 2/9/10

Delaware, State	Midland International LLC	SunTrust Bank, as Collateral Agent	2012 1959404 filed 5/22/12

Minnesota, State	Midland India LLC	SunTrust Bank, as Collateral Agent	201019088181 filed 2/9/10

Minnesota, State	Midland India LLC	SunTrust Bank, as Collateral Agent	201228393207 filed 5/22/12

Delaware, State	Midland Portfolio Services, Inc.	SunTrust Bank, as Collateral Agent	2010 0434039 filed 2/9/10

Delaware, State	Midland Portfolio Services, Inc.	SunTrust Bank, as Collateral Agent	2012 1959453 filed 5/22/12

Delaware, State	Midland Funding LLC	Senex Funding, LLC	2008 1650207 filed 5/13/08

Delaware, State	Midland Funding LLC	SunTrust Bank, as Collateral Agent	2010 0433858 filed 2/9/10

Delaware, State	Midland Funding LLC	SunTrust Bank, as Collateral Agent	2012 1959206 filed 5/22/12

California, San Diego	Beam, Jill E. Midland Funding LLC Does 1 through 10	Womack, Leonard	2012-00098798 filed 6/12/12

California, Fed Litigation	Midland Funding LLC	Robinson, Christopher etal	3:10-cv-02261-MMA-MDD filed 11/2/10

California, Fed Litigation	Midland Funding LLC	Shannon	3:11-cv-00239-MMA-NLS filed 2/4/11

Schedule 7.2

Jurisdiction Searched	Name Searched (as appears, if found)	Secured Party/Plaintiff	File Number Date
California, Fed Litigation	Midland Funding LLC	Telephone Consumer Protection Act Litigation	3:11-md-02286-MMA- MDD filed 10/12/11

California, Fed Litigation	Midland Funding LLC	Martin	3:11-cv-02368-MMA-MDD filed 10/12/11

California, Fed Litigation	Midland Funding LLC	Scardina, Dave et al.	3:11-cv-2370-MMA-MDD filed 10/13/11

California, Fed Litigation	Midland Funding LLC	Brown et al.	3:11-cv-02538-L-BGS filed 10/31/11

California, Fed Litigation	Midland Funding LLC	Kimura	3:12-cv-00480-DMS-DHB filed 2/27/12

California, Fed Litigation	Midland Funding LLC	Real	3:12-cv-00528-DMS-DHB filed 3/2/12

California, Fed Litigation	Midland Funding LLC	Hauswirth	3:12-cv-00711-DMS-DHB filed 3/23/12

California, Fed Litigation	Midland Funding LLC	Stivers	3:12-CV-00725-BEN DHB filed 3/26/12

California, Fed Litigation	Midland Funding LLC	Acosta	3:12-cv-00758-DMS-DHB filed 3/29/12

California, Fed Litigation	Midland Funding LLC	Pollydore	3:12-cv-00778-DMS-DHB filed 3/30/12

California, Fed Litigation	Midland Funding LLC	Vogt	3:12-cv-00832-DMS-DHB filed 4/5/12

California, Fed Litigation	Midland Funding LLC	Tapp, Suzan	3:12-cv- 00872 DMS DHB filed 4/10/12

California, Fed Litigation	Midland Funding LLC	McDole	3:12-cv-00967-LAB-MDD filed 4/18/12

California, Fed Litigation	Midland Funding LLC	Nguyen	3:12-cv-01253-DMS-DHB filed 5/24/12

California, Fed Litigation	Midland Funding LLC	Nichols	3:12-cv-01552-IEG-NLS filed 6/25/12

California, Fed Litigation	Midland Funding LLC	Macias	3:12-CV-01800-LAB-JMA filed 7/20/12

California, Fed Litigation	Midland Funding LLC	Deguzman	3:12-cv-02064-JM-DHB filed

Schedule 7.2

Jurisdiction Searched	Name Searched (as appears, if found)	Secured Party/Plaintiff	File Number Date
8/21/12

California, Fed Litigation	Midland Funding LLC	Resendiz, et al.	3:12-cv-02187-IEG-BGS filed 9/6/12

Delaware, State	MRC Receivables Corporation	SunTrust Bank, as Collateral Agent	2010 0433585 filed 2/9/10

Delaware, State	MRC Receivables Corporation	SunTrust Bank, as Collateral Agent	2012 1959511 filed 5/22/12

Delaware, State	Midland Funding NCC-2 Corporation	SunTrust Bank, as Collateral Agent	2010 0433916 filed 2/9/10

Delaware, State	Midland Funding NCC-2 Corporation	SunTrust Bank, as Collateral Agent	2012 1959313 filed 5/22/12

Delaware, State	Propel Acquisition LLC	SunTrust Bank, as Collateral Agent	2012 2418897 filed 6/22/12

Schedule 7.2

SCHEDULE 7.4(a)

PERMITTED INVESTMENTS

None.

[SCHEDULE 7.4(a)]

SCHEDULE 7.4(b)

EXISTING INVESTMENTS

None.

[SCHEDULE 7.4(b)]

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

[date to be supplied]

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]                     1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

[EXHIBIT A]

and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):

4.	Administrative Agent:	SunTrust Bank, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	[The [amount] Credit Agreement dated as of November 5, 2012 among [name of Borrower(s)], the Lenders parties thereto, SunTrust Bank, as Administrative Agent, and the other agents parties thereto]

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/Loans for all Lenders[8]	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[9]		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

[7.	Trade Date:	][10]

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)

[8]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[10]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

[EXHIBIT A]

Effective Date:                  , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[EXHIBIT A]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][1]
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][2]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][3] Accepted:

SUNTRUST BANK, as Administrative Agent

By:
Title:

[Consented to:] [4]

[1]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[2]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[4]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

[EXHIBIT A]

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION]

[NAME OF RELEVANT PARTY]

By:
Title:

[EXHIBIT A]

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION]

ANNEX 1

ENCORE CAPITAL GROUP, INC.

AMENDED AND RESTATED CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.4(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.4(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the

[ANNEX 1 TO EXHIBIT A]

Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.1 Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[1]	The Administrative Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate:

“From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.”

[ANNEX 1 to EXHIBIT A]

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

Encore Capital Group, Inc.

Borrowing Base Certificate

As of: [DATE]

Pursuant to, and in accordance with, the terms and provisions of that certain Amended and Restated Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified to the date hereof, the “Credit Agreement”), by and among Encore Capital Group, Inc., a Delaware corporation (“Borrower”), the several banks and other financial institutions and lenders from time to time party thereto (“Lenders”), SunTrust Bank, as administrative agent for the Lenders (the “Agent”), as collateral agent to the Secured Parties, as issuing bank and as swingline lender and the other agents and arrangers party thereto, the Borrower is executing and delivering to Agent this Borrowing Base Certificate accompanied by supporting data (collectively referred to as the “Report”). Borrower represents and warrants to Agent that this Report is true and correct in all material respects, and is based on information contained in Borrower’s records. Borrower, by the execution of this Report, hereby certifies that, as of the Calculation Date set forth below, the Receivables Portfolios included in the Borrowing Base referenced in this Report are performing, in the aggregate, at a sufficient level to support the amount of such Borrowing Base.

(in thousands)

	Adj Purchase Price	Total Collections to Date	Total Est. Collections	Total Life Collections	Total
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017

Grand Total

[Continued on Next Page]

[EXHIBIT B]

Estimated Remaining Collections

Estimated Remaining Collections from Receivables other than Debtor Receivables
MULTIPLY: Advance Rate	X	[33	]%[1]
(a) ERC Borrowing Base Calculation for Non Debtor Receivables

Estimated Remaining Collections from Debtor Receivables
MULTIPLY: Advance Rate	X	55%
(b) ERC Borrowing Base Calculation for Debtor Receivables[2]

(1) Total ERC Borrowing Base Calculation (sum of (a) and (b) above)

Net book value of Receivables Portfolios acquired after January 1, 2005
MULTIPLY: Advance Rate	X	95%
(2) NBV Borrowing Base Calculation

Initial Borrowing Base (lesser of (1) and (2) above)
MINUS: Prudential Senior Secured Notes	–

MINUS: Term Loan

BORROWING BASE

Aggregate Revolving Commitment

Revolving Credit Exposure of all Lenders (aggregate)

Borrowing Availability (lesser of Borrowing Base and aggregate Revolving Credit Exposure of all Lenders)

[Signature Page Follows]

[1]

Advance Rate is 33% until the first Advance Rate Measurement Date following the Closing Date and, thereafter calculated pursuant to the formula set forth in the definition of “Advance Rate”. Provide supporting calculations of Advance Rate on Schedule I attached to this Borrowing Base Certificate.

[2]

Subject to 35% limit as set forth in the definition of Borrowing Base. Provide supporting calculations for ERC Borrowing Base Calculation for Debtor Receivables (including 35% limitation) on Schedule II attached to this Borrowing Base Certificate.

[EXHIBIT B]

[Borrowing Base Certificate (continued)]

ENCORE CAPITAL GROUP, INC.

By:
Name:
Title:

[EXHIBIT B]

[SIGNATURE PAGE TO BORROWING BASE CERTIFICATE ]

EXHIBIT C

FORM OF [AMENDED AND RESTATED]1 REVOLVING CREDIT NOTE

            , 201

ENCORE CAPITAL GROUP, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of [LENDER] or its registered assigns (the “Lender”) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to Borrower pursuant to the Agreement (as hereinafter defined), in immediately available funds at the place specified pursuant to Article II of the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay, in Dollars, the principal of and accrued and unpaid interest on the Revolving Loans in full on the Revolving Commitment Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder.

This [Amended and Restated]1 Revolving Credit Note (this “Note”) is one of the Revolving Credit Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement, dated as of             , 2012 (which, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the several banks and other financial institutions and lenders from time to time party thereto, SunTrust Bank, as Administrative Agent, as collateral agent to the Secured Parties (the “Collateral Agent”), as issuing bank and swingline lender, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

This Note is equally and ratably secured by the Collateral Documents. Reference is hereby made to the Collateral Documents for a description of the collateral thereby mortgaged, warranted, bargained, sold, released, conveyed, assigned, transferred, pledged and hypothecated, the nature and extent of the security for this Note, the rights of the holder of this Note and the Collateral Agent in respect of such security and otherwise.

This Note shall be governed by, and construed in accordance with, the internal laws, but without regard to the conflict of law provisions, of the State of New York, but giving effect to federal laws applicable to national banks.

[1]	Include for existing lenders only.

[EXHIBIT C]

[This Note is given in replacement of a Note dated February 8, 2010, previously delivered to the Lender under the Existing Credit Agreement (as defined in the Credit Agreement) (the “Original Note”. THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE ORIGINAL NOTE.]1

ENCORE CAPITAL GROUP, INC.,
as Borrower

By:
Name:
Title:

[EXHIBIT C]

[SIGNATURE PAGE TO REVOLVING CREDIT NOTE]

SCHEDULE OF REVOLVING LOANS AND PAYMENTS OF PRINCIPAL

TO

REVOLVING CREDIT NOTE OF ENCORE CAPITAL GROUP, INC.

Date	Principal Amount of Revolving Loan	Principal Amount Paid	Unpaid Balance

[EXHIBIT C]

[SCHEDULE I TO REVOLVING CREDIT NOTE]

EXHIBIT D

FORM OF AMENDED AND RESTATED SWINGLINE NOTE

            , 201

ENCORE CAPITAL GROUP, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of SunTrust Bank or its registered assigns (the “Lender”) the aggregate unpaid principal amount of all Swingline Loans made by the Lender to Borrower pursuant to the Agreement (as hereinafter defined), in immediately available funds at the place specified pursuant to Article II of the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay, in Dollars, the principal of and accrued and unpaid interest on the Swingline Loans in full on the Revolving Commitment Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Swingline Loan and the date and amount of each principal payment hereunder.

This Amended and Restated Swingline Note (this “Note”) is one of the Swingline Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement, dated as of             , 2012 (which, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the several banks and other financial institutions and lenders from time to time party thereto, SunTrust Bank, as Administrative Agent, as collateral agent to the Secured Parties (the “Collateral Agent”), as issuing bank and swingline lender, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

This Note is equally and ratably secured by the Collateral Documents. Reference is hereby made to the Collateral Documents for a description of the collateral thereby mortgaged, warranted, bargained, sold, released, conveyed, assigned, transferred, pledged and hypothecated, the nature and extent of the security for this Note, the rights of the holder of this Note and the Collateral Agent in respect of such security and otherwise.

This Note shall be governed by, and construed in accordance with, the internal laws, but without regard to the conflict of law provisions, of the State of New York, but giving effect to federal laws applicable to national banks.

This Note is given in replacement of a Note dated February 8, 2010, previously delivered to the Lender under the Existing Credit Agreement (as defined in the Credit Agreement) (the “Original Note”. THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE ORIGINAL NOTE.

[EXHIBIT D]

ENCORE CAPITAL GROUP, INC.,
as Borrower

By:
Name:
Title:

[EXHIBIT D]

[SIGNATURE PAGE TO SWINGLINE NOTE]

SCHEDULE OF SWINGLINE LOANS AND PAYMENTS OF PRINCIPAL

TO

SWINGLINE NOTE OF ENCORE CAPITAL GROUP, INC.

Date	Principal Amount of Swingline Loan	Principal Amount Paid	Unpaid Balance

[EXHIBIT D]

[SCHEDULE I TO SWINGLINE NOTE]

EXHIBIT E-1

FORM OF TERM NOTE A

            , 201

ENCORE CAPITAL GROUP, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of [LENDER] or its registered assigns (the “Lender”) the aggregate unpaid principal amount of the Term Loan A made by the Lender to Borrower pursuant to the Agreement (as hereinafter defined), in immediately available funds at the place specified pursuant to Article II of the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay, in Dollars, the principal of and accrued and unpaid interest on the Term Loan A of the Lender in full on the Term Loan A Maturity Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of the Term Loan A made by the Lender and the date and amount of each principal payment hereunder.

This Term Note A (this “Note”) is a Term Note A issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement, dated as of             , 2012 (which, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the several banks and other financial institutions and lenders from time to time party thereto, SunTrust Bank, as Administrative Agent, as collateral agent for the Secured Parties (the “Collateral Agent”), as issuing bank and swingline lender, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

This Note is equally and ratably secured by the Collateral Documents. Reference is hereby made to the Collateral Documents for a description of the collateral thereby mortgaged, warranted, bargained, sold, released, conveyed, assigned, transferred, pledged and hypothecated, the nature and extent of the security for this Note, the rights of the holder of this Note and the Collateral Agent in respect of such security and otherwise.

This Note shall be governed by, and construed in accordance with, the internal laws, but without regard to the conflict of law provisions, of the State of New York, but giving effect to federal laws applicable to national banks.

ENCORE CAPITAL GROUP, INC.,
as Borrower

By:
Name:
Title:

[EXHIBIT E-1]

SCHEDULE OF TERM LOAN A AND PAYMENTS OF PRINCIPAL

TO

TERM NOTE OF ENCORE CAPITAL GROUP, INC.

Date	Principal Amount of Term Loan A	Principal Amount Paid	Unpaid Balance

[EXHIBIT E-1]

[SCHEDULE I TO TERM NOTE A]

EXHIBIT E-2

FORM OF TERM NOTE A-1

            , 201

ENCORE CAPITAL GROUP, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of [LENDER] or its registered assigns (the “Lender”) the aggregate unpaid principal amount of the Term Loan A-1 made by the Lender to Borrower pursuant to the Agreement (as hereinafter defined), in immediately available funds at the place specified pursuant to Article II of the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay, in Dollars, the principal of and accrued and unpaid interest on the Term Loan A-1 of the Lender in full on the Term Loan A-1 Maturity Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of the Term Loan A made by the Lender and the date and amount of each principal payment hereunder.

This Term Note A-1 (this “Note”) is a Term Note A-1 issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement, dated as of             , 2012 (which, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the several banks and other financial institutions and lenders from time to time party thereto, SunTrust Bank, as Administrative Agent, as collateral agent for the Secured Parties (the “Collateral Agent”), as issuing bank and swingline lender, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

This Note is equally and ratably secured by the Collateral Documents. Reference is hereby made to the Collateral Documents for a description of the collateral thereby mortgaged, warranted, bargained, sold, released, conveyed, assigned, transferred, pledged and hypothecated, the nature and extent of the security for this Note, the rights of the holder of this Note and the Collateral Agent in respect of such security and otherwise.

This Note shall be governed by, and construed in accordance with, the internal laws, but without regard to the conflict of law provisions, of the State of New York, but giving effect to federal laws applicable to national banks.

ENCORE CAPITAL GROUP, INC.,
as Borrower

By:
Name:
Title:

[EXHIBIT E - 2]

SCHEDULE OF TERM LOAN A-1 AND PAYMENTS OF PRINCIPAL

TO

TERM NOTE OF ENCORE CAPITAL GROUP, INC.

Date	Principal Amount of Term Loan A-1	Principal Amount Paid	Unpaid Balance

[EXHIBIT E-2]

[SCHEDULE I TO TERM NOTE A-1]

EXHIBIT F-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For

U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of             , 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Encore Capital Group, Inc., and each lender from time to time party thereto and SunTrust Bank, as Administrative Agent.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

[EXHIBIT F-1]

EXHIBIT F-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For

U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of             , 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Encore Capital Group, Inc., and each lender from time to time party thereto and SunTrust Bank, as Administrative Agent.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

[EXHIBIT F-2]

EXHIBIT F-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For

U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of             , 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Encore Capital Group, Inc., and each lender from time to time party thereto and SunTrust Bank, as Administrative Agent.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

[EXHIBIT F-3]

EXHIBIT F-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For

U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of             , 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Encore Capital Group, Inc., and each lender from time to time party thereto and SunTrust Bank, as Administrative Agent.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

[EXHIBIT F-4]

EXHIBIT 2.3

FORM OF NOTICE OF REVOLVING BORROWING

[Date]

SunTrust Bank,

as Administrative Agent

for the Lenders referred to below

303 Peachtree Street, N.E.

Atlanta, Georgia 30308

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of [—] [—], 2012 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Encore Capital Group, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions and lenders from time to time party thereto (the “Lenders”), SunTrust Bank, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as collateral agent for the Secured Parties, as issuing bank and as swingline lender and the other agents and arrangers party thereto. Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Credit Agreement. This notice constitutes a Notice of Revolving Borrowing, and the Borrower hereby requests a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Borrowing requested hereby1:

A.	The aggregate amount of the proposed Borrowing is $ [2].

B.	The Business Day of the proposed Borrowing is , 20 .

C.	The Borrowing is to be comprised of [Eurodollar]/[Base Rate][3] Loans.

D.	[The duration of the Interest Period for the Eurodollar Loans included in the Borrowing shall be [—] month[s].][4]

[1]

Notice must be provided in writing (or by telephone promptly confirmed in writing) prior to 2:00pm Eastern Time (x) 1 Business Day prior to the date of any proposed Base Rate Borrowing or (y) 3 Business Days prior to the date of any proposed Eurodollar Borrowing.

[2]	Not less than $250,000 or a larger multiple of $50,000 (or the remaining amount of the Aggregate Revolving Commitment amount, if less).
[3]	Select one.
[4]	Include Section D when requesting Eurodollar Loans only. May be 1, 2, 3, or 6 months and shall end no later than the Revolving Commitment Termination Date.

[EXHIBIT 2.3]

E.	The proceeds of the proposed Borrowing shall be distributed to the Borrower in accordance with the following wiring instructions:

Bank Name:
ABA:
Acct Name:
Acct #:
Ref:
Attn:

The Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b), (c) and (d) of Section 3.2 of the Credit Agreement are satisfied.

Very truly yours,

ENCORE CAPITAL GROUP, INC., as Borrower

By:
Name:
Title:

[EXHIBIT 2.3]

[SIGNATURE PAGE TO NOTICE OF REVOLVING BORROWING]

EXHIBIT 2.4

FORM OF NOTICE OF SWINGLINE BORROWING

[Date]

SunTrust Bank,

as Administrative Agent

for the Lenders referred to below

303 Peachtree Street, N.E.

Atlanta, Georgia 30308

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of [—] [—], 2012 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Encore Capital Group, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions and lenders from time to time party thereto (the “Lenders”), SunTrust Bank, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as collateral agent for the Secured Parties, as issuing bank and as swingline lender and the other agents and arrangers party thereto. Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Credit Agreement. This notice constitutes a Notice of Swingline Borrowing, and the Borrower hereby requests a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Borrowing requested hereby:1

A.	The aggregate amount of the proposed Borrowing is $ [2].

B.	The Business Day of the proposed Borrowing is , 20 .

C.	The proceeds of the proposed Borrowing shall be distributed in accordance with the following wiring instructions:

Bank Name:
ABA:
Acct Name:

[1]	Notice must be provided in writing (or by telephone promptly confirmed in writing) prior to 10:00am Eastern Time on the date of the proposed Borrowing.
[2]	Not less than $100,000 or a larger multiple of $50,000 (or the remaining amount of the Aggregate Revolving Commitment amount, if less).

[EXHIBIT 2.4]

Acct #:
Ref:
Attn:

The Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b), (c) and (d) of Section 3.2 of the Credit Agreement are satisfied.

Very truly yours,

ENCORE CAPITAL GROUP, INC., as Borrower

By:
Name:
Title:

[EXHIBIT 2.4]

[SIGNATURE PAGE TO NOTICE OF SWINGLINE BORROWING]

EXHIBIT 2.7

FORM OF NOTICE OF CONTINUATION/CONVERSION

[Date]

SunTrust Bank,

as Administrative Agent

for the Lenders referred to below

303 Peachtree Street, N.E.

Atlanta, Georgia 30308

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of [—] [—], 2012 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Encore Capital Group, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions and lenders from time to time party thereto (the “Lenders”), SunTrust Bank, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as collateral agent for the Secured Parties, as issuing bank and as swingline lender. Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Credit Agreement. This notice constitutes a Notice of Continuation/Conversion and the Borrower hereby requests the continuation or conversion of a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Borrowing to be converted or continued as requested hereby:1

A.	The Business Day on which the [conversion]/[continuation] is to be effective is , 2012.

B.	The aggregate amount of the Loans to be [converted]/[continued] is $ .[2]

C.	The Loans are to be [converted into]/[continued as] [Eurodollar]/[Base Rate] Loans.

D.	[The duration of the Interest Period for the Loans included in the

[1]	Notice must be provided in writing (or by telephone promptly confirmed in writing) (x) prior to 10:00am Eastern Time on the date that is 1 Business Day prior to the date of any proposed conversion into a Base Rate Loan and (y) prior to 11:00am Eastern Time on the date that is 3 Business Days prior to the date of any proposed conversion into or continuation of a Eurodollar Loan
[2]	The principal amount of any resulting Borrowing must satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings, as applicable, as set forth in Section 2.3 of the Credit Agreement.

[EXHIBIT 2.7]

[continuation]/[conversion] shall be months.][3]

The Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (c) and (d) of Section 3.2 of the Credit Agreement are satisfied.

Very truly yours,

ENCORE CAPITAL GROUP, as Borrower

By:
Name:
Title:

[3]

Include Section D when requesting conversion into or continuation of Eurodollar Loans. May be 1, 2, 3, or 6 months and shall end no later than the Revolving Commitment Termination Date, the Term Loan A Maturity Date or the Term Loan A-1 Maturity Date, as applicable.

[EXHIBIT 2.7]

[SIGNATURE PAGE TO NOTICE OF CONTINUATION/CONVERSION]

EXHIBIT 3.1(b)(vi)

FORM OF INTERCREDITOR AGREEMENT

See Attached.

[EXHIBIT 3.1(b)(v)]

EXHIBIT 3.1(b)(vii)

Form of [SECRETARY’s]1 CERTIFICATE

OF

[entity name]

[            ] [    ], 20[    ]

This [Secretary’s] Certificate is being executed and delivered pursuant to that certain Amended and Restated Credit Agreement, dated as of [the date hereof]2 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Encore Capital Group, Inc., a Delaware corporation, as the borrower (the “Company”), the lenders from time to time party thereto (the “Lenders”), SunTrust Bank, as administrative agent, as collateral agent for the Secured Parties, as issuing bank and swingline lender. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned, [                    ], the Chief [Executive]/[Financial] Officer of the Company, hereby certifies on behalf of the Company, in such capacity and not individually, as follows:

[                    ] is the duly elected and qualified [Secretary] of the Company and the signature set forth for such officer below is such officer’s true and genuine signature,

and the undersigned, [                    ], the [Secretary] of the Company certifies on behalf of the Company, in such capacity and not individually, as follows:

1. Attached hereto as Exhibit A is a correct and complete copy of the [certificate of incorporation]/[articles of incorporation]/[articles of organization]/[certificate of formation]/[certificate of limited partnership]3 of the Company (the “[Certificate]/[Articles] of [            ]”), as certified by the Secretary of State of the State of [    ]. Such [Certificate]/[Articles] of [            ] [has]/[have] not been amended, repealed, modified or restated since the date of certification by the Secretary of State of the State of [    ], and such [Certificate]/[Articles] of [            ] [is]/[are] in full force and effect on the date hereof.

[1]	Include the appropriate officer title, preferably “Secretary’s” or “Assistant Secretary’s”, but may also read “Officer’s” or “Manager’s”, etc., as applicable.
[2]	Use “the date hereof” for any certificate being delivered on the Closing Date. Reference the actual date of the Credit Agreement for any certificate delivered thereafter.
[3]	Select the proper name for the relevant organizational document.

[EXHIBIT 3.1(b)(v)]

2. Attached hereto as Exhibit B is a correct and complete copy of the [by-laws]/[limited liability company agreement]/[operating agreement]/[limited partnership agreement]4 (including all amendments thereto) of the Company (the “Governing Document”) as in effect at all times since the adoption thereof to and including the date hereof. Such Governing Document has not been amended, repealed, modified or restated since the adoption thereof to and including the date hereof, and such Governing Document is in full force and effect on the date hereof.

3. Attached hereto as Exhibit C is a correct and complete copy of the [unanimous written consent]/[resolutions]5 (the “Authorizing Document”) duly [executed]/[adopted] by the [board of directors]/[board of managers]/[sole manager]/[general partner]6 of the Company authorizing the execution, delivery and performance of each Loan Document to be executed by the Company and the consummation of the transactions contemplated thereby. Such Authorizing Document has not in any way been amended, modified, revoked or rescinded and is in full force and effect on the date hereof.

4. Attached hereto as Exhibit D is a list of Responsible Officers who are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names, and the signatures appearing opposite their respective names are the true and genuine signatures of such Responsible Officers, and each such Responsible Officer is duly authorized to execute, deliver and perform, on behalf of the Company, the Loan Documents to which the Company is a party and any exhibit, certificate or other document to be delivered by the Company pursuant to such Loan Documents.

5. Attached hereto as Exhibit E is a copy of the certificate of good standing of the Company, dated as of [                    ] and certified by the Secretary of State of the State of [    ].

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[4]	Select the proper name for the relevant governing document.
[5]	Select the proper name for the relevant authorizing document.
[6]	Select the name of the appropriate governing body.

EXHIBIT 3.1(b)(v)

IN WITNESS WHEREOF, the undersigned have executed this [Secretary’s] Certificate to be effective as of the date first above written.

ENTITY NAME(S)

By:
Name:
Title:	Chief [Executive]/[Financial] Officer

By:
Name:
Title:	[Secretary]

EXHIBIT 3.1(b)(v)

[SIGNATURE PAGE TO [ENTITY NAME] [SECRETARY’S] CERTIFICATE]

EXHIBIT A

[CERTIFICATE]/[ARTICLES OF [            ]

See attached.

EXHIBIT 3.1(b)(v)

[EXHIBIT A TO [SECRETARY’S] CERTIFICATE]

EXHIBIT B

GOVERNING DOCUMENT

See attached.

EXHIBIT 3.1(b)(v)

[EXHIBIT B TO [SECRETARY’S] CERTIFICATE]

EXHIBIT C

AUTHORIZING DOCUMENT

See attached.

EXHIBIT 3.1(b)(v)

[EXHIBIT C TO [SECRETARY’S] CERTIFICATE]

EXHIBIT D

INCUMBENCY

NAME	OFFICE	SIGNATURE

[ ]	[ ]

[ ]	[ ]

[ ]	[ ]

[ ]	[ ]

EXHIBIT 3.1(b)(v)

[EXHIBIT D - INCUMBENCY – [ENTITY NAME]]

EXHIBIT E

CERTIFICATE OF GOOD STANDING

See attached.

EXHIBIT 3.1(b)(v)

[EXHIBIT E TO [SECRETARY’S] CERTIFICATE]

EXHIBIT 3.1(b)(x)

FORM OF OFFICER’S CERTIFICATE

November [—], 2012

This Officer’s Certificate is being executed and delivered pursuant to Section 3.1(b)(x) of that certain Amended and Restated Credit Agreement, dated as of the date hereof (the “Credit Agreement”), by and among Encore Capital Group, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions and lenders from time to time party thereto (the “Lenders”), SunTrust Bank, in its capacity as administrative agent for the Lenders, as collateral agent for the Secured Parties, as issuing bank and as swingline lender. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned, a Responsible Officer of the Borrower, in such capacity and not individually, hereby certifies on behalf of the Borrower the following:

(a)	after giving effect to the funding of any initial Loan or initial issuance of a Letter of Credit (x) no Default or Event of Default exists, (y) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct and (z) since the date of the financial statements of the Borrower described in Section 4.4 of the Credit Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect;

(b)	no litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries that (y) purports to enjoin or restrain any Lender from making a Credit Extension under the Credit Agreement or (z) could reasonably be expected to have a Material Adverse Effect;

(c)	attached hereto as Exhibit A are true and correct copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any contractual obligation of each Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders are in full force and effect and all applicable waiting periods have expired, and no investigation or inquiry by any Governmental Authority regarding the Credit Agreement or any transaction being financed with the proceeds thereof are ongoing; and

(d)	attached hereto as Exhibit B are true and correct copies of all agreements, indentures or notes governing the terms of any Material Indebtedness and all other material agreements, documents and instruments to which any Loan Party or any of its assets are bound.

[Signature page follows]

[EXHIBIT 3.1(b)(ix)]

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate to be effective as of the date first written above.

ENCORE CAPITAL GROUP, INC.

By:
Name:
Title:

EXHIBIT 3.1(b)(viii)

[SIGNATURE PAGE TO CLOSING DATE OFFICER’S CERTIFICATE]

EXHIBIT A

[See attached.]/[None.]

EXHIBIT 3.1(b)(viii)

[EXHIBIT A TO CLOSING DATE OFFICER’S CERTIFICATE]

EXHIBIT B

[See attached.]/[None.]

EXHIBIT 3.1(b)(viii)

[EXHIBIT B TO CLOSING DATE OFFICER’S CERTIFICATE]

EXHIBIT 5.1(c)

FORM OF COMPLIANCE CERTIFICATE

To:	The Lenders under the
Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit Agreement, dated as of            , 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Encore Capital Group, Inc., a Delaware corporation, as the Borrower (the “Borrower”), the several banks and other financial institutions and lenders party thereto from time to time, SunTrust Bank, as administrative agent for the Lenders, as collateral agent for the Secured Parties, as issuing bank, and as swingline lender. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected                      of the Borrower;1

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period ending on                 , 20     and covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

4. All of the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct as of the date hereof except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct on and as of such earlier date; and

5. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct.

Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

[1]	Per Section 5.1(c) of the Credit Agreement, this certificate is to be completed and executed by the chief financial officer or treasurer.

[EXHIBIT 5.1(c)-1]

[EXHIBIT 5.1(c)-2]

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this      day of            , 20    .

ENCORE CAPITAL GROUP, INC.,
as Borrower

By:
Name:
Title:

[EXHIBIT 5.1(c)-3]

[SIGNATURE PAGE TO COMPLIANCE CERTIFICATE]

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of             ,          (the “Compliance Date”) with Sections 6.1, 6.2, 6.3 and certain other Sections of the Credit Agreement

I.	FINANCIAL COVENANTS

A.	CASH FLOW LEVERAGE RATIO (Section 6.1)

	(1)	Consolidated Funded Indebtedness		$

	(2)	Consolidated EBITDA

		(a)	Consolidated Net Income	+ $

		(b)	Amortized Collections	+ $

		(c)	Consolidated Interest Expense	+ $

		(d)	Expense for taxes paid or accrued	+ $

		(e)	Depreciation	+ $

		(f)	Amortization	+ $

		(g)	Any extraordinary losses	+ $

		(h)	Non-Cash Charges from Compensation Expense	+ $

		(i)	Interest income	- $

		(j)	Extraordinary gains	- $

		(k)	Income of any JV Entity, joint venture, minority investment or similar entity	- $

		(l)	Income of any Subsidiary to the extent that declaration or payment of a dividend is not permitted by such Subsidiary’s charter document or other agreement at that time	- $

		(m)	Consolidated EBITDA (Sum of A(2)(a) through A(2)(l))	= $

	(3)	Cash Flow Leverage Ratio (Ratio of A(1) to A(2)(n))		to 1.00

[EXHIBIT 5.1(c)-4]

[SCHEDULE I TO COMPLIANCE CERTIFICATE]

	(4)	Maximum Cash Flow Leverage Ratio for each fiscal four-quarter period		2.00 to 1.00

	B.	MINIMUM NET WORTH (Section 6.2)

	(1)	Minimum Net Worth

		(a)	Base Level	+ $166,506,500

		(b)	Increase in “Total Stockholders’ Equity”	+ $

		(c)	50% of Consolidated Net Income	+ $

		(d)	Repurchase amounts	- $

		(e)	Total (Sum of B(1)(a) to B(1)(d)):	$

	(2)	Consolidated Net Worth (Minimum: Line B(1)(e))		$

C.	INTEREST COVERAGE RATIO (Section 6.3)

	(1)	Consolidated EBIT

		(a)	Consolidated Net Income	$

		(b)	Consolidated Interest Expense	+ $

		(c)	Expense for taxes paid or accrued	+ $

		(d)	Any extraordinary losses	+ $

		(e)	Interest income	- $

		(f)	Extraordinary gains	- $

		(g)	Income of any JV Entity, joint venture, minority investment or similar entity	- $

		(h)	Income of any Subsidiary to the extent that declaration or payment of a dividend is not permitted by such Subsidiary’s charter document or other agreement at that time	- $

		(i)	Consolidated EBIT (Sum of C(l)(a) through C(1)(h))	= $

	(2)	Consolidated Interest Expense		$

	(3)	Interest Coverage Ratio (Ratio of C(1) to C(2))		to 1.00

[EXHIBIT 5.1(c)-5]

[SCHEDULE I TO COMPLIANCE CERTIFICATE]

	(4)	Minimum Interest Coverage Ratio for each fiscal four-quarter period		2.00 to 1.00

II.	OTHER MISCELLANEOUS PROVISIONS

A.	INDEBTEDNESS (Section 7.1)

(1)

Aggregate outstanding principal amount of Indebtedness (including Capitalized Leases) incurred in connection with purchase money security interests together with any additional unsecured Indebtedness incurred pursuant to Section 7.1(i).

		[Maximum: $20,000,000]	$

B.	SALE OF ASSETS (Section 7.6)

	(1)	State whether any asset sales (other than asset sales permitted pursuant to Sections 7.6) have occurred.
Yes/No

C.	RENTALS (Section 7.14)

	(1)	The aggregate amount of obligations resulting from Rentals during the most recent fiscal year on a consolidated basis for the Borrower and its Subsidiaries.
		[Maximum: $ 15,000,000]	$

D.	CAPITAL EXPENDITURES (Section 7.16)

	(1)	The Capital Expenditures incurred during the previous fiscal year in the aggregate for the Borrower and its Subsidiaries
		[Maximum: $20,000,000]	$

[EXHIBIT 5.1(c)-6]

[SCHEDULE I TO COMPLIANCE CERTIFICATE]